UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Tenet Healthcare Corporation

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2014 PROXY STATEMENT

Notice of Annual Meeting of Shareholders

of Tenet Healthcare Corporation

to be held on Thursday, May 8, 2014,

8:00 a.m. Central time, at:

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

TENET HEALTHCARE CORPORATION

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(469) 893-2200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on Thursday, May 8, 2014

March 28, 2014

To Our Shareholders:

Our Annual Meeting of Shareholders will be held on Thursday, May 8, 2014, at 8:00 a.m. Central time at our corporate headquarters at 1445 Ross Avenue, Suite 1400, Dallas, Texas, for the following purposes:

1.	To elect the nine directors named in the accompanying Proxy Statement for terms of one year each;

2.	To vote on an advisory basis to approve the company’s executive compensation;

3.	To vote upon a proposal to approve the Fifth Amended and Restated Tenet Healthcare 2008 Stock Incentive Plan;

4.	To ratify the selection of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2014; and

5.	To transact any other business that properly comes before the meeting or any adjournment or postponement.

Only shareholders of record of our common stock at the close of business on March 12, 2014 are entitled to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. You may vote your shares via the Internet, by telephone or by completing and returning a proxy card. Specific voting instructions are set forth in the “General Information” section of the accompanying Proxy Statement and on both the Notice of Internet Availability of Proxy Materials and proxy card. You may revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the “General Information” section of the Proxy Statement. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

/s/ Paul A. Castanon
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on May 8, 2014

The accompanying Proxy Statement and proxy card, as well as our Annual Report on

Form 10-K for the year ended December 31, 2013, are available at www.proxyvote.com.

Dear Tenet Shareholders,

Tenet made substantial progress in 2013 in virtually all sectors of our business, despite a challenging environment that affected inpatient volumes across the entire hospital industry. The acquisition of Vanguard Health Systems significantly expanded our scale and geographic reach. We diversified our revenue stream by adding new services and capabilities to address rapid changes in the healthcare landscape. And we took the steps necessary to position Tenet for the growth opportunities we see ahead as the federal Affordable Care Act is fully implemented.

Tenet reported revenues of $11.1 billion and adjusted EBITDA of more than $1.3 billion, including a contribution from Vanguard in the fourth quarter. Our Conifer Health Solutions unit and outpatient businesses generated their best results ever.

Conifer, in particular, has quickly become an industry leader in its three principal businesses – hospital revenue cycle management, value-based care and patient communications. It ended 2013 with an annual revenue run-rate of more than $1 billion. We are excited about Conifer’s future prospects in the fastest-growing areas of healthcare.

Our outpatient business has exceeded our performance goals. In 2010, we targeted annual investments of $100 million to acquire and develop new outpatient facilities that would generate $65 million of incremental EBITDA by 2013. Today, with 189 outpatient centers, we have surpassed this EBITDA target by 10 percent on an investment that is one-third smaller than we initially outlined, and our capabilities in designing, building, buying and operating a wide variety of outpatient centers now rank among the best in the industry.

In our hospital operations, although inpatient volumes remained soft overall, our emergency departments showed strong performance. For the hospitals the company owned at the end of 2012, there were more than 1.9 million total patient visits to the emergency room in 2013, an increase of 2.5 percent. Inpatient admissions declined year-over-year, but the rate of decline slowed in the latter part of the year. Looking beyond volumes, we met our pricing goals and successfully managed our hospital costs below our targets. We also showed meaningful progress on key quality-of-care measurements, and we implemented additional advanced clinical systems that drive better patient outcomes and help hold down costs.

To prepare for implementation of the Affordable Care Act, we have established a strong presence for Tenet facilities at every coverage level in the newly-formed insurance exchanges. We also implemented a comprehensive effort to educate uninsured individuals about new coverage options and provide enrollment assistance through our Path to Health outreach program, which is a joint effort among our hospitals, Conifer and more than 300 community-based non-profit groups in our markets. We plan to continue this effort through the next enrollment period that will launch on October 1, 2014, and we expect additional opportunities to help uninsured patients obtain coverage as more states expand their Medicaid programs as permitted by the Affordable Care Act.

We also made good progress in managing our capital structure during 2013. We took advantage of the low interest rate environment to refinance a significant portion of our debt. In addition, our $500 million share repurchase program was completed in 2013. Since 2011, Tenet has invested $1.2 billion to repurchase 45.9 million shares, or approximately 34 percent of our outstanding shares, at an average price of $25.96 per share.

As I look back over the past several years, I am pleased with the direction of the company. We are successfully transforming Tenet from a regional operator of general hospitals to a national diversified healthcare services company. This solid progress would not have been possible without the dedication, energy and creativity of the more than 100,000 people who work in our hospitals, outpatient centers and support offices, as well as Conifer Health Solutions and our health plan subsidiaries. We are also fortunate to have a talented and independent board, led by our non-executive chairman, Ed Kangas. Finally, we are grateful to our shareholders for their support of our company.

I hope that you share our enthusiasm and optimism about the future of Tenet.

Sincerely,

Trevor Fetter

PROXY STATEMENT SUMMARY

Below are highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013 before you vote.

2014 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:

Thursday, May 8, 2014, at 8:00 a.m. Central Time

Place:

Tenet Corporate Headquarters

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

Record Date:

March 12, 2014

Information:

This Proxy Statement, the proxy card and our Annual Report on Form 10-K are available at www.proxyvote.com

CORPORATE GOVERNANCE

  Our Corporate Governance Policies Reflect Best Practices

•	Annual Election of Directors

•	Majority Voting and a Director Resignation Policy for Directors in Uncontested Elections

•	Independent Chairman of the Board

•	89% of Directors are Independent

•	Independent Chairman Approves Board Meeting Agendas

•	Average Board Attendance of 95% During 2013
•	All Current Directors Attended 2013 Annual Meeting

•	Executive Sessions of Independent Directors held at each Regularly Scheduled Board Meeting

•	Company Policy Prohibits Pledging and Hedging of Tenet Stock

•	Director Stock Ownership and Retention Requirements

VOTING MATTERS AND BOARD RECOMMENDATIONS

Management Proposals	Board’s Recommendation	Page
Election of Nine Director Nominees (Proposal 1)	FOR all Director Nominees	6
Advisory Approval of Company’s Executive Compensation (Proposal 2)	FOR	68
Approve the Fifth Amended and Restated Tenet Healthcare 2008 Stock Incentive Plan (Proposal 3)	FOR	69
Ratify Selection of Deloitte & Touche LLP as Independent Registered Public Accountants for 2014 (Proposal 4)	FOR	77

Tenet 2014 Proxy Statement	1

PROXY STATEMENT SUMMARY (CONTINUED)

EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to promote prudent pay practices that support pay-for-performance principles.

The objectives of our executive compensation program are to provide reasonable, competitive compensation that enables us to attract and retain talented executive officers, reward superior performance, and align the interests of management with those of our shareholders. Our executive compensation program is also designed to mitigate risk while responsibly incentivizing superior performance and providing market-median compensation for the achievement of target performance goals. Substantially all of the compensation granted to our Named Executive Officers is contingent upon our meeting performance goals and/or increasing shareholder value, and our performance-based long-term incentive plans are specifically designed to link the economic interests of our Named Executive Officers with sustainable increases in shareholder value.

All decisions regarding the compensation of our Named Executive Officers are made solely by our independent Compensation Committee. The Compensation Committee approves performance targets for our compensation plans at the beginning of each year. These performance targets are based on our annual business and operating plans, which are prepared by the company and approved by the Board of Directors.

  Our Executive Compensation Program Incorporates Strong Governance Features

•	No Employment Agreements with our Named Executive Officers

•	No Excise Tax Gross-Ups

•	No Single Trigger Change of Control Benefits

•	Annual and Long-Term Incentive Programs with a Balanced Mix of Financial and Operational Performance Goals
•	Performance Goals and Periods Designed to Help Mitigate Compensation-Based Risk

•	Clawback Provisions Apply to Awards under our Annual Incentive Plan

•	Robust Stock Ownership and Retention Requirements for Senior Officers

•	Officers Prohibited from Pledging or Hedging Tenet Stock

At our 2013 annual meeting of shareholders, Tenet again received strong support for its executive compensation program with 97% of votes cast approving our say-on-pay proposal. As in prior years, the Committee discussed the results of the annual advisory vote in connection with its review of 2013 compensation decisions. In light of strong shareholder support on the annual advisory vote, the Committee believes the company’s current pay-for-performance philosophy is in the best interest of the company and its shareholders and did not make any specific changes to our executive officer compensation program in response to the vote.

Please see the “Compensation Discussion and Analysis” beginning on page 29 for a detailed description of our executive compensation program.

2	Tenet 2014 Proxy Statement

GENERAL INFORMATION

The Board of Directors of Tenet Healthcare Corporation is requesting your proxy for use at the Annual Meeting of Shareholders to be held at our corporate headquarters at 1445 Ross Avenue, Suite 1400, Dallas, Texas at 8:00 a.m. Central time on Thursday, May 8, 2014, and any postponements or adjournments of the meeting, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

Notice of Internet Availability of Proxy Materials

Under Securities and Exchange Commission (“SEC”) rules, we have elected to make our proxy materials available to the majority of our shareholders over the Internet rather than mailing paper copies of those materials to each shareholder. On March 28, 2014, we mailed to the majority of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) directing shareholders to a website where they can access this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013 and view instructions on how to vote via the Internet or by telephone. If you received the Notice of Internet Availability only and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice of Internet Availability to request that a paper copy be mailed to you. Shareholders who do not receive the Notice of Internet Availability will receive a paper or electronic copy of our proxy materials. This Proxy Statement and related proxy materials are being mailed or made available to shareholders on or about March 28, 2014.

Who Can Vote

Only shareholders of record of our common stock at the close of business on March 12, 2014, the record date for the Annual Meeting, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 97,572,631 shares of our common stock outstanding. Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares of our common stock are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares and these proxy materials are being sent to you directly by the company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in street name, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the Annual Meeting. If you are a beneficial owner whose shares are held in street name, you are not the shareholder of record and you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy giving you the right to vote your shares at the Annual Meeting from the broker, bank or other nominee that holds your shares in street name. If your shares are held in street name, your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Voting Information

You may vote in one of the following ways:

By Telephone or on the Internet. You may vote by calling the toll-free telephone number noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern time on May 7, 2014. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. You also may choose to vote on the Internet. The

Tenet 2014 Proxy Statement	3

GENERAL INFORMATION (CONTINUED)

website for Internet voting is noted on your proxy card or your Notice of Internet Availability. Internet voting also is available 24 hours a day and will be accessible until 11:59 p.m. Eastern time on May 7, 2014. As with telephone voting, you may confirm that your instructions have been properly recorded.

By Mail. If you received a paper copy of the proxy card by mail and choose to vote by mail, please mark your proxy card, date and sign it, and promptly return it in the postage-paid envelope provided.

In Person at the Annual Meeting. You may vote in person by attending the Annual Meeting. If you are a beneficial owner whose shares are held in street name (which means your shares are registered in the name of your broker, bank or other nominee), you must also obtain a legal proxy from your broker, bank or other nominee to vote in person and submit the proxy along with your ballot at the meeting.

Shares must be voted either in person, by telephone, on the Internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning a Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes.

If your proxy is properly completed, the shares it represents will be voted at the meeting as you instructed. If you submit your proxy, but do not provide instructions, your proxy will be voted in accordance with the Board’s recommendations as set forth in this Proxy Statement.

If your shares of our common stock are held by a broker in street name, under the rules of the New York Stock Exchange (“NYSE”) your broker may vote your shares on certain matters if you do not provide your broker with voting instructions. The ratification of the selection of our independent registered public accountants is considered a routine matter upon which brokerage firms may vote on behalf of their clients if no voting instructions are provided. A “broker non-vote” occurs when a broker holding your shares in street name does not vote on a particular matter because you did not provide the broker voting instructions and the broker lacks discretionary voting authority to vote the shares because the matter is non-routine. The non-routine matters on the agenda for this year’s Annual Meeting include the election of directors, an advisory vote to approve executive compensation and a proposal to amend our 2008 Stock Incentive Plan.

Revoking Your Proxy

You have the right to revoke your proxy at any time before it is voted by (1) filing a written notice with our Corporate Secretary, (2) delivering a new proxy bearing a later date, (3) granting a later proxy through telephone or Internet voting, or (4) attending the Annual Meeting and voting in person.

Vote Required

The presence, in person or by proxy, of a majority of the voting shares on the date of the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. There are different vote requirements for the various proposals:

•	The nine nominees for director will be elected if the votes cast for the nominee exceed the votes cast against the nominee. Abstentions will not count as votes cast either for or against a nominee.

•	The following items of business will be approved if the votes cast for the proposal exceed those cast against the proposal:

•	advisory approval of the company’s executive compensation (Proposal 2); and

•	ratification of the selection of independent registered public accountants (Proposal 4).

4	Tenet 2014 Proxy Statement

GENERAL INFORMATION (CONTINUED)

Abstentions will not be counted either for or against these proposals and therefore will have no effect on the approval of the proposals.

•

The proposal to amend the 2008 Stock Incentive Plan (Proposal 3) will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions have the same effect as a vote against this proposal.

Attending the Annual Meeting

Each shareholder may attend the Annual Meeting, subject to space limitations. At the meeting, each shareholder will be asked to present government issued photo identification, such as a driver’s license or passport. If you are a beneficial owner (i.e., your shares are held in a brokerage account or by another nominee), you will also need to bring a copy of your brokerage statement reflecting your share ownership as of March 12, 2014. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Costs of Solicitation

We will pay for the cost of proxy solicitations on behalf of the Board. We have engaged MacKenzie Partners, Inc. to assist in our proxy solicitations. We will pay MacKenzie an amount not to exceed $25,000 in fees for its proxy solicitation services and reimburse it for its reasonable out-of-pocket expenses. In addition to solicitation by mail by MacKenzie, proxies may be solicited personally or by telephone, fax or e-mail by our directors, officers and other employees. Proxy materials also may be distributed to the beneficial owners of our stock by brokers, custodians and other parties, and we will reimburse such parties for their reasonable out-of-pocket and clerical expenses.

Householding of Shareholder Materials

We may send a single Notice of Internet Availability or set of proxy materials and other shareholder communications to any address shared by two or more shareholders. This process is called “householding.” This reduces duplicate mailings, saves printing and postage costs and conserves natural resources. We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability or other proxy materials to shareholders at a shared address to which a single copy of the documents was delivered. To receive a separate copy, to stop receiving multiple copies sent to shareholders of record sharing an address, or to enroll in householding:

Shareholder of Record. If you are a shareholder of record, please submit your request by telephone at (800) 579-1639, by e-mail at sendmaterial@proxyvote.com or by mail to Tenet Healthcare Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Beneficial Owner. If you are a beneficial owner, please submit your request to your broker, bank or other nominee.

Tenet 2014 Proxy Statement	5

PROPOSAL 1–ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

Tenet’s Board of Directors is elected annually by the shareholders. Our nominees for the election of directors include eight independent directors and our President and Chief Executive Officer. At the recommendation of our Nominating and Corporate Governance Committee (“Governance Committee”), our Board has selected the nominees listed below to serve as directors until the next annual meeting, or until their successors are elected or appointed. Each of the nominees listed below was last elected by the company’s shareholders at the 2013 Annual Meeting of Shareholders. For information regarding factors considered in selecting these nominees, see “Selection Process for Nominees” below.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of each nominee named in this section. If any director nominee is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. In the alternative, the persons named as proxies may vote just for the remaining nominees, leaving a vacancy that may be filled at a later date by the Board, or the Board may reduce its size. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Our bylaws require that, to be elected, a director nominee must receive a majority of the votes cast in uncontested elections (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Each director nominee is currently serving on the Board. If a nominee is not re-elected, Nevada law provides that the incumbent director would continue to serve on the Board until his or her successor is elected or the director resigns. However, under our Corporate Governance Principles, any incumbent director who receives, in an uncontested election of directors, a greater number of votes cast “against” his or her election than votes “for” his or her election must submit his or her resignation to the Board. In that situation, our Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Our Board would then act on the Governance Committee’s recommendation and make prompt public disclosure of its decision and the rationale behind it, if applicable. If the Board accepts a director’s resignation offer, the Governance Committee will recommend to the Board and the Board will then determine whether to fill the vacancy or reduce the size of the Board.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

6	Tenet 2014 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS (CONTINUED)

The Board recommends that you vote “FOR” the election of each of the following nominees.

John Ellis “Jeb” Bush        Age: 61        Director Since: April 2007

Mr. Bush has served as president of Jeb Bush and Associates, a consulting firm, since 2007. He served as the 43rd Governor of the State of Florida from January 1999 until January 2007. Prior to his election as Governor, Mr. Bush worked as a real estate executive and pursued other entrepreneurial ventures in Florida from 1981 to 1998, and served as Secretary of Commerce for the State of Florida from 1987 to 1988. Before 1981, Mr. Bush was employed in various positions at Texas Commerce Bank in Houston, Texas and in Caracas, Venezuela. He formed and serves as chairman of the Foundation for Florida’s Future, a not-for-profit public policy organization, and the Foundation for Excellence in Education, a not-for-profit charitable organization. Mr. Bush holds a bachelor’s degree in Latin American affairs from the University of Texas at Austin. He serves on the board of directors of one other public company, Rayonier Inc., and he formerly served as a director of Swisher Hygiene Inc.

Tenet Committees:

•  Nominating and Corporate Governance

•  Quality, Compliance and Ethics

Trevor Fetter        Age: 54        Director Since: September 2003

Mr. Fetter was named Tenet’s President in November 2002 and was appointed Chief Executive Officer in September 2003. From March 2000 to November 2002, Mr. Fetter was chairman and chief executive officer of Broadlane, Inc. From October 1995 to February 2000, he served in several senior management positions at Tenet, including Chief Financial Officer. Mr. Fetter began his career with Merrill Lynch Capital Markets, where he concentrated on corporate finance and advisory services for the entertainment and healthcare industries. In 1988, he joined Metro-Goldwyn-Mayer, Inc., where he had a broad range of corporate and operating responsibilities, rising to executive vice president and chief financial officer. Mr. Fetter holds a bachelor’s degree in economics from Stanford University and an M.B.A. from Harvard Business School. He is a member of the board of directors of one other public company, The Hartford Financial Services Group, Inc.

Tenet Committees:

•  Executive

Tenet 2014 Proxy Statement	7

PROPOSAL 1—ELECTION OF DIRECTORS (CONTINUED)

Brenda J. Gaines        Age: 64        Director Since: March 2005

Ms. Gaines served as president and chief executive officer of Diners Club North America, a financial services company and a division of Citigroup Inc., from 2002 until her retirement in March 2004. She also served as president of Diners Club, the nation’s oldest credit card company, from 1999 to 2002 and held a number of senior management positions within Citigroup from 1988 to 1999. From 1983 to 1987, she worked in various management positions for the City of Chicago, including Commissioner of Housing and Deputy Chief of Staff to the Mayor. Ms. Gaines received her bachelor’s degree from the University of Illinois at Champaign-Urbana and her master’s degree in public administration from Roosevelt University in Chicago. She currently serves on the board of directors of two other public companies, AGL Resources Inc. and Federal National Mortgage Association (Fannie Mae), and she formerly served as a director of NICOR Inc. and Office Depot, Inc. In 2011 and 2012, Ms. Gaines was named by the National Association of Corporate Directors (NACD) as a Directorship 100 honoree.

Tenet Committees:

•  Compensation

•  Quality, Compliance and Ethics

Karen M. Garrison        Age: 65        Director Since: March 2005

Ms. Garrison served as president of Pitney Bowes Business Services, a business services company and a division of Pitney Bowes Inc., from 1999 until her retirement in 2004. From 1978 to 1999, she held a number of senior management positions at Pitney Bowes and Dictaphone Corporation (then a subsidiary of Pitney Bowes), including vice president of operations and vice president of finance and chief financial officer. Ms. Garrison received her bachelor of science degree in accounting from Rollins College and her M.B.A. from the Florida Institute of Technology. She currently serves on the board of directors of two other public companies, Kaman Corporation and SP Plus Corporation.

Tenet Committees:

•  Nominating and Corporate Governance (Chair)

•  Audit

•  Executive

8	Tenet 2014 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS (CONTINUED)

Edward A. Kangas        Age: 69        Director Since: April 2003

(elected Chairman July 2003)

Mr. Kangas served as global chairman and chief executive officer of Deloitte Touche Tohmatsu, an international public accounting and consulting firm, from 1989 until his retirement in 2000. He also served as the managing partner of Deloitte & Touche (USA) from 1989 to 1994. He was elected managing partner and chief executive officer of Touche Ross in 1985, a position he held through 1989. Mr. Kangas began his career as a staff accountant at Touche Ross in 1967, where he became a partner in 1975. Mr. Kangas holds a bachelor’s degree in business administration and an M.B.A. from the University of Kansas. He currently serves as a director of four other public companies, Hovnanian Enterprises, Inc., Intelsat S.A., Intuit Inc. and United Technologies Corporation, and he formerly served as a director of Allscripts Healthcare Solutions, Inc. and Eclipsys Corporation. In addition, he is a past chairman of the board of the National Multiple Sclerosis Society, and currently serves as a trustee of the Committee for Economic Development. He is also a member of Beta Gamma Sigma Directors’ Table and a life trustee of the board of trustees of the Kansas University Endowment Association. In 2010, Mr. Kangas was named by the National Association of Corporate Directors (NACD) to its Directors Hall of Fame.

Tenet Committees:

• Compensation (Chair)

• Executive (Chair)

• Health IT

• Quality, Compliance and Ethics

J. Robert Kerrey        Age: 70        Director Since: November 2012

(prior service as director from March 2001 to March 2012)

Mr. Kerrey is a former governor and U.S. Senator from Nebraska. He has served as managing director at Allen & Company, an investment banking firm, since January 2014. He also has served as executive chairman of The Minerva Institute for Research and Scholarship, a non-profit institute that aims to offer exceptional educational experiences to students and advance faculty research, since January 2013. Between January 2011 and February 2013 Mr. Kerrey was President Emeritus of The New School University in New York City, and from 2001 to 2010, he served as president of The New School University. From July 2011 to March 2012, he served as the chairman of M & F Worldwide Education Holdings, a provider of business and home office, technology, data management and education products and services. From January 1989 to December 2000, he served as a U.S. Senator from the State of Nebraska. Before his election to the U.S. Senate, Mr. Kerrey was Governor of the State of Nebraska from January 1982 to December 1987. Prior to entering public service, he founded and operated a chain of restaurants and health clubs. A former member of the elite Navy SEAL Team, Mr. Kerrey is a highly decorated Vietnam veteran who was awarded the Congressional Medal of Honor – America’s highest military honor. Mr. Kerrey holds a degree in pharmacy from the University of Nebraska. He currently serves as a director of two other public companies, Chart Acquisition Corp. and U.S. Rare Earths, Inc., and he formerly served as a director of Genworth Financial, Inc., Jones Apparel Group, Inc. and Scientific Games Corporation.

Tenet Committees:

• Audit

• Compensation

Tenet 2014 Proxy Statement	9

PROPOSAL 1—ELECTION OF DIRECTORS (CONTINUED)

Richard R. Pettingill        Age: 65        Director Since: March 2004

Mr. Pettingill served as president and chief executive officer of Allina Hospitals and Clinics, a network of healthcare providers in Minneapolis, Minnesota, from 2002 until his retirement in 2009. While in this role, he also served on the board of directors of the Minnesota Hospital Association and the Minnesota Business Partnership. Prior to joining Allina Hospitals and Clinics, Mr. Pettingill served as executive vice president and chief operating officer of Kaiser Foundation Health Plans and Hospitals from 1996 to 2002. From 1991 to 1995, he served as president and chief executive officer of Camino Healthcare. He serves on the board of directors of two other public companies, Accuray Incorporated and Hanger Inc., and he formerly served as a director of MAKO Surgical Corp. Mr. Pettingill received a bachelor’s degree from San Diego State University and a master’s degree in health care administration from San Jose State University. He was a 2010 Fellow in the Advanced Leadership Initiative program at Harvard University.

Tenet Committees:

•  Quality, Compliance and Ethics (Chair)

•  Compensation

•  Executive

•  Health IT

Ronald A. Rittenmeyer        Age: 66        Director Since: June 2010

Mr. Rittenmeyer has served as the chairman, president and chief executive officer of Expert Global Solutions, Inc., a provider of business process outsourcing services, since March 2011. From 2005 to 2008, Mr. Rittenmeyer held a number of senior management positions with Electronic Data Systems Corporation (EDS), including chairman and chief executive officer from 2007 to 2008, president from 2006 to 2008, chief operating officer from 2005 to 2007 and executive vice president, global service delivery from 2005 to 2006. Prior to that, he was a managing director of the Cypress Group, a private equity firm, serving from 2004 to 2005. He served as chairman, chief executive officer and president of Safety-Kleen Corp. from 2001 to 2004. Among his other leadership roles, Mr. Rittenmeyer served as chief executive officer and president of AmeriServe Food Distribution Inc. from 2000 to 2001, chairman, chief executive officer and president of RailTex, Inc. from 1998 to 2000, president and chief operating officer of Ryder TRS, Inc. from 1997 to 1998, president and chief operating officer of Merisel, Inc. from 1995 to 1996 and chief operating officer of Burlington Northern Railroad Co. from 1994 to 1995. Mr. Rittenmeyer received his bachelor in science degree in commerce and economics from Wilkes University and his M.B.A. from Rockhurst University. He currently serves on the board of directors of one other public company, American International Group, Inc. (AIG), and he formerly served as a director of RH Donnelley Corporation. He also serves as a director of IMS Health, as chairman of the U.S. Army War College Board of Visitors and as a member of the executive board of Southern Methodist University’s Cox School of Business.

Tenet Committees:

•  Health IT (Chair)

•  Audit

•  Compensation

•  Executive

10	Tenet 2014 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS (CONTINUED)

James A. Unruh        Age: 73        Director Since: June 2004

Mr. Unruh has served as principal of Alerion Capital Group LLC, a private equity firm, since 1998. Prior to founding Alerion, Mr. Unruh was the chairman, president and chief executive officer of Unisys Corporation from 1990 until 1997. Before being named chief executive officer, Mr. Unruh held a number of senior management positions at Unisys and its predecessor corporation, Burroughs Corporation. Mr. Unruh received his bachelor’s degree in business administration from Jamestown College and his M.B.A. from the University of Denver. He currently serves on the board of directors of two other public companies, CSG Systems International, Inc. and Prudential Financial, Inc., and he formerly served as a director of CenturyLink, Inc. and Qwest Communications International. In addition, he serves as chairman of the Board of Trustees of Jamestown College.

Tenet Committees:

•   Audit (Chair)

•   Executive

•   Health IT

•   Nominating and Corporate Governance

Selection Process for Nominees

Under our Corporate Governance Principles, the Governance Committee is responsible for nominating, and the Board is responsible for selecting, individuals to fill vacancies on the Board and to stand for election at each annual meeting. The Governance Committee considers candidates at the recommendation of existing Board members, our management, search firms or other consultants, and our shareholders. Shareholders may propose nominees for election in accordance with the terms of our bylaws or recommend candidates to the Board for consideration by writing to the Governance Committee in care of the Corporate Secretary at our offices in Dallas, Texas, or by e-mail to boardofdirectors@tenethealth.com.

In February 2014, the Governance Committee met to consider potential nominees to the Board. As part of this process, the Governance Committee reviewed the composition of the Board as a whole, including the balance of business backgrounds, qualifications, technical skills, and other qualities represented on the Board. The Governance Committee also reviewed and discussed our Board’s current leadership and other needs. Based on this review, the Governance Committee concluded, in light of our current structure and operations, that the following criteria best represented the qualities required for Board service:

•	professionalism, integrity and commitment to our core ethical and other values;

•

current or past service as the chief executive officer of a public or private company, chief executive officer of a business unit of a major corporation, or similar leadership position in a major governmental, professional or non-profit organization;

•

expertise in financial and accounting matters, familiarity with the regulatory and corporate governance requirements applicable to public companies, and/or expertise in other areas enhancing the Board’s performance;

•	experience in the healthcare industry or other relevant industry experience;

•	government, regulatory and public relations experience;

•	ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the individual’s skills with those of other directors and potential directors;

•	diversity of viewpoint, background, experience and other demographics; and/or

•	familiarity with the communities in which we do business.

The Governance Committee also reviewed updated biographical information for each incumbent director, information relating to changes in professional status, independence and other professional commitments, as well

Tenet 2014 Proxy Statement	11

PROPOSAL 1—ELECTION OF DIRECTORS (CONTINUED)

as input derived from the Board’s annual self-evaluation process with respect to each director’s performance on the Board. The Governance Committee reviewed and discussed each incumbent director’s commitments relative to other public company boards, including any related issues relevant to the director’s candidacy.

Based on this review, the Governance Committee concluded that each of the nominees possesses the experience, skills and other characteristics best suited to meet the needs of the Board and the company in light of our current business and operating environment. Specifically, the Committee noted the following:

Executive Leadership Experience

Each of our nominees has served in a senior leadership role within a large, complex organization. In particular, two of our nominees have served as the chief executive officers of major healthcare services organizations – Mr. Fetter (Tenet) and Mr. Pettingill (Allina Hospitals and Clinics). Three of the nominees have served as the chief executive officers of S&P 500 corporations – Mr. Fetter (Tenet), Mr. Rittenmeyer (EDS) and Mr. Unruh (Unisys). Two of our nominees have served as Governors – Mr. Bush (Florida) and Mr. Kerrey (Nebraska). One of our nominees is a former member of the U.S. Senate – Mr. Kerrey (Senator from Nebraska). Two of our nominees have served as the chief executive officers and/or presidents of major business units of S&P 500 corporations – Ms. Gaines (Diners Club North America) and Ms. Garrison (Pitney Bowes Business Services). One of our nominees (Mr. Kangas), who also serves as the Chairman of our Board, served as the chairman and chief executive officer of an international public accounting and consulting firm (Deloitte Touche Tohmatsu).

The Board believes that our nominees’ experience as senior executives in large complex public, private, government and academic organizations enables them to better oversee the management of the company, including its business and financial matters, corporate governance and compliance programs, governmental relations, investor and public communications, labor management relations and regulatory matters.

Mix of Business Sector and Other Experience

The Governance Committee determined that the mix of business and other backgrounds of the nominees is desirable in light of our current business operations and structure.

Healthcare Industry. Two of our nominees have direct experience in the healthcare industry.

•

Mr. Fetter, who serves as our President and Chief Executive Officer, has held senior leadership positions in the healthcare industry for over 15 years (Tenet, Broadlane, and Federation of American Hospitals).

•

Mr. Pettingill, the Chair of the Quality, Compliance and Ethics Committee, has over 40 years of experience in executive leadership roles in the healthcare industry (Allina Hospitals and Clinics, Kaiser Foundation Health Plans and Hospitals, Camino Healthcare). Following his retirement as president and chief executive officer of Allina Hospitals and Clinics, he completed academic work on public health policy issues as a 2010 Senior Fellow in the Advanced Leadership Initiative program at Harvard University.

Accounting and Finance. Seven of our nominees have extensive experience in accounting and financial matters derived through their executive leadership roles in the public and private sector. In particular:

•

Mr. Fetter has served as a chief financial officer in the healthcare and entertainment sectors (Tenet, Metro-Goldwyn-Mayer). He began his career with Merrill Lynch Capital Markets, where he concentrated on corporate finance and advisory services. He holds an advanced degree in business administration.

•

Ms. Gaines was the chief executive officer of Diners Club North America, a major business unit of Citigroup. She has a broad range of experience in the consumer credit industry (Citigroup, Federal National Mortgage Association, CNA Financial), a background that provides the Board with a perspective on patient billing systems and accounts receivable collections. Ms. Gaines holds an advanced degree in public administration.

•

Ms. Garrison, who serves on our Audit Committee, has previously served as the president of a major business unit of Pitney Bowes Inc. (Pitney Bowes Business Services), an S&P 500 corporation, and holds an advanced degree in business administration. She has extensive experience in business reorganizations and restructurings.

12	Tenet 2014 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS (CONTINUED)

•

Mr. Kangas, the Chairman of our Board, served as chairman and chief executive officer of Deloitte Touche Tohmatsu, a major international public accounting and consulting firm. In that role, he acquired significant experience in the public accounting field and in advising large public corporations on a range of financial reporting and compliance matters. Mr. Kangas holds advanced degrees in business administration.

•

Mr. Kerrey, who serves on our Audit Committee, has an extensive background in public finance and public policy derived from his service as a member of the U.S. Senate and as a state Governor. In addition, Mr. Kerrey has served as the president of a major university and has held senior executive positions with a number of corporations and foundations operating in the private education sector.

•

Mr. Rittenmeyer, who serves on our Audit Committee, currently serves as chairman, president and chief executive officer of Expert Global Solutions, Inc. and is a former chairman, president and chief executive officer of EDS. He holds an advanced degree in business administration.

•

Mr. Unruh, the Chair of our Audit Committee, has extensive experience in accounting and financial matters in public and private companies. He is a former chairman, president and chief executive officer of Unisys Corporation and he has served as chief financial officer of three public companies (Burroughs, Fairchild Camera and Instrument Corporation, Memorex Corporation). In addition, he currently serves as a principal of a private equity firm (Alerion Capital Group).

Public Sector. Mr. Kerrey and Mr. Bush have a combined 25 years of experience in the public sector. Mr. Kerrey is a former U.S. Senator and Governor of Nebraska, and Mr. Bush is a former Governor of Florida. Mr. Bush also served as Florida’s Secretary of Commerce. The Governance Committee believes that Mr. Bush’s and Mr. Kerrey’s experience in government is particularly relevant in light of the highly regulated nature of the healthcare sector, especially given the recent and ongoing activity in healthcare reform and related regulatory and legislative initiatives at both the federal and state level.

Technology and Manufacturing Sectors. Three of our nominees have extensive experience in the technology and manufacturing sectors, industry segments that we believe add diversity of perspective and other benefits to our Board. In particular:

•

Ms. Garrison, who served as the president of Pitney Bowes Business Services, has extensive experience in business reorganizations and restructurings, as well as crisis management. In particular, Ms. Garrison led a team of Pitney Bowes executives in managing the dislocation of personnel and business services following the September 11, 2001 terrorist attacks against the United States.

•

Mr. Rittenmeyer served as the chief executive officer of EDS, a major information technology outsourcing corporation. The Governance Committee believes that Mr. Rittenmeyer’s knowledge and experience in the information technology industry is particularly valuable in the healthcare sector, which is undertaking significant capital investments in new information technology systems to meet the requirements of federal health laws.

•

Mr. Unruh served as the chief executive officer of Unisys Corporation, a major computer services corporation, experience the Governance Committee believes is valuable given the company’s ongoing significant capital investments in new health information technology systems.

Personal Qualities and Diversity. The Governance Committee believes that effective boards require teamwork. In addition, the Governance Committee believes that it is critical to identify candidates with demonstrated commitment to professionalism and integrity. Based on the Board’s annual self-evaluation process, the Governance Committee determined that each nominee embodies these personal characteristics. In particular, the Governance Committee noted that each nominee has demonstrated an ability to work effectively with other directors and management, provide candid and direct feedback, and work constructively to bridge diverse viewpoints and reach a consensus. Our Board includes a balanced regional representation of our country, including nominees from each region in which we conduct business. Additionally, the Board considers a mix of backgrounds and skills essential to its diverse composition. Our Board currently includes individuals of differing ages, races and genders.

Special Considerations Regarding Service on Other Boards. Under our Corporate Governance Principles, nominees must seek approval prior to serving on another public company’s board. In addition, the

Tenet 2014 Proxy Statement	13

PROPOSAL 1—ELECTION OF DIRECTORS (CONTINUED)

Governance Committee limits the number of public boards on which a nominee may serve to three in addition to our Board (two in the case of directors currently serving as chief executive officers or in equivalent positions of public companies). The Chair of the Governance Committee may waive the three board limit for a non-CEO director upon a showing that additional board service would not impair the director’s service on our Board. In evaluating a waiver request, factors considered include the board committees the director serves on at Tenet and at other public companies and whether the other company has a non-calendar year fiscal period which would not overlap with Tenet’s. The Governance Committee also reviews the public companies on which nominees serve to identify any special issues that might require further analysis, including service on boards of companies that are in bankruptcy. The Governance Committee does not consider service on such Boards to be an automatic bar to service on our Board. In fact, the Governance Committee believes that such service can provide useful experience and insight. If a nominee serves on the board of a public company in bankruptcy, the Governance Committee considers the specific facts and circumstances relating to the nominee’s service on such board, including his or her role in the risk management process of that board.

14	Tenet 2014 Proxy Statement

CURRENT EXECUTIVE OFFICERS

The following section sets forth information about our current executive officers, each of whom was an executive officer as of December 31, 2013:

Name	Title	Age
Trevor Fetter	President and Chief Executive Officer	54
Daniel J. Cancelmi	Chief Financial Officer	51
Keith B. Pitts	Vice Chairman	56
Britt T. Reynolds	President of Hospital Operations	48
Audrey T. Andrews	Senior Vice President and General Counsel	47

Mr. Fetter’s background is discussed above on page 7.

Mr. Cancelmi was appointed Tenet’s Chief Financial Officer in September 2012. He previously served as Senior Vice President from April 2009, Principal Accounting Officer from April 2007 and Controller from September 2004. Mr. Cancelmi was a Vice President and Assistant Controller at Tenet from September 1999 until his promotion to Controller. He joined the company as Chief Financial Officer of Hahnemann University Hospital. Prior to that, he held various positions at PricewaterhouseCoopers, including in the firm’s National Accounting and SEC office in New York City. Mr. Cancelmi is a certified public accountant who holds a bachelor’s degree in accounting from Duquesne University in Pittsburgh. He is also a member of the American Institute of Certified Public Accountants and the Florida and Pennsylvania Institutes of Certified Public Accountants.

Mr. Pitts was appointed Vice Chairman following Tenet’s acquisition of Vanguard Health Systems, Inc. (“Vanguard”) in October 2013. He was Vanguard’s vice chairman from May 2001 until the acquisition and an executive vice president from August 1999 until May 2001. Mr. Pitts also served as a director of Vanguard from August 1999 until September 2004. Before joining Vanguard, Mr. Pitts was the chairman and chief executive officer of Mariner Post-Acute Network and its predecessor, Paragon Health Network, a nursing home management company, from November 1997 until June 1999. He served as the executive vice president and chief financial officer for OrNda HealthCorp, prior to its acquisition by Tenet, from August 1992 to January 1997, and, before that, as a consultant to many healthcare organizations, including as a partner in Ernst & Young’s healthcare consulting practice. Mr. Pitts is a certified public accountant who holds a bachelor’s degree in business administration from the University of Florida. He is a member of the American Institute of Certified Public Accountants, the Healthcare Financial Management Association and the Florida Institute of Certified Public Accountants. Mr. Pitts is also a member of the board of directors of Premier, Inc., a publicly-held corporation that provides, among other things, supply chain services and performance services to healthcare providers. Tenet owns a minority interest (less than five percent) of the non-publicly traded Class B Common Stock of Premier, Inc. Mr. Pitts served as chair of the Federation of American Hospitals from 2007 to 2008 and is currently the Chair-Elect.

Mr. Reynolds was appointed President of Hospital Operations in January 2012. From December 2008 through December 2011, he served as senior vice president and division president of Health Management Associates, Inc. (HMA), overseeing HMA’s largest division, with 20 hospitals and related facilities in seven states. Prior to joining HMA, Mr. Reynolds served as a multi-facility divisional vice president of Community Health Systems, Inc. from December 2002 to December 2008, primarily in the northeast, midwest and southeast. Mr. Reynolds holds an M.B.A. from Baker University in Baldwin City, Kansas, and a bachelor’s degree in psychology from the University of Louisville. He is a Fellow of the American College of Healthcare Executives (FACHE).

Ms. Andrews was appointed Senior Vice President and General Counsel in January 2013. From July 2008 until that appointment, she served as Senior Vice President and Compliance Officer and, prior to that, served as Vice President and Chief Compliance Officer from November 2006. She joined Tenet in 1998 as Hospital Operations Counsel. Ms. Andrews holds a J.D. and a bachelor’s degree in government, both from the University of Texas at Austin. She is a member of the board of directors of the Federation of American Hospitals and is chair of that organization’s Legal and Operational Policy Committee. She is also a member of the American and Texas Bar Associations and the American Health Lawyers Association.

Tenet 2014 Proxy Statement	15

CORPORATE GOVERNANCE

Board Leadership Structure

Our Board of Directors is currently comprised of nine members, which include eight independent members and our President and Chief Executive Officer. Mr. Kangas, an independent, non-employee director, serves as the Chairman of our Board.

Roles of Board and Management

Tenet’s business is conducted by its employees, managers and officers, under the direction of its Chief Executive Officer. The Board is elected by the shareholders to oversee management.

Role of Independent Chairman of the Board

In general, the Chairman of the Board coordinates the activities of the Board. Among other things, he:

•	presides at all meetings of the Board;

•	approves, in consultation with the Chief Executive Officer and the committee chairs, agendas for all Board and committee meetings;

•	chairs executive sessions with independent directors, which sessions occur in conjunction with each regularly scheduled meeting of the Board;

•	oversees the flow of information to the Board to ensure that it receives the appropriate quality and quantity of information on a timely basis;

•	acts as the principal liaison between the independent directors and the Chief Executive Officer on sensitive issues;

•	serves as the Board’s liaison to the Chief Executive Officer between meetings; and

•	facilitates communications among non-employee directors and between non-employee directors and management.

The Chairman of the Board also evaluates, along with the Compensation Committee and other non-management directors, the performance of the Chief Executive Officer, and communicates the results of the evaluation to the Chief Executive Officer. In addition, he has the authority to call regular and special meetings of the Board and shareholders.

Separation of Roles of Chairman of the Board and Chief Executive Officer

At present, the positions of Chairman of the Board and Chief Executive Officer are held by different persons. Mr. Kangas, who became a director in April 2003, was elected Chairman of the Board in July 2003. Mr. Fetter, who was elected our President in November 2002, became a member of the Board in September 2003 and, in the same month, was named our Chief Executive Officer. The Board regularly reviews its leadership structure, including the separation of the roles of Chairman and Chief Executive Officer. The Board has determined that its current leadership structure is appropriate given its present characteristics and circumstances. In making this determination, the Board took into account Mr. Kangas’ long-term, successful tenure as Chairman, his excellent working relationships with the Chief Executive Officer and the other members of the Board, his stature and reputation among the Board members, and his special expertise in accounting and governance matters.

If at some future date the Board elected to combine the roles of Chairman and Chief Executive Officer, our Corporate Governance Principles would require the Board to appoint an independent, non-employee director to serve as Lead Director. The Lead Director would perform a role similar to that currently performed by our current, non-employee Chairman, including presiding at all meetings of the Board at which the Chairman is not present, chairing executive sessions of the Board, serving as the liaison between the independent directors and the Chairman, approving the information sent to the Board and meeting agendas and schedules, having the authority to call meetings of the independent directors and representing the

16	Tenet 2014 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

Board in meetings with investors, legislators, regulators and other government officials. The Lead Director, in conjunction with the Nominating and Corporate Governance Committee, also would take a role in the Board performance evaluation process.

Director Independence

Under our Corporate Governance Principles, at least two-thirds of the Board must consist of “independent” directors. The Board will not consider a director to be independent unless the Board affirmatively determines that the director has no material relationship with Tenet, and the director otherwise qualifies as independent under the corporate governance standards of the NYSE. The Board reviews each director’s independence at least annually and has made the affirmative determination that each of directors Bush, Gaines, Garrison, Kangas, Kerrey, Pettingill, Rittenmeyer and Unruh has no material relationship with the company and is independent. In addition, the Board previously reviewed the independence of former director Floyd D. Loop, M.D., who did not stand for re-election to the Board at our 2013 Annual Meeting, and found that Dr. Loop was also independent. All members of our Board during the past ten years have been independent directors with the exception of one employee director, Trevor Fetter, our President and Chief Executive Officer.

In making its independence determinations, the Board broadly considers all relevant facts and circumstances and, in particular, looks closely at the organizations with which each director has an affiliation. If a director or member of the director’s immediate family has a material relationship with the company, the Board reviews the interest to determine if it would preclude an independence determination.

The Audit, Compensation, and Nominating and Corporate Governance Committees are composed exclusively of independent directors as required by the NYSE. Also, all directors serving on the Audit Committee meet the more stringent independence standards for audit committee members required by the SEC. In addition, the Compensation Committee is composed exclusively of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. All directors serving on the Compensation Committee meet the more stringent independence standards for compensation committee members required by the NYSE.

Board and Committee Organization

We are governed by our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Significant business decisions are generally considered by the Board as a whole. The Board met 15 times during 2013. The Board regularly meets in executive sessions. Mr. Fetter is considered an employee director. All other directors are considered non-employee directors. Each incumbent director who served during 2013 participated in at least 75% of the aggregate of meetings of the Board and the committees on which he or she served, during the period he or she served as a director and committee member. All Board members are encouraged to attend our annual meeting of shareholders. All of our directors attended last year’s annual meeting.

Tenet 2014 Proxy Statement	17

CORPORATE GOVERNANCE (CONTINUED)

The Board has delegated certain of its responsibilities to the following standing committees: Audit Committee; Compensation Committee; HIT Committee; Nominating and Corporate Governance Committee; Quality, Compliance and Ethics Committee; and Executive Committee. The following table identifies the members of each of our committees.

Director	Audit	Compensation	Health IT	Nominating and Corporate Governance	Quality, Compliance and Ethics	Executive
John Ellis Bush				X	X
Trevor Fetter						X
Brenda J. Gaines		X			X
Karen M. Garrison	X			Chair		X
Edward A. Kangas		Chair	X		X	Chair
J. Robert Kerrey	X	X
Richard R. Pettingill		X	X		Chair	X
Ronald A. Rittenmeyer	X	X	Chair			X
James A. Unruh	Chair		X	X		X
2013 Meetings	9	10	4	5	5	0

Each of the Board’s committees, except the Executive Committee and the Health IT Committee, operates under a written charter that is reviewed and approved annually by the respective committee. The Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Quality, Compliance and Ethics Committee charters are available for viewing in the “Corporate Governance” section under the “About” tab on our website at www.tenethealth.com. The Board and each committee may from time to time retain independent advisors and consultants to assist the directors in carrying out their responsibilities.

Audit Committee

The Audit Committee consists of directors Unruh (Chair), Garrison, Kerrey and Rittenmeyer. The Board has determined that each of directors Garrison, Rittenmeyer and Unruh is an audit committee financial expert as defined by the SEC and that all four Committee members meet the financial literacy standards of the NYSE applicable to audit committee members. Each member of the Committee has been deemed by the Board of Directors to be an independent director under the NYSE corporate governance listing standards and meets the more stringent independence requirements for audit committee members established by the SEC.

The duties and responsibilities of the Audit Committee include Board oversight of: (1) our accounting, reporting and financial practices, including the integrity of our financial statements; (2) our compliance with legal and regulatory requirements with respect to applicable accounting and auditing matters; (3) our independent registered public accountants’ qualifications, independence and performance; and (4) our internal audit function.

The Audit Committee has implemented policies and procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls and auditing matters. For information regarding our policies encouraging the reporting of any illegal or unethical behavior, see “Policies on Ethics and Conduct” and “Communications with the Board of Directors by Shareholders and Other Interested Parties” below.

The Audit Committee, which has the sole authority to select and retain our independent registered public accountants, has selected Deloitte & Touche LLP to serve as our independent registered public accountants for the year ending December 31, 2014. In making the decision to retain Deloitte & Touche LLP, the Audit Committee took into account our experience with the firm during 2013, as well as the firm’s reputation in the auditing field and its professional qualifications, and also reviewed auditor independence issues and existing

18	Tenet 2014 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

commercial relationships with Deloitte & Touche LLP. The Audit Committee concluded that Deloitte & Touche LLP has no commercial relationship with us that would impair its independence. The Board is requesting shareholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2014 in Proposal 4 of this Proxy Statement.

The Committee regularly meets in executive session with only independent directors. The Audit Committee Report can be found beginning on page 26.

Compensation Committee

The Compensation Committee consists of directors Kangas (Chair), Gaines, Kerrey, Pettingill and Rittenmeyer. Each member of the Committee has been deemed by the Board of Directors to be an independent director under the NYSE corporate governance listing standards, as independence is defined for directors and compensation committee members. In addition, each Committee member is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

The Committee’s primary duties and responsibilities include establishing general compensation policies for the company that: (1) support our overall business strategies and objectives; (2) enhance our efforts to attract and retain skilled employees; (3) link compensation with business objectives and organizational performance; and (4) provide competitive compensation opportunities for our key executives. The Committee oversees the administration of the company’s executive compensation programs, and is responsible for establishing and interpreting the company’s compensation policies and approving all compensation paid to executive officers, including the Named Executive Officers listed in the Summary Compensation Table of this Proxy Statement, which can be found on page 49. Specifically, the Compensation Committee makes all compensation decisions regarding our non-employee directors, the Named Executive Officers and other members of our senior management team, which includes certain senior vice presidents. As part of our annual performance review process, our Chief Executive Officer reviews the performance of each of such other executives and discusses their performance with the Compensation Committee, which makes its own assessment of these officers’ performance based upon the Board’s expectations of senior management. The Committee’s decisions regarding the compensation of our executives are made in consultation with the Chief Executive Officer and outside the presence of other executives. The Compensation Committee, without the participation of management, also reviews the performance of the Chief Executive Officer.

The Committee retains an independent outside consultant, Frederic W. Cook and Co., to assist it in formulating its compensation policies, applying those policies to the compensation of executives and advising the Committee as to the form and reasonableness of compensation paid to executives.

Additional information on the role of the Compensation Committee in setting executive compensation and the assistance provided to the Committee by its outside consultant can be found in “Compensation Discussion and Analysis” beginning on page 29.

The Compensation Committee also acts on behalf of the Board in administering, or overseeing the administration of, all of our employee benefit plans except our health and welfare plans. The Committee determines which directors, officers, employees, advisors and consultants are eligible to participate in any of our active executive compensation plans, the extent of such participation, and the terms and conditions under which benefits may be vested, received or exercised. With respect to our qualified retirement plans, the Committee is responsible for overseeing the investment of the plans’ assets, reviewing actuarial and investment information concerning the plans, and monitoring the operation of the plans. The Committee also has the authority to amend our employee benefit plans.

The Committee regularly meets in executive session with only non-employee directors. The Compensation Committee Report can be found on page 28.

Tenet 2014 Proxy Statement	19

CORPORATE GOVERNANCE (CONTINUED)

Compensation Committee Interlocks and Insider Participation

During 2013, directors Kangas (Chair), Gaines, Kerrey, Pettingill and Rittenmeyer served on the Compensation Committee. No member of the Compensation Committee was at any time during 2013 or at any other time an officer or employee of the company, and no member had any relationship with the company requiring disclosure as a related-party transaction under “Certain Relationships and Related Transactions” on page 23 of this Proxy Statement. None of our executive officers has served on a board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or Compensation Committee during 2013.

Health IT Committee

The Health IT Committee consists of directors Rittenmeyer (Chair), Kangas, Pettingill and Unruh. The purpose of the Committee is to assist the Board in its oversight of the company’s adoption and implementation of clinical and other information systems (1) necessary to provide advanced clinical health information technology in our hospitals and meet the standards of the American Recovery and Reinvestment Act of 2009 and related rules and regulations and (2) that will enhance the quality of care we provide our patients, lower our costs and improve profitability.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of directors Garrison (Chair), Bush and Unruh. Each member of the Committee has been deemed by the Board of Directors to be an independent director under the NYSE corporate governance listing standards.

The Committee is responsible for identifying and evaluating corporate governance issues and making recommendations to the Board concerning our Corporate Governance Principles and other corporate governance matters. In addition, the Committee reviews proposed related-party transactions and determines whether such transactions are appropriate for the Board to consider. The Committee is also responsible for identifying and evaluating individuals qualified to become Board members and recommending to the Board candidates to stand for election or re-election as directors.

The Committee evaluates candidates through background and reference checks, interviews and an analysis of each candidate’s qualifications and attributes in light of the current composition of the Board and our leadership needs at the time. From time to time, the Committee may engage the services of an outside consultant to assist the Committee by conducting searches to identify candidates, evaluating candidates’ qualifications, handling background and reference checks, and making initial contacts with potential candidates. The Nominating and Corporate Governance Committee considers candidates at the recommendation of existing Board members, our management, search firms or other consultants, and shareholders. Additional information on the process for selecting the nominees for election at the 2014 Annual Meeting, including the specific selection criteria considered, can be found in “Selection Process for Nominees” beginning on page 11.

The Committee regularly meets in executive session with only non-employee directors.

Quality, Compliance and Ethics Committee

The Quality, Compliance and Ethics Committee consists of directors Pettingill (Chair), Bush, Gaines and Kangas. Each member of the Committee has been deemed by the Board of Directors to be an independent director under the NYSE corporate governance listing standards.

The purpose of the Committee is to assist the Board in its oversight of our policies and procedures on ethics, quality assurance and legal compliance. The Committee’s responsibilities with respect to overseeing our information, procedures and reporting systems, as well as our Compliance Program, are discussed below under “Role of Board and its Committees in Risk Oversight.” In addition to these responsibilities, the Committee: (1) reviews and approves our Standards of Conduct, which apply to all of our employees, as well as our directors; (2) receives periodic reports from our Ethics and Compliance Department as to our efforts to educate our employees about, and promote their adherence to, our Standards of Conduct; and (3) receives periodic reports from our Quality Management Department as to our efforts to advance quality healthcare.

20	Tenet 2014 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

The Committee also oversees our performance under the Quality, Compliance and Ethics charter, which is applicable to all of our employees. Our Chief Compliance Officer reports directly to the Committee.

The Committee regularly meets in executive session with only non-employee directors.

Executive Committee

The Executive Committee consists of directors Kangas (Chair), Fetter, Garrison, Pettingill, Rittenmeyer and Unruh. The Executive Committee may exercise all of the powers of the Board in the management of our business and affairs when the Board is not in session, but may not (1) fill vacancies on the Board, (2) change the membership of, or fill vacancies in, any committee of the Board, (3) adopt, amend or repeal our bylaws, or (4) declare dividends.

Role of Board and its Committees in Risk Oversight

The Board oversees our risk profile and management’s risk management processes, both as a whole Board and through its committees. Our Audit Committee is primarily responsible for overseeing risk management processes relating to our accounting practices, corporate finance and general business operations, including the management of counterparty credit and performance risk. The Audit Committee receives quarterly reports from management on business and operational risks, internal audit reports relating to the integrity of our internal financial reporting controls and procedures, and reports from our Ethics Action Line relating to allegations of financial fraud or other infractions, as described below. Our Audit Committee meets regularly with our Chief Executive Officer, Chief Financial Officer, Controller, General Counsel and Chief Compliance Officer, as well as our external and internal auditors, to discuss potential risks and other contingencies relating to our business. In addition, our Audit Committee meets on a quarterly basis to review these topics with selected chief executive officers and financial officers of our major operating units and regions. Our Audit Committee also reviews material risk issues in connection with its review of our quarterly and annual filings with the SEC. The Audit Committee reports and discusses the outcome of its meetings to the full Board, including any material risks identified by the Committee that require discussion or action by the full Board.

Our Quality, Compliance and Ethics Committee is primarily responsible for overseeing regulatory and compliance risk and also reports regularly to the full Board. In particular, the Committee oversees our information, procedures and reporting systems to provide reasonable assurance that: (1) our operations comply with applicable laws and regulations, particularly those related to healthcare providers; (2) we, including our directors and employees, act in accordance with appropriate ethical standards; and (3) our subsidiaries’ hospitals deliver quality medical care to their patients. The Quality, Compliance and Ethics Committee is also responsible for overseeing our Compliance Program, which is intended to foster compliance with federal and state laws and regulations applicable to healthcare providers, and receives periodic reports from our Chief Compliance Officer (who reports directly to the Committee), our Ethics and Compliance Department, and our internal and external legal, regulatory and other officers and advisers. The Committee meets regularly in joint session with our Audit Committee to discuss material regulatory and compliance risks and reports such risks to the full Board when appropriate for further discussion or action.

Special Role of Compensation Committee in Risk Oversight

Our Compensation Committee is responsible for assessing our compensation policies and practices relative to all our employees, including non-executive officers, to determine if the risks arising from these policies and practices are reasonably likely to have a material adverse effect on our company. In performing its duties, the Committee meets at least annually with our management and the Committee’s independent compensation consultant to review and discuss potential risks relating to our employee compensation plans and programs. The Compensation Committee reports to the Board on a regular basis any risks associated with our compensation plans and programs, including recommended actions to mitigate such risks.

The Committee has determined that there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on our company. This finding is based upon the Committee’s ongoing review of our compensation programs and practices, the mechanisms in our compensation plans and programs intended to reduce the risk of conduct reasonably likely to have a

Tenet 2014 Proxy Statement	21

CORPORATE GOVERNANCE (CONTINUED)

material adverse effect on our company, and an overall risk assessment of such programs. Among other things, the Committee has reviewed our pay philosophy, balance of cash and equity compensation, balance of long-term and short-term performance periods of our plans and programs, and the use of our “balanced” approach to annual incentive compensation (which rewards employees based on a broad range of financial and operational metrics and company initiatives as opposed to a single target). The Committee has also considered our equity grant administration policy, stock ownership guidelines, clawback incentive pay policies, as well as our internal financial reporting and regulatory compliance procedures.

Corporate Governance Principles

The Board has adopted a set of Corporate Governance Principles that provide the framework for our governance. These Corporate Governance Principles address such matters as director independence, director qualifications and responsibilities, director compensation, director and officer stock ownership and retention guidelines, and Board performance evaluations. Our Corporate Governance Principles may be found in the “Corporate Governance” section under the “About” tab on our website at www.tenethealth.com.

Policies on Ethics and Conduct

Standards of Conduct

We maintain a values-based ethics program that is designed to monitor and raise awareness of ethical issues among employees and to stress the importance of understanding and complying with our Standards of Conduct. All of our employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, are required to abide by our Standards of Conduct to ensure that our business is conducted in a consistently legal and ethical manner. The members of our Board of Directors and many of our contractors are also required to abide by our Standards of Conduct.

The Standards of Conduct reflect our basic values and form the foundation of a comprehensive process that includes compliance with all corporate policies, procedures and practices. Our Standards of Conduct cover such areas as quality patient care, compliance with all applicable laws and regulations, appropriate use of our assets, protection of patient information and avoidance of conflicts of interest. As part of the program, we provide annual ethics and compliance training sessions to every employee, as well as our Board of Directors and certain physicians and contractors. All employees are required to report incidents that they believe in good faith may be in violation of the Standards of Conduct, and are encouraged to contact our 24-hour toll-free Ethics Action Line when they have questions about the Standards of Conduct or any ethics concerns. Incidents of alleged financial improprieties reported to the Ethics Action Line or the Ethics and Compliance Department are communicated to the Audit Committee of our Board of Directors. All reports to the Ethics Action Line are kept confidential to the extent allowed by law, and employees have the option to remain anonymous. In cases reported to the Ethics Action Line that involve a possible violation of the law or regulatory policies and procedures, the matter is referred to the Ethics and Compliance Department for investigation. Retaliation against employees in connection with reporting ethical concerns is considered a serious violation of our Standards of Conduct, and, if it occurs, it will result in discipline, up to and including termination of employment.

The full text of our Standards of Conduct is published in the “Ethics and Compliance” section under the “About” tab on our website at www.tenethealth.com. In addition, amendments to the Standards of Conduct and any grant of a waiver from a provision of the Standards of Conduct requiring disclosure under applicable SEC rules will be disclosed at the same location as the Standards of Conduct on our website at www.tenethealth.com.

Quality, Compliance and Ethics Program Charter

We also operate a voluntary ethics and compliance program through a Quality, Compliance and Ethics Program Charter, which has been approved by our Quality, Compliance and Ethics Committee. The charter requires all company employees and many of our contractors to:

•	Follow our Standards of Conduct;

22	Tenet 2014 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

•	Participate in annual ethics training and specialized compliance training tailored to the individual’s job duties;

•	Work with our hospital, regional, corporate and Conifer compliance teams to resolve issues of concern; and

•	Contact the Tenet Ethics Action Line at 1-800-8ETHICS if issues are not resolved.

Our Quality, Compliance and Ethics Charter may be found in the “Ethics and Compliance” section under the “About” tab on our website at www.tenethealth.com.

Certain Relationships and Related Transactions

Our written Standards of Conduct require all employees, including our executive officers, and members of our Board of Directors to report conflicts of interest and also those situations in which there may be the appearance of a conflict of interest. The full text of our Standards of Conduct is published on our website at www.tenethealth.com, and a description of our policies on ethics and conduct can be found above. In the event that a related-party transaction involving Tenet or its subsidiaries is identified, our policy is to require that any such transaction be reviewed and approved by the Board’s Nominating and Corporate Governance Committee, which is comprised entirely of independent directors. Under SEC rules, a related party is a director, executive officer, nominee for director, or 5% shareholder of Tenet since the beginning of the previous fiscal year, and their immediate family members.

Director Stock Ownership and Retention Requirements

The Board has adopted stock ownership and retention requirements that require each non-employee director with more than one year of service on the Board to own shares of our stock. In addition, each non-employee director is required to own shares of our stock with a value equal to five times the annual director retainer within five years after the date on which the director joins the Board. As of March 12, 2014, all of our non-employee directors were in compliance with the requirements.

Directors who have not satisfied their ownership requirements must retain 100% of any “net shares” received upon the exercise of stock options and the vesting of restricted stock or restricted stock units until such time as the requirements are met. For this purpose, “net shares” means the number of shares received upon exercise of stock options or upon vesting of restricted stock or restricted stock units less the number of shares sold or deducted to pay the exercise price (in the case of options), withholding taxes and any brokerage commissions. (A detailed discussion of these requirements can be found beginning on page 46.)

Communications with the Board of Directors by Shareholders and Other Interested Parties

Shareholders may communicate with the Board of Directors by e-mail to boardofdirectors@tenethealth.com or by writing to the Board in care of the Corporate Secretary at our office in Dallas, Texas. Shareholder communications will be reviewed internally to determine if the shareholder’s concern can best be addressed by referral to a Tenet department such as Investor Relations or Corporate Communications. All other communications will be referred to the Corporate Secretary, who will determine if the communication should be brought to the attention of the full Board, the Chairman of the Board or a particular Board committee or Board member.

Other interested parties may make their concerns known to our non-employee directors by following the procedures for reporting concerns to the Audit Committee set forth in our Corporate Governance Principles, which are available on our website at www.tenethealth.com.

Tenet 2014 Proxy Statement	23

DIRECTOR COMPENSATION

Our non-employee directors, which include all our directors except Mr. Fetter, each receive a $95,000 annual retainer fee. The non-employee directors also receive $2,000 per committee meeting attended and for Board meetings receive:

•	no fee for the first seven meetings each year; and

•	for additional meetings, $3,000 per in-person meeting and $1,500 per telephonic meeting attended.

Each non-employee director serving as the chair of a committee receives an annual fee of $15,000, except that the chairs of the Audit Committee and the Compensation Committee receive an annual chair fee of $25,000 and $20,000, respectively, given the demands and responsibilities placed on those committees. Our independent Chairman of the Board receives an annual fee of $200,000 in addition to other Board and committee compensation, which is comprised of $150,000 in cash and restricted stock units valued at $50,000. All annual fees are prorated for partial-year service. All directors are reimbursed for travel expenses and other out-of-pocket costs incurred while attending meetings.

Our non-employee director compensation also includes an annual award of restricted stock units equal in value to $170,000, which award is prorated for partial service in the initial year of service. The 2013 awards are shown in the Stock Awards column in the table below.

The following table sets forth information concerning our compensation of the non-employee members of our Board of Directors for 2013.

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(3)		Total ($)
John Ellis Bush	128,500	(4)	170,000	-0-		-0-		298,500
Brenda Gaines	141,500		170,000	-0-		-0-		311,500
Karen Garrison	151,750		170,000	-0-		-0-		321,750
Edward Kangas	331,750		220,000	-0-		-0-		551,750
J. Robert Kerrey	146,000		170,000	-0-		-0-		316,000
Floyd Loop(5)	56,839		-0-	-0-	(6)	63,333	(7)	120,172
Richard Pettingill	162,250	(4)	170,000	-0-		-0-		332,250
Ronald Rittenmeyer	168,250		170,000	-0-		-0-		338,250
James Unruh	166,250		170,000	-0-		-0-		336,250
(1)

Amounts shown in this column reflect the grant date fair value, computed in accordance with FASB ASC Topic 718, of awards granted under our stock incentive plans, as described under “Compensation Plans Applicable to Directors – Stock Incentive Plans” below. We calculate the grant date fair value of restricted stock units based on the NYSE closing price per share of our common stock on such date.

(2)

As described in detail below, the 2013 stock awards shown in this column reflect annual grants to each director valued at $170,000 on the date of grant. All such awards are consistent with our policies for annual director grants. On May 6, 2013, based on the NYSE closing price of $47.00 per share of our common stock, each non-employee director was granted 3,618 restricted stock units under the program. On the same date, Mr. Kangas was granted additional restricted stock units valued at $50,000 (1,064 units) for a portion of his annual Chairman fee.

(3)	A -0- in this column means that no such compensation was paid. There were no perquisites required to be reported in 2013.

(4)	Includes amounts deferred by the director at his election under our 2006 Deferred Compensation Plan, described below.

(5)	Dr. Loop retired in May 2013 at the conclusion of the 2013 Annual Meeting.

(6)

Represents the change in the actuarial present value of Dr. Loop’s accumulated benefits during 2013 under the Directors Retirement Plan, described below. This plan has been discontinued and no current director is a participant.

(7)	Reflects payments to Dr. Loop under the Directors Retirement Plan following his retirement.

24	Tenet 2014 Proxy Statement

DIRECTOR COMPENSATION (CONTINUED)

Compensation Plans Applicable to Directors

Stock Incentive Plans

Each non-employee director receives an annual grant under our 2008 Stock Incentive Plan of restricted stock units equal to $170,000 divided by the NYSE closing price per share of our common stock on the date of the grant (generally the first business day following the annual shareholders meeting). In addition, on that date our independent Chairman receives a grant of restricted stock units equal to $50,000 divided by the NYSE closing price per share of our common stock as a portion of the annual Chairman fee. These annual grants vested immediately on the grant date and will be settled in shares of our common stock within 60 days of the earlier of the third anniversary of the date of grant or termination of service on the Board, unless a non-employee director elects, under the Special RSU Deferral Plan described below, to defer settlement of the units.

On the last Thursday of any month in which a new non-employee director is elected to the Board, the director receives an automatic grant of that number of restricted stock units equal to $65,000 divided by the NYSE closing price per share of our common stock on the date of the grant. These one-time grants vest immediately on the grant date and are settled in shares of our common stock within 60 days of the director’s termination of service on the Board. In addition, newly appointed directors receive a prorated annual restricted stock unit grant subject to the terms described above.

In the event of a change of control of the company as defined in Section 409A of the Internal Revenue Code (“Section 409A”), the restricted stock units would be settled within 60 days of the change of control. In the event of a change of control of the company that does not comply with Section 409A, the restricted stock units would be converted to cash and paid within 60 days of the earlier of the third anniversary of the date of grant or termination of service on the Board, in the case of the annual grants (including the grant related to the annual Chairman fee), and within 60 days of the termination of service on the Board, in the case of the new director grants.

Special RSU Deferral Plan

We adopted the Special RSU Deferral Plan to permit directors to elect to defer the settlement of their annual restricted stock unit grants under the 2008 Stock Incentive Plan for a period of five years as provided under the terms of the award agreement. In the event of a change of control of the company, the restricted stock units will be settled on the subsequent deferral date irrespective of whether the underlying award agreement would provide for earlier settlement by reason of such change in control. As of March 12, 2014, the following director had elected to defer settlement of certain restricted stock unit grants pursuant to the terms of the Special RSU Deferral Plan: Pettingill.

Discontinued Directors Retirement Plan and Directors Life Insurance Program

Dr. Loop, who retired in May 2013 following 14 years of service on our Board, continues to participate in two legacy programs that have been discontinued – our Directors Retirement Plan (the “DRP”) and our Directors Life Insurance Program. No current director participates in these programs. Dr. Loop’s interest in the DRP was fully vested at the time of his retirement and his annual retirement benefit is $95,000, which is paid monthly over a ten year period. Under the Directors Life Insurance Program, in 2002 we entered into a split-dollar life insurance agreement with a policy owner designated by Dr. Loop. The amount of insurance purchased is sufficient to provide a death benefit to Dr. Loop’s beneficiaries of $500,000 and to allow us to recover the premiums we have paid under the policy.

Deferred Compensation Plan

Under our 2006 Deferred Compensation Plan (the “2006 DCP”), directors and eligible employees may defer all or a portion of their compensation paid during a given calendar year. For directors, compensation is defined as cash compensation from retainers, meeting fees and committee fees. The following directors participated in the 2006 DCP in 2013: Bush and Pettingill. A more complete description of the 2006 DCP can be found under “Deferred Compensation Plans” beginning on page 58.

Tenet 2014 Proxy Statement	25

AUDIT COMMITTEE REPORT

The Audit Committee is made up of the four members named below. The Board requires that each member of the Committee be an independent director as defined by the NYSE rules and the rules of the SEC. Each member of the Committee is independent under those criteria. In addition, the Board has determined that each of directors Garrison, Rittenmeyer and Unruh is an Audit Committee financial expert, as defined by SEC rules, and that all four Committee members are financially literate as required by NYSE rules. Director Unruh serves as Chair of the Committee.

The Committee, on behalf of the Board, oversees the company’s financial reporting process. In fulfilling its oversight responsibilities in 2013, the Committee reviewed and discussed with management and the company’s independent registered public accountants for the year ended December 31, 2013, Deloitte & Touche LLP (“Deloitte”), each Quarterly Report on Form 10-Q filed during 2013 (the “Forms 10-Q”), as well as the audited consolidated financial statements and the footnotes thereto in the company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Form 10-K”), before the Forms 10-Q and Form 10-K were filed with the SEC. The Committee discussed with management the quality, not just the acceptability, of the company’s accounting principles, the reasonableness of significant estimates and judgments, and the degree and quality of disclosures in the financial statements prior to the time the respective Forms 10-Q and Form 10-K were filed with the SEC. The Committee also reviewed with management and Deloitte each press release concerning earnings prior to it being released.

The company’s independent registered public accountants are responsible for expressing an opinion on the company’s audited consolidated financial statements and the fair presentation, in all material respects, of the company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed with Deloitte its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed by the Committee with the company’s independent registered public accountants under the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees, as amended (as adopted by the PCAOB in Rule 3200T). Deloitte has expressed an opinion in its Report of Independent Registered Public Accounting Firm that the company’s 2013 audited consolidated financial statements conform to accounting principles generally accepted in the United States of America.

During 2013, the Committee was provided updates on, monitored and discussed with management the status of the company’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. In addition, the Committee reviewed management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, where management excluded from its assessment the internal control over financial reporting at Vanguard, which was acquired on October 1, 2013. The Committee approved the inclusion of management’s report on such assessment in the Form 10-K. Deloitte has audited and also expressed an unqualified opinion on the effectiveness of the company’s internal control over financial reporting as of December 31, 2013.

The Committee also discussed with Deloitte its independence from management and the company, and received the written disclosures and the letter from Deloitte required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence). In concluding that Deloitte is independent, the Committee considered, among other factors, whether the non-audit services provided by Deloitte (as described below) were compatible with the firm’s independence. The Committee also retained Deloitte and made it clear to Deloitte that they report directly to the Committee and not to management.

The Committee discussed with the company’s internal auditors and Deloitte the overall scopes and plans for their respective audits. The Committee met separately at various meetings in executive session with each of the internal auditors and Deloitte to discuss, among other matters, the results of their audits, their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the company’s 2013 audited consolidated financial statements be included in the Form 10-K and filed with the SEC.

26	Tenet 2014 Proxy Statement

AUDIT COMMITTEE REPORT (CONTINUED)

Deloitte has been engaged by the Committee to serve as our independent registered public accountants for the year ending December 31, 2014. Before making its determination on appointment, the Audit Committee reviewed the performance of Deloitte in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. For further information concerning this engagement, see “Proposal 4 – Ratification of the Selection of Independent Registered Public Accountants.”

Members of the Audit Committee

James Unruh, Chair

Karen M. Garrison

J. Robert Kerrey

Ronald A. Rittenmeyer

Independent Registered Public Accounting Firm Fees

	Year Ended December 31, 2013	Year Ended December 31, 2012
Audit fees(1)	$4,524,609	$2,999,300
Audit-related fees(2)	3,365,191	2,344,366
Tax fees(3)	24,412	-0-
All other fees(4)	439,199	229,044

(1)

Audit fees include professional fees billed to us in connection with the audit of our annual consolidated financial statements and the review of our quarterly financial statements. These amounts also include fees related to the audit of internal control over financial reporting performed pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The increase in fees from 2012 to 2013 is primarily related to our acquisition of Vanguard and the resulting increased scale of our business.

(2)

Audit-related fees include fees billed for assurance and related services reasonably related to audits and reviews. These consisted principally of fees for audits of certain of our subsidiaries and partnerships, financial statements of employee benefit plans, due diligence associated with acquisitions, and fees related to comfort letters, consents and reviews of filings with the SEC.

(3)	Tax fees in 2013 consisted of professional fees for tax compliance services. We were not billed any tax fees by our independent registered public accountants in 2012.

(4)

All other fees consist of fees for various advisory services. In 2012 and 2013, all other fees consisted of a project to assist the company with the identification and eligibility of various tax credits and incentives associated with a capital project at one of our hospitals.

The Audit Committee Charter requires that the Audit Committee pre-approve or adopt procedures to pre-approve all audit and non-audit services provided to us by our independent registered public accountants, in accordance with any applicable law, rules or regulations. The Audit Committee pre-approved all fees presented in the table above.

Tenet 2014 Proxy Statement	27

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis below. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the company’s Annual Report on Form 10-K for the year ended December 31, 2013 and included in this Proxy Statement.

Members of the Compensation Committee

Edward A. Kangas, Chair

Brenda J. Gaines

J. Robert Kerrey

Richard R. Pettingill

Ronald A. Rittenmeyer

28	Tenet 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we analyze the compensation we paid in 2013 to our Named Executive Officers:

Named Executive Officer	Title
Trevor Fetter	President and Chief Executive Officer
Dan Cancelmi	Chief Financial Officer
Keith Pitts[1]	Vice Chairman
Britt Reynolds	President of Hospital Operations
Audrey Andrews	Senior Vice President and General Counsel
1.	Mr. Pitts became an executive officer of the company in October 2013.

We provide additional information regarding the compensation paid to each of these officers in the tables that follow this section of this Proxy Statement, beginning on page 49.

Executive Summary

•	Notable Achievements in 2013.

•	We acquired Vanguard for approximately $4.3 billion, an acquisition we believe will be transformational for our business.

•

Vanguard, which operated 28 acute care hospitals and had fiscal 2013 revenues of $6.0 billion, significantly increases our scale, expands the services we offer and strongly positions us to drive improvements in quality and value for the millions of people to whom we provide care.

•	We built or acquired 66 new free-standing outpatient facilities, reaching a total of 183 such facilities – almost triple the 63 operated five years ago.

•	Our stock price increased 30% during 2013, from $32.47 to $42.12, and has increased a total of 105% since the beginning of 2012 and 816% since the beginning of 2009.

•	We reported our strongest annual results since 2004:

•	Our compound annual growth in adjusted EBITDA[1] over that nine-year period was 15%. Our adjusted EBITDA grew by $139 million (11.6%) from 2012.

•	We successfully completed several important initiatives to create shareholder value, including:

•

The completion of a $500 million share repurchase program we initiated in 2012. Under this program and a prior repurchase program initiated in 2011, we invested $1.2 billion to repurchase 34% of our outstanding shares (46 million shares) at a weighted average price of $25.96 per share.

•

In February and May, we issued a total of $1.9 billion of new debt at historically low interest rates in connection with a refinancing of higher cost debt. We expect to save approximately $69 million per year in interest costs as a result of these financings.

•	We expanded our revenue cycle management, healthcare information management, management services and patient communication services businesses under our Conifer Health Solutions subsidiary:

•	Conifer’s adjusted EBITDA grew by $27 million (25.7%) from 2012, with revenue approaching $1 billion.

[1]	A non-GAAP measure which is reconciled to the most comparable GAAP term in Appendix B.

Tenet 2014 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•

Conifer expanded its clinical integration, population health management and financial risk management services to help healthcare stakeholders such as employers and payers improve the cost and quality of healthcare delivery, as well as improve patient outcomes, to better support healthcare reform and the evolution to value-based care.

•	Conifer currently provides services to more than 700 hospital and other clients nationwide and processes approximately $25 billion in annual patient revenue.

•

We successfully positioned ourselves to participate in the new health exchanges created under the Affordable Care Act, with 100% of our hospitals participating in at least one plan at each level and 97% in at least one of the two lowest-cost silver plans.

•	We Are Committed to Prudent Pay Practices.

•

Aggressive Performance Targets to Incentivize Superior Management Performance. The Compensation Committee establishes at the beginning of each year financial and operating performance goals used to determine the amount of compensation earned by our Named Executive Officers. These performance goals are primarily financial in nature and are based on the adjusted EBITDA, free cash flow and other metrics incorporated in the company’s annual business plan. In addition, a portion of the performance goals relate to our achievement of operational objectives, such as enhancing quality metrics related to the care we provide to our patients.

•	Market Median Compensation if Target Performance Goals Achieved.

•

Our executive compensation programs are designed to compensate our Named Executive Officers, as a group, at (i) the median compensation levels (50th percentile) of our peer group (as disclosed on page 34 below) for target-level performance and (ii) the 75th percentile for outstanding performance.

•

If the company fails to achieve target performance levels, the compensation of our Named Executive Officers, and other participants in our executive compensation plans, is significantly reduced. An example of this practice is 2013, a year in which, despite the substantial accomplishments outlined above, the company’s adjusted EBITDA and certain other metrics fell short of our goals and, as a result, payments to our Named Executive Officers under the annual incentive plan were well below target and the median compensation levels of our peer group.

•	No Employment Agreements. None of our Named Executive Officers has an employment agreement.

•	No Excise Tax Gross-Ups. Our Compensation Committee has eliminated all agreements with our executives – both current and future – providing for gross-ups of golden parachute excise taxes.

•

Limitation on Service Credit for SERP. The Committee has adopted a policy precluding new participants in the company’s Supplemental Executive Retirement Plan from receiving service credits for periods not worked at the company, including credit for severance periods. In limited circumstances where the company acquires another business, the Committee in its discretion may approve a new participant’s receipt of limited service credits for prior employment at the acquired business, subject to the participant’s completion of a minimum of five years of employment with the company.

•

Limited Perquisites. We do not provide our Named Executive Officers with significant perquisites or personal benefits other than, in limited circumstances, personal use of corporate aircraft consistent with company policy. Our Named Executive Officers are solely responsible for any taxes owed or incurred as a result of personal use of the company’s aircraft.

30	Tenet 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•

No Single Trigger Change of Control Benefits. Our change of control arrangements, which include payment of cash severance benefits and accelerated vesting of equity awards, are generally “double trigger” in that they are payable only if a Named Executive Officer’s employment is terminated following a change of control (unless, in the case of equity, such awards are not assumed by a successor or exchanged for substitute equity). Specifically:

•	We do not pay severance benefits or accelerate equity assumed or substituted by a successor following a change of control in the absence of a covered termination of employment; and

•

Although the rights to certain benefits vest under our Supplemental Executive Retirement Plan upon a change of control as discussed below, these benefits are not payable to our executives absent a termination of employment.

•	We Follow Pay-For-Performance Compensation Principles and Practices.

•

At-Risk Compensation. Substantially all Named Executive Officer compensation is “at risk,” (i.e., contingent upon our meeting performance goals and/or increasing shareholder value). Specifically, 95% of the Chief Executive Officer’s compensation and, on average, 84% of other Named Executive Officer compensation is tied to company performance, including stock price.

•

Performance-Based Annual Incentive Plan. We pay our executives a bonus under our annual incentive plan only if we achieve specified financial, operating and other quality and service performance targets.

•

The Compensation Committee approves performance targets for our compensation plans at the beginning of each year. These performance targets are based on our annual business and operating plans, which are prepared by the company and approved by the Board of Directors.

•

For 2013, notwithstanding our many notable accomplishments, we failed to achieve all of the financial and operational performance targets established under our annual incentive plan. As a result, consistent with our pay for performance philosophy, the Named Executive Officers realized actual bonuses of 65.6% of their target award levels, the lowest level under the plan since 2003. For detailed information on these financial and operating performance targets, see “Performance-Based Annual Incentive Plan,” beginning on page 37.

•

Performance-Based Long-Term Incentive Plans. A substantial portion of the regular long-term incentive grants awarded to Named Executive Officers is subject to performance-based vesting requirements, with the remaining awards subject to time-based vesting conditions.

•

Approximately 50% of the long-term incentive awards granted to, or received by, Named Executive Officers in 2013 are subject, in the aggregate, to specified financial targets established by the Compensation Committee.

•

In 2013, we achieved the adjusted EBITDA performance targets established by the Committee for restricted stock units granted in 2013. However, notwithstanding our many notable accomplishments, we failed to achieve the free cash flow and return on invested capital (ROIC) performance targets established by the Committee with respect to the 2011 and 2012 performance cash awards granted to our Named Executive Officers. As a result, in the 2013 measurement year for these awards our Named Executive Officers earned 0% and 25% of the target award amounts attributable to 2013. The performance cash awards, which were granted in 2011 and 2012, represented 25% of the total target long-term incentive award values to the Named Executive Officers in those years.

Tenet 2014 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•	Our Compensation Committee Is Committed to Sound Corporate Governance Practices.

•

All Compensation Decisions Are Made by Our Independent Compensation Committee. All decisions regarding the compensation of our Named Executive Officers are made solely by our independent Compensation Committee. No member of the Compensation Committee, or any member of the Compensation Committee’s immediate family, is employed by the company or has received any form of compensation from the company other than, in the case of the Compensation Committee members, director fees. No interlocking relationship exists between the members of our Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

•

Compensation Committee’s Consultant is Independent. To assist in the performance of its duties, the Committee engages its own consultant, Frederic W. Cook & Co., whose principals report directly to the Committee. The Compensation Committee has determined that its consultant is independent and that no conflict of interest exists with respect to the consultant’s engagement by the Compensation Committee.

•	In 2013, the compensation consultant provided no additional services to the company or management.

•

No member of the Compensation Committee, or any member of the Compensation Committee’s immediate family, is employed by the compensation consultant or has received any form of compensation from the consultant.

•

Our Compensation Programs Complement our Enterprise Risk Management Philosophy. Our Compensation Committee believes that using a mix of financial and operational performance goals and setting different goals for the annual and long-term incentive programs mitigates against the risk that compensation plan participants focus on short-term financial rewards at the expense of our long-term growth or otherwise engage in inappropriate speculative or risk taking behaviors. We believe our “balanced” approach to measuring performance is critical to our long-term success given the importance of ethical and compliance-oriented behavior in our highly regulated industry.

•

Active Monitoring of Compensation-Related Risk. Our Compensation Committee, with the assistance of its independent compensation consultant and the company’s internal audit department, conducts an annual review of the company’s compensation policies and practices as they relate to risk management practices and risk taking incentives. In connection with these reviews, the Committee has implemented, among other things, the following actions:

•

Compensation Programs Designed to Mitigate Risk. Approximately 81% of the compensation awarded to our Named Executive Officers in 2013 was in the form of long-term compensation paid out over three-year periods.

•	Clawback Policy. Awards under our annual incentive plan are subject to a “clawback” provision described under “Performance-Based Annual Incentive Plan” beginning on page 37.

•

Prohibition on Hedging or Pledging Our Stock. Our insider trading policy prohibits officers and employees from entering into short sales or derivative transactions to hedge their economic exposure to our stock. In addition, these officers and employees are prohibited from pledging our stock, including through holding our stock in margin accounts.

•

Stock Ownership Requirements and Retention Policy. Our Named Executive Officers and other senior officers are required to own a significant amount of stock in the company to ensure their interests are aligned with shareholders. Officers who do not meet the requirements are required to hold shares acquired through the compensation program until they meet the applicable required ownership levels.

32	Tenet 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•

A Substantial Percentage of Shareholders Supported Our Say-on-Pay Advisory Resolution. At our 2013 annual meeting of shareholders, approximately 97% of the votes cast were voted in favor of our say-on-pay proposal. Our Compensation Committee reviews and considers the results of each annual say-on-pay advisory vote, as well as investor and analyst input on the company’s executive compensation policies to the extent to which it is received.

•	Special Retention Award to Chief Executive Officer.

•

In June 2013, the Compensation Committee granted our Chief Executive Officer a one-time special recognition and retention award of 212,180 restricted stock units, 50% of which are performance-based. The performance-based restricted stock units vest in two equal installments, in June 2016 and June 2019, subject to the company’s attainment of goals based on adjusted EBITDA. The time-based restricted stock units also vest in two equal installments: June 2016 and June 2019. To incentivize Mr. Fetter to remain with the company in his current role, all of the restricted stock units (including vested restricted stock units) are subject to forfeiture if Mr. Fetter’s employment is terminated for cause or, subject to certain limited exceptions relating to death, disability or a change in control, he voluntarily resigns before June 13, 2019.

•

Excluding the grant date value of the six-year special award from his 2013 compensation as reported in the Summary Compensation Table below, Mr. Fetter’s total direct compensation in 2013 would equal $12.7 million. On an annualized basis over the six-year grant term, assuming all performance and time-based conditions are met at target award levels, the award will result in a $1.7 million increase (13% in 2013) in Mr. Fetter’s annual compensation.

•

In determining Mr. Fetter’s 2014 compensation, the Compensation Committee took into account the six-year special award and reduced Mr. Fetter’s annual long-term incentive award value by $2 million (-20%) and did not increase Mr. Fetter’s base salary or target annual incentive award. Thus, excluding the 2013 six-year special award, the Committee’s target compensation level for Mr. Fetter in 2014 is approximately $2 million lower than in 2013.

•	The Committee’s rationale for the award, along with the award’s structure and features, is discussed below under “Long-Term Incentive Compensation – Special Awards in 2013.”

Our Compensation Philosophy and Objectives

We seek to provide reasonable, competitive compensation that enables us to recruit and retain talented executive officers. The objectives of our executive compensation program are to:

•	attract and retain the highest caliber management team;

•	reward superior performance; and

•	align the interests of management with those of our shareholders.

Role of the Compensation Committee

The Compensation Committee of our Board of Directors, which is comprised entirely of independent directors, makes all compensation decisions regarding our Named Executive Officers. The Compensation Committee considers input from (i) the other independent members of our Board of Directors, (ii) the company’s shareholders and (iii) its independent consultant. In the case of Named Executive Officers other than the Chief Executive Officer, the Committee considers input and recommendations from the Chief Executive Officer. The Committee’s decisions regarding compensation of our Named Executive Officers are made outside the presence of these officers. The Committee is also responsible for approving our executive compensation program and general compensation policies, all new or materially amended broad-based compensation plans, and the performance measures used in our executive compensation programs.

Tenet 2014 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Independent Compensation Consultant

The Compensation Committee has retained an independent consultant, Frederic W. Cook & Co. (the “Consultant”), to provide data on market compensation practices and advise the Committee on executive compensation decisions generally as well as the design and structure of our executive compensation plans and policies. In 2013, the Consultant participated in or provided input with respect to all meetings of the Committee.

Subject to the approval of the Committee, the Consultant meets with members of management to:

•	review management’s proposed compensation recommendations to the Committee;

•	discuss compensation trends and best practices;

•	review company compensation data, including management’s calculations of the value of equity grants, hypothetical change of control payments and total wealth analysis for individual officers; and

•	review and provide input on meeting agendas and presentation materials that management proposes to submit for the consideration of the Committee.

Any material information provided to management by the Consultant is disclosed to the Committee.

To safeguard the independence of the Consultant:

•	the Committee retains the Consultant and has the sole authority to terminate its engagement;

•	the Committee determines the terms and conditions of the Consultant’s engagement, including the fees charged;

•	the Consultant reports directly to the Committee and has direct access to the Committee Chair during and between meetings; and

•	the Consultant provides no services to the company or management except as related to executing the Compensation Committee Charter and with the knowledge and approval of the Committee Chair.

The Committee has assessed the independence of the Consultant pursuant to SEC rules and concluded that no conflict of interest exists in connection with the Consultant’s service as an independent consultant to the Compensation Committee.

Performance Review Process

Each year, the Compensation Committee reviews the performance of the Chief Executive Officer with the other independent members of the Board in executive session. This review is based on the performance evaluations of the Chief Executive Officer by each of the independent Board members as well as other data provided to the Committee, including the Chief Executive Officer’s self-evaluation and the feedback provided by selected members of management. The Committee also receives an assessment by the Chief Executive Officer of the performance of each Named Executive Officer. To maintain the integrity of the review process, the contents of individual reviews and related discussions are kept confidential. If and to the extent that performance factors addressed in any individual review affect an individual Named Executive Officer’s compensation, those factors are discussed below.

Benchmarking Against Peer Companies

In setting compensation for our Named Executive Officers, the Compensation Committee reviews comparative compensation data derived from the companies that comprise our peer group (as defined below) as well as market survey data provided to us by the Consultant.

In evaluating the compensation of our Chief Executive Officer, Chief Financial Officer, and President of Hospital Operations, the Committee assigned the following weightings to each data source: peer group (75%) and survey data (25%). In the case of our Vice Chairman and our General Counsel, the following weightings were used: peer group (50%) and survey data (50%). The Committee believes it is appropriate to evaluate the compensation of the Named Executive Officers against a blend of peer group and market

34	Tenet 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

survey data given the small number of publicly held healthcare service companies comparable in size to our company and the fact that hospital companies comprise only a small portion of the publicly held healthcare service companies. We describe each of the data sources in more detail below.

Peer Group. The following companies comprised the peer group that we reviewed in making compensation determinations for 2013.

CIGNA Corporation	Laboratory Corporation of America Holdings
Community Health Systems, Inc.	Lifepoint Hospitals, Inc.
Coventry Health Care, Inc.	Omnicare, Inc.
Davita Inc.	Quest Diagnostics Incorporated
HCA Holdings, Inc.	Universal Health Services, Inc.
Health Management Associates, Inc.	Vanguard Health Systems, Inc.
Kindred Healthcare, Inc.

The Compensation Committee developed the peer group, taking into account the advice of the Consultant, based on a set of characteristics that include annual revenues ranging from approximately $3 billion to $30 billion with at least 10,000 employees (to recognize managerial scope and complexity) and operations that are classified under the Global Industry Classification System (GICS) code for healthcare facilities (which is our code), or under the GICS codes for healthcare services or managed care. The actual annual revenue for the companies in the peer group ranged from $3.2 billion to $34.8 billion, with the median being $7.5 billion for the most recent four quarters reported as of September 30, 2012, while the company reported net operating revenue of $8.9 billion over that period. The number of employees for the companies in the peer group ranged from 14,400 to 199,000, with the median being 41,000 based on available data as of September 30, 2012, while the company had approximately 57,700 employees on that date.

Each of the companies comprising the 2013 peer group was also included in the company’s 2012 peer group. As noted above, the “peer group” includes both hospital companies and non-hospital companies, reflecting the small number of publicly held hospital companies in the U.S. market and the relevance of other healthcare-related companies in terms of labor market competition. The hospital companies include Community Health Systems, HCA, Health Management Associates, Lifepoint Hospitals, Universal Health Services and Vanguard. The non-hospital companies in the peer group include:

•	insurance companies (CIGNA and Coventry Health Care);

•	a kidney treatment center operator (Davita);

•	a long-term care facility operator (Kindred Healthcare);

•	clinical laboratory companies (LabCorp and Quest Diagnostics); and

•	a pharmaceutical services company (Omnicare).

Tenet 2014 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Market Survey Data. The Committee reviews additional compensation data from the following survey sources:

Survey	Covered Organizations	Targeted Annual Revenue of Companies Comprising Data Used by Consultant
2012 Towers Perrin U.S. CDB General Industry Executive Compensation Database	72 companies, all industries	$6 billion to $10 billion
2012 Mercer Executive Benchmark Database	35 companies, all industries	$5 billion to $10 billion
2012 Hewitt Total Compensation Measurement (TCM) Executive	50 companies, all industries	$5 billion to $10 billion
2012 Towers Watson General Industry Top Management	37 companies, all industries	greater than $5 billion
2012 Frederic W. Cook & Co. Survey of Long-Term Incentives	67 companies, all industries	$9 billion

The Consultant compiles data from these survey sources relating to the compensation levels received for each position held by a Named Executive Officer against the compensation levels received by executives holding similar positions at other companies. The Consultant uses the revenue criteria shown above in selecting the data it compiles from these sources and presents the data to the Committee in aggregated form. In benchmarking compensation levels against the survey data, the Committee considers only the aggregated survey data provided by the Consultant. The identity of the companies comprising the survey data is not disclosed to, or considered by, the Committee in its decision-making process. The Committee members do not consider the identity of the companies comprising the survey data to be material for this purpose.

Results from the 2013 Say on Pay Vote

The company’s shareholders have the opportunity to cast an annual advisory vote to approve executive compensation (a “say-on-pay proposal”). At the company’s 2013 annual meeting of shareholders, approximately 97% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Committee discussed the results of the annual advisory vote in connection with its review of 2013 compensation decisions.

In light of strong shareholder support on the annual advisory vote, the Committee believes the company’s current pay-for-performance philosophy is in the best interest of the company and its shareholders and did not make any specific changes to our executive officer compensation program in response to the vote.

Description and Analysis of Our 2013 Compensation Decisions

This section describes the components of our executive compensation packages, the way in which the Compensation Committee makes decisions about each component, the philosophy behind each component and the way these decisions and philosophies were applied to each Named Executive Officer. The following table lists where we discuss each component in this section.

Compensation Element	Percent of Total Compensation for All Named Executive Officers	Where Discussed
Base Salary	8.8%	Page 37
Annual Incentive Plan	9.9%	Page 37
Long-Term Equity Program	81.3%	Page 41

36	Tenet 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

I.	Base Salary

Base salary provides our Named Executive Officers with a fixed monthly income. The following table summarizes the base salaries approved by the Committee in 2013:

Named Executive Officer	2011 Salary	2012 Salary	2013 Salary	Annualized Increase from 2011	Increase from 2012
Trevor Fetter	$1,081,000	$1,113,430	$1,250,000	8%	12%
Dan Cancelmi	Not in current role	$475,000	$489,250	N/A	3%
Keith Pitts	Not in current role	Not in current role	$700,000	N/A	N/A
Britt Reynolds	Not in current role	$650,000	$669,500	N/A	3%
Audrey Andrews	Not in current role	Not in current role	$425,000	N/A	N/A

The Compensation Committee approves the base salary of each Named Executive Officer based on its review of peer group and market survey data provided by the Consultant, blended as described above. In addition, the Committee considers individual performance, the experience and tenure of the officer and other factors, as discussed in the table below:

Analysis of Compensation Committee’s 2013 Base Salary Decisions
Named Executive Officer	Basis for Action

Trevor Fetter

•  The Committee approved an increase in Mr. Fetter’s base salary to more closely align his salary with the median of our peer group. In addition, the Committee took into account the company’s strong financial performance (including with respect to adjusted EBITDA), and Mr. Fetter’s achievement of various important strategic initiatives, such as the expansion of our outpatient services and Conifer divisions.

•  The Committee also considered that Mr. Fetter’s base salary level remained unchanged for seven years, from 2005 until 2012.

Dan Cancelmi Britt Reynolds

•  The Committee approved a 3% increase in Mr. Cancelmi’s and Mr. Reynolds’ base salaries. The increase was consistent with the annual merit increase provided to all other company employees and took into account the company’s strong financial and operating performance and, in the case of Mr. Cancelmi, the execution of several successful capital markets transactions.

Keith Pitts

•  The Committee determined Mr. Pitts’ base salary in October 2013 when the company extended Mr. Pitts’ employment offer to become the company’s Vice Chairman, taking into account his prior salary, his significant prior experience in the healthcare sector, and market data for officers performing similar functions at our peer companies.

Audrey Andrews

•  The Committee determined Ms. Andrew’s base salary upon her promotion to General Counsel, taking into account her prior experience as the company’s Chief Compliance Officer, her performance, and market data for officers performing similar functions at our peer companies.

The Committee made its 2014 base salary determinations in February 2014 and did not increase Mr. Fetter’s salary for 2014.

II.	Performance-Based Annual Incentive Plan

The Compensation Committee annually determines the payment of cash bonuses for Named Executive Officers under our Annual Incentive Plan (“AIP”), which is a broad-based management compensation

Tenet 2014 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

program in which approximately 2,200 of our employees participate. Payment of a bonus is based on the company’s achievement of performance goals established by the Committee. If the threshold performance goals are not met, no bonus is paid. AIP awards are subject to a ‘‘clawback’’ provision under which the Board of Directors may require reimbursement to the company of a cash bonus in the event of a material restatement of our financial results caused by the recipient’s fraud or other misconduct. In the following section, we describe how the Compensation Committee determined the AIP bonuses for our Named Executive Officers.

A.	2013 Target Annual Incentive Award Levels for Named Executive Officers

In 2013, the Committee approved the following target bonus award levels for each Named Executive Officer. The target award level represents the amount of potential cash bonus that might be paid to an officer if the company meets pre-established performance goals set by the Committee:

Named Executive Officer	Target Award Expressed As a Percentage of Base Salary
Trevor Fetter	150%
Dan Cancelmi	85%
Keith Pitts	100%
Britt Reynolds	95%
Audrey Andrews	60%

The following table summarizes the factors taken into account by the Committee in setting the target incentive award levels.

Analysis of Compensation Committee’s 2013 Target Annual Incentive Award Decisions
Named Executive Officer	Basis for Action
Trevor Fetter

•  The Committee increased Mr. Fetter’s target award level from 140% to 150%.

•  The Committee made its determination based on its review of target award levels provided by our peer group companies to their chief executive officers.

•  As in past years, the Committee continued to assign the highest target award level to Mr. Fetter given the unique role that the company’s Chief Executive Officer performs in overseeing all areas of the company’s operations and strategies. The Committee also noted that the differential in target awards between the company’s Chief Executive Officer and the other Named Executive Officers is consistent with market practice.

Dan Cancelmi Britt Reynolds

•  The Committee made no changes in the target award levels for Mr. Cancelmi and Mr. Reynolds in 2013.

•  The Committee made its determination based on its review of target award levels paid by our peer group companies to officers performing comparable functions.

Keith Pitts Audrey Andrews

•  In the case of Mr. Pitts and Ms. Andrews, who are newly appointed Named Executive Officers, the Committee determined their target awards based on the following factors:

•  target award levels provided by peer group companies for comparable positions;

•  each officer’s extensive background and experience in their respective area of expertise; and

•  the critical role that each officer performs in developing and executing the company’s business plan and growth strategies.

38	Tenet 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The Committee made its 2014 target bonus award level determinations in February 2014 and did not increase Mr. Fetter’s target bonus award level.

B.	2013 AIP Performance Metrics

In 2013, the Committee selected metrics to measure management’s performance with respect to the AIP under a Balanced Scorecard. The metrics measure management’s performance primarily against financial objectives including adjusted EBITDA and patient volumes, and also operational objectives such as quality outcomes. The Balanced Scorecard is intended to incentivize management to deliver superior financial and operational results. Points are awarded for each metric under the Balanced Scorecard based on the degree to which the pre-determined goals for that metric are achieved. The aggregate target number of points is 100 and the maximum is 200.

The Committee’s Balanced Scorecard performance measurement approach for 2013 is similar to that used in 2012. However, in 2013 the Committee:

•

simplified the program design by reducing the number of performance metrics and eliminating a separate “initiative scorecard,” thus focusing company leaders on the metrics that are the drivers and outcomes of the company’s long-term success; and

•

increased the relative weight of the Cost and Growth (Financial) metrics from 48% to 75% to reflect the importance the Committee attaches to encouraging management to produce results that most directly drive increased value to our shareholders.

A detailed analysis of the company’s performance against each metric is set forth below, including disclosure of the performance goal and the actual performance level achieved.

Because Mr. Pitts joined the company in October 2013 upon the company’s acquisition of Vanguard, the metrics used to determine Mr. Pitts’ annual incentive amount differed from those used for the other Named Executive Officers. The metrics used for Mr. Pitts are discussed separately below under “Vanguard Management Incentive Plan.”

C.	Management Performance on Balanced Scorecard

The target point values within the Balanced Scorecard are allocated among the categories of metrics as follows:

Metrics	Target Points
Cost and Growth (financial outcomes)	75.0
Quality, Service and People (drivers of value)	25.0
TOTAL:	100.0

Cost and Growth (Financial) Metrics. The Committee assigned the greatest weight within the Balanced Scorecard (75%) to management’s performance on “Cost and Growth (Financial)” metrics. These metrics measure management’s performance in meeting or exceeding the financial and other performance goals set forth in our business plans. Notwithstanding the company’s successful performance on the other non-financial metrics, it must achieve a minimum of $1.238 billion in adjusted EBITDA in order for any bonus to be paid in excess of 50% of target award levels and $1.375 billion in adjusted EBITDA in order for any above-target payments to be earned.

Tenet 2014 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The following table sets forth (i) the individual components of the Cost and Growth (Financial) Metrics, (ii) the performance goal levels for each of these metrics (threshold, target and maximum performance) and (iii) the actual performance levels achieved by management. The target goal levels established by the Committee were set to reflect achievement of the financial objectives in the company’s annual business plan, a level of performance that required exceeding historical financial performance.

Cost and Growth (Financial) Metric	Threshold Level	Target Level	Maximum Level	Actual Performance	Target Balanced Scorecard Points	Actual Balanced Scorecard Points Earned
Adjusted EBITDA[1]	$1.238 billion	$1.375 billion	$1.513 billion	$1.342 billion	50.00	37.8
Adjusted operating free cash flow[2]	$47.7 million	$263.2 million	$478.6 million	$220.7 million	10.00	8.0
Total adjusted admissions	760,311	800,328	816,334	787,995	15.00	10.4
TOTAL:					75.00	56.2

[1]

Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation and amortization and excluding certain earnings, costs and charges as approved by the Compensation Committee.

[2]

Adjusted operating free cash flow is defined as cash flow from continuing operations less capital expenditures and excluding certain cash flows and payments as approved by the Compensation Committee. For purposes of the AIP, the Committee added $75.6 million to the calculation of adjusted operating free cash flow to adjust for revenue/cash flow timing differences relating to the receipt of payments from certain government programs (the California supplemental Medi-Cal payments program and the Texas uncompensated care 1115 waiver program) and payments from a commercial payer relating to a minimum revenue guarantee. The Committee determined that an adjustment was appropriate given the fact that the payments, which had been included in the company’s 2013 budget, are now expected to occur in 2014 due to delays that were beyond the company’s control.

Quality, Service and People Metrics. The remaining metrics of the Balanced Scorecard measure our management’s achievement of healthcare and other operational performance goals. These goals include (i) improvement on value-based purchasing measures used by the Centers for Medicare and Medicaid Services (CMS) in a program that provides incentive payments to hospitals based on the quality of care provided to Medicare recipients, (ii) reductions in hospital readmission rates, (iii) improvement in inpatient satisfaction and physician satisfaction (as measured by internal patient and physician surveys, respectively) and (iv) reducing voluntary employee turnover. The Committee selected these metrics to incentivize management to focus on improving the quality of the healthcare we provide our patients and reducing healthcare costs, factors that the Committee believes enhance our competitive standing among other healthcare providers and ultimately increase shareholder value. The Committee established aggressive goals for each of these metrics based on achieving national performance benchmarks and/or continued aggressive internal improvement.

In 2013, the Committee awarded the company 14.4 points in the aggregate, which represented performance above the threshold performance level for performance goals the Committee considered to be aggressive relative to the company’s historical performance (but below the target level of 25.0 points) based on the following factors:

•	The company achieved a significant year-over-year increase in the measures used in CMS’ value-based purchasing program.

•	An increase of 0.6% in the company’s overall inpatient satisfaction scores from 2012, including a 1.6% increase in our Florida region.

•

The achievement of another year of improvement in our voluntary employee turnover rate, which improved (decreased) by 15.0% over 2012 results, along with the positive steps the company had taken to achieve employee retention in the face of an improving job market in the healthcare sector.

40	Tenet 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

D.	Calculation of Actual AIP Awards

Based on management’s achievement of the performance goals, the Committee determined that the Named Executive Officers achieved a Balanced Scorecard score of 70.6 points, which corresponded with an actual award at 70.6% of target award levels. However, the Committee opted to exercise negative discretion in accordance with the plan to reduce 2013 bonus awards to the Named Executive Officers and other corporate office plan participants by 5% (to 65.6%) and reallocate this portion of the bonus to selected non-executive plan participants to recognize individual contributions to the company’s hospital operations. Actual annual incentive award levels in 2013 were the lowest for the program since 2003. The annual incentive award to each Named Executive Officer is shown in the Summary Compensation Table under Non-Equity Incentive Plan Compensation and separately under footnote 4 to that table.

E.	Vanguard Management Incentive Plan

Mr. Pitts was eligible to receive a bonus under an annual incentive plan established by Vanguard prior to its acquisition by us. Under the terms of our acquisition agreement with Vanguard, we agreed to maintain the plan in effect through December 31, 2013, for employees of Vanguard who remained in employment with us. Mr. Pitts is the only Named Executive Officer who participated in the plan, which has since been terminated. The performance period of the plan commenced on June 30, 2013 (the end of Vanguard’s fiscal reporting period). Actual incentive award amounts were based on achievement with respect to rigorous financial goals (adjusted EBITDA and free cash flow, each weighted at 50%). The Committee determined that Mr. Pitts, who will participate in the company’s executive plans and programs going forward, should receive no incentive payments under the legacy Vanguard plan.

III.	Long-Term Incentive Compensation

A.	General

We designed our long-term incentive compensation programs to align the economic interests of our Named Executive Officers with those of our shareholders. Among other things, we believe these programs incentivize our Named Executive Officers to create long-term shareholder value and are an important retention tool.

The following table summarizes the annual and special long-term incentive awards granted to each of our Named Executive Officers in 2013:

	Annual Awards			Special Awards
Named Executive Officer	Number of Restricted Stock Units	Number of Stock Options	Total Target Long-Term Incentive Award Value	Number of Restricted Stock Units	Target Long- Term Incentive Award Value
Trevor Fetter	190,792	171,844	$9,999,227	212,180	$10,000,044
Dan Cancelmi	43,246	17,188	$1,949,914	-0-	—
Keith Pitts	N/A	N/A	—	60,431	$2,500,030
Britt Reynolds	53,422	-0-	$2,100,018	-0-	—
Audrey Andrews	20,352	-0-	$800,038	-0-	—

Tenet 2014 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

B.	2013 Annual Long-Term Incentive Compensation Program

1.	Summary.

The following table summarizes the regular annual awards in our 2013 long-term incentive compensation program, including the types of long-term awards that we granted, and the purpose, performance measured and vesting period of each type.

Type of Award	Purpose	Performance Measured	Vesting Period
Performance-vested restricted stock units	• Encourages retention • Focuses management on activities that increase long-term shareholder value consistent with financial forecasts	Adjusted EBITDA (as such term is defined above under “Performance-Based Annual Incentive Plan”)	Three years (1/3 in each year depending on attainment of adjusted EBITDA-based performance criteria in year one)

Time-vested restricted stock units	• Encourages retention • Fosters shareholder alignment among the executive team		Three years (1/3 in each year)

Time-vested stock options	• Incentivizes and rewards stock price appreciation • Encourages retention		Three years (cliff)

One-half (50%) of all restricted stock units granted in 2013 were performance-based. All Named Executive Officers (other than Mr. Pitts) were granted restricted stock units under the annual program. Mr. Fetter and Mr. Cancelmi also received time-vested stock options. The allocation of value among the Named Executive Officers was based on an analysis of the areas on which the Committee wanted the Named Executive Officers to focus their attention in executing our long-term business strategy and the incentive and retention value of past long-term incentive awards.

2.	Vesting Terms.

In 2013, we granted annual equity awards to our Named Executive Officers in the form of performance-based restricted stock units, time-based restricted stock units and time-based stock options:

(a)	Performance-Based Restricted Stock Units. For the performance-based restricted stock units, the actual number of shares to be received by our Named Executive Officers ranges from 0% to 200% of the target share levels established by the Committee for each executive, depending on the degree to which the performance goals are met. The performance goals for the performance-based restricted stock units are based on the company’s 2013 adjusted EBITDA, as follows:

2013 Adjusted EBITDA (in Billions)	Potential Share Amount as a Percentage of Target
<$1.203	0%
$1.203-$1.225	25%
$1.225-$1.250	50%
$1.250-$1.300	75%
$1.300-$1.375	100%
$1.375-$1.400	125%
$1.400-$1.425	150%
>$1.425	200%

42	Tenet 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

In setting the performance goals, the Committee noted that the $1.300 billion target level goal significantly exceeded the company’s adjusted EBITDA in 2012 ($1.203 billion). The Committee selected the adjusted EBITDA metric in order to focus management on the company’s financial performance.

(b)	Time-Based Restricted Stock Units and Stock Options. Time-based annual restricted stock unit awards vest in one-third increments on each of the first three anniversaries of the grant date. Time-based stock option awards vest in full on the third anniversary of the grant date. The Committee believes these three-year vesting schedules are consistent with general market practice for time-based awards.

3.	Committee Rationale for Annual Awards.

(a)	General. The differences in long-term compensation awarded to individual Named Executive Officers are primarily attributable to the different rates of compensation paid to these officers based on their roles and functions and experience in their roles. For example, the compensation rates for our Chief Financial Officer, our Vice Chairman and our President of Hospital Operations are higher than the compensation rate for our General Counsel based on how the market compensates executives in these respective roles. Other factors taken into account in determining each Named Executive Officer’s long-term incentive award include: individual performance and overall work responsibilities in the company, tenure in role, market practice, peer company and survey data, the Committee’s assessment of other elements of compensation provided to the Named Executive Officers and the incentive and retention value of past long-term incentive awards.

(b)	Annual Awards to Mr. Fetter. The Committee considered several factors in determining the annual long-term equity awards it granted to Mr. Fetter in 2013, including its decision to increase the size of Mr. Fetter’s equity grant relative to his prior year grant. Among other things, the Committee considered Mr. Fetter’s successful execution of a number of corporate initiatives, including the significant expansion of the company’s outpatient business, the growth in its Conifer revenue cycle management business and the refinancing of the company’s capital structure to obtain the benefits of lower interest rates. In this connection, the Committee noted that, under Mr. Fetter’s leadership, the company’s adjusted EBITDA and adjusted EBITDA margin has increased in each year of his tenure as Chief Executive Officer since 2004. In determining Mr. Fetter’s compensation, the Committee also took into account Mr. Fetter’s aggregate compensation position as reflected in “tally sheets” since his appointment as the company’s Chief Executive Officer as well as Mr. Fetter’s compensation against market practice, as described above under “Benchmarking Against Peer Companies.”

In determining Mr. Fetter’s 2014 compensation, the Committee took into account the 2013 six-year special award (discussed below) and reduced Mr. Fetter’s annual long-term incentive award value by $2 million (-20%), from $10 million in 2013 to $8 million in 2014.

(c)	Annual Awards to Other Named Executive Officers. In connection with the annual awards, Mr. Fetter provided the Committee with his assessment of the performance of each of the other Named Executive Officers. With respect to Mr. Cancelmi, the Committee decided to increase his annual equity grant as compared to his prior year’s annual grant after taking into account his successful transition into the role as the company’s Chief Financial Officer, the difference in his compensation compared to that paid to chief financial officers at peer companies and its analysis of Mr. Cancelmi’s aggregate compensation position as measured by “tally sheets” since his appointment as an executive officer of the company.

C.	Special Awards in 2013

In addition to the regular annual long-term incentive awards, in 2013 the Committee made special off-cycle long-term incentive awards to Mr. Fetter and Mr. Pitts, which are discussed below.

Tenet 2014 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

1. Special CEO Recognition and Retention Award to Mr. Fetter. In June 2013, the Compensation Committee granted Mr. Fetter a one-time special recognition and retention award (“Special Award”) of 212,180 restricted stock units. The following chart summarizes the purpose, reasons for and terms of the grant:

Recognition

The Committee approved the Special Award to recognize Mr. Fetter for his accomplishments as our Chief Executive Officer, a position he has held since September 2003. During Mr. Fetter’s tenure as our Chief Executive Officer, our stock price has increased 816% from the end of 2008 to the end of 2013, from $4.60 to $42.12.

In addition, Mr. Fetter has led a number of successful strategic growth initiatives, including the following:

•   In 2008, we formed our Conifer Health Solutions business segment. Conifer has grown into a leading provider of healthcare business process solutions serving over 700 clients in 42 states with annual revenues of $919 million and adjusted EBITDA of $132 million.

•   In 2008, we significantly expanded our outpatient services business. This business has grown from 63 outpatient centers operating in 10 states to 183 outpatient centers operating in 16 states.

In approving the Special Award, the Committee also took note of Mr. Fetter’s role in successfully resolving a number of legacy financial and regulatory challenges that confronted the company when the Board appointed Mr. Fetter to be our Chief Executive Officer. During this period, Mr. Fetter executed a strategic divestiture program of underperforming assets, optimized our capital structure to position us for future growth and reestablished our reputation for commitment to high quality, ethical standards and superior corporate governance.

Retention

The Committee believes it is critical to retain Mr. Fetter’s leadership to accomplish, among other things, the following objectives:

•   engage in significant acquisition and development activities to optimize our portfolio of assets, strengthen our position in existing markets and create and expand on opportunities for future growth, and realize the economic benefits from acquisition-related synergies (e.g., the recently competed acquisition of Vanguard);

•   guide the company through the implementation of the Affordable Care Act, a law which is expected to result in profound changes in how healthcare services are covered, delivered and reimbursed; and

•   oversee the continued expansion of our emerging non-hospital businesses, including our Conifer business segment, outpatient services and recently acquired health plan businesses.

The Committee also considered Mr. Fetter’s marketability, given his age and stature in our industry.

Long-Term Performance

The Special Award incentivizes Mr. Fetter to deliver long-term and sustainable superior financial performance.

•   Half of the restricted stock units are subject to time-based conditions (“Time-Based RSUs”) and the remainder are subject to performance-based conditions (“Performance-Based RSUs”).

•   The Performance-Based RSUs vest in two equal installments (the actual share amount ranges from 0% to 200% of the target shares depending on level of performance):

•  June 2016 – subject to the attainment of specified adjusted EBITDA goals for the year ending December 31, 2015.

44	Tenet 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•   June 2019 – subject to the attainment of specified compound annual growth rates of adjusted EBITDA (“CAGR”) over the three-year period ending December 31, 2018 as compared to the company’s adjusted EBITDA for the year ending December 31, 2015.

•   The Time-Based RSUs vest in two equal installments: June 2016 and June 2019.

Special Forfeiture and Claw-Back Provisions	To incentivize Mr. Fetter to remain with the company in his current role, all RSUs (including vested RSUs) represented by the Special Award are subject to forfeiture if Mr. Fetter’s employment is terminated for cause or, subject to certain limited exceptions relating to death, disability or a change in control, he voluntarily resigns for any reason before June 13, 2019.

Although the Special Award will vest over six years from the date of its original grant and is subject to forfeiture if certain performance and other employment conditions are not satisfied, the grant date value of the entire award (approximately $10 million) is required, under applicable SEC regulations, to be reported as compensation to Mr. Fetter in 2013, the year in which the restricted stock units were granted. Excluding the grant date value of the six-year Special Award, Mr. Fetter’s total direct compensation in 2013 would equal $12.7 million. The following table sets forth the total direct compensation (base salary, annual incentive compensation, and long-term incentive compensation) of Mr. Fetter, excluding the full value of the Special Award restricted stock units. For comparison purposes, the table also excludes changes in pension value and non-deferred compensation earnings as those elements are not under the direct control of the Committee. This table is not a substitute for the compensation tables required by the SEC and included under the heading “Executive Compensation” contained in this Proxy Statement, but we believe it provides a more accurate picture of how the Committee viewed its compensation actions for the Chief Executive Officer based on our performance for these two years:

Compensation Element	2012 Compensation	2013 Compensation
Salary	$1,103,447	$1,207,983
Non-Equity Incentive	$1,615,627	$1,313,996
Stock Awards	$2,599,000	$7,500,077
Option Awards	$2,613,260	$2,499,193
Total	$7,931,334	$12,521,249

2. New Hire and Retention Award to Mr. Pitts. Mr. Pitts was hired in October 2013 upon the company’s acquisition of Vanguard and received a one-time award of 60,431 restricted stock units. This award will vest in one-third increments on each of the first three anniversaries of the grant date, subject to continued employment through each vesting date. The Committee determined that it was appropriate to offer the restricted stock units to Mr. Pitts as an incentive to join the company and to encourage retention over a critical period during which the company is integrating Vanguard’s business with the company’s business.

D.	Committee Governance Policies Regarding Equity Grants

Equity Grant Timing and Stock Option Exercise Prices

Historically, we have made annual equity awards to the Named Executive Officers and other employees during the first quarter of the year in connection with annual executive compensation decisions. In accordance with the terms of our equity plans, the grant date of these awards is the date when the Compensation Committee approves the grant, which occurs at a meeting date which is generally scheduled more than one year in advance.

We occasionally may grant equity awards to newly hired employees, employees who have been promoted to executive officer positions, or for special recognition or retention outside of the annual grant process. For options awarded outside of the annual grant process cycle, the grant date generally is the last trading day of

Tenet 2014 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

the month of hire or the approval of the promotion or retention award. The exercise price for all stock options is the NYSE closing price per share of our common stock on the date of grant or on the immediately preceding trading day if the date of grant is a non-trading day.

Compensation Committee approval is required in all cases where the recipient of the equity grant is a Named Executive Officer or other senior officer.

Executive Officer Stock Ownership and Stock Retention Requirements

Our Board of Directors has adopted stock ownership and stock retention requirements for our non-employee directors and all company officers with the title of Senior Vice President and above, to further align their personal interests with those of our shareholders. The ownership requirements must be met within five years from the date on which an individual becomes a director or senior officer. If, during or after such five-year period, a senior officer is promoted to a position that requires a higher stock ownership multiple than the position previously held, the senior officer will be granted an additional two-year period to meet the increased multiple.

Each senior officer is required to own shares of our stock with a value equal to the following multiples of his or her base salary:

Executive Level	Market Value of Common Stock Owned as a Multiple of Base Salary
Chief Executive Officer	6x
Vice Chairman, Chief Financial Officer and President of Hospital Operations	2x
Senior Vice President	1x

Shares counted toward the stock ownership requirements include: (i) shares of common stock held of record or in a brokerage account by the individual or his or her spouse; (ii) unvested restricted stock or restricted stock units; and (iii) stock units credited under deferred compensation plans. Outstanding stock options do not count toward satisfaction of the ownership requirements.

If a director or senior officer does not meet the applicable ownership requirements, he or she must retain 100% of any “net shares” received upon the exercise of stock options and the vesting of restricted stock or restricted stock units until such time as the requirements are met. For this purpose, “net shares” means the number of shares received upon exercise of stock options or upon vesting of restricted stock or restricted stock units less the number of shares sold or deducted to pay the exercise price (in the case of options), withholding taxes and any brokerage commissions.

As of March 12, 2014, all Named Executive Officers were in compliance with the requirements. All senior officers are required to certify that they are in compliance with these guidelines prior to executing a sale of the company’s common stock.

Prohibition on Hedging or Pledging Our Stock

Our insider trading policy prohibits any Named Executive Officer or any other officer or employee subject to its terms (approximately 80 people) from entering into short sales or derivative transactions to hedge their economic exposure to our stock. In addition, these officers and employees are prohibited from pledging our stock, including through holding our stock in margin accounts.

IV.	Perquisites

Tenet owns and operates aircraft that we believe provide for a more efficient use of our executives’ time given the greater likelihood of direct flights and improved flight times than are available commercially. It also provides a more secure traveling environment where sensitive business issues may be discussed.

46	Tenet 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Under our aircraft usage policy, our Chief Executive Officer and certain other employees of the company approved by him from time to time are eligible to use the company’s aircraft for limited personal use. We believe this is a reasonable perquisite to offer to our senior executive officers so long as there is a business necessity of maintaining these aircraft. To the extent any travel on our aircraft results in imputed income to a Named Executive Officer, the company does not provide gross-up payments to cover the officer’s personal income tax obligation due to such imputed income.

Under our aircraft usage policy, Mr. Fetter must reimburse us for any personal use of the corporate aircraft above 75 hours per year. In 2013, Mr. Fetter’s personal use of the corporate aircraft totaled 56 hours. The incremental cost of his use is disclosed in the Summary Compensation Table.

We do not provide our Named Executive Officers with any other significant perquisites.

V.	Executive Severance Plan

In 2006, we adopted the Tenet Executive Severance Plan (“ESP”), which is applicable to our Named Executive Officers and certain other senior managers and officers of the company, including hospital chief executive officers. The terms of the ESP were approved by the Compensation Committee after consultation with the Consultant at the time it was adopted.

The ESP provides cash severance and other benefits that vary by position level, consistent with market practice. In May 2012, our Compensation Committee eliminated from the ESP all gross-ups of excise taxes upon a change of control to current and future participants.

The ESP is intended to continue the company’s practice of strengthening retention and recruitment by offering competitive compensation packages consistent with industry standards. Each of the Named Executive Officers participates in the ESP. The severance periods for the company’s Named Executive Officers under the ESP were determined by the Committee based on (1) past company practice, (2) competitive data provided by the Consultant regarding the severance periods in place for executives of similar sized companies, and (3) the Committee’s analysis of the future financial impact of various severance compensation scenarios on each of these executives and on the company.

Provisions in the ESP and related severance agreements regarding non-competition, confidentiality, non-disparagement and non-solicitation as a condition of receipt of severance benefits under the ESP remain in effect for the period during which the severed executive is entitled to receive severance payments. There are no provisions regarding waiver of breach of any such agreements or provisions.

A more detailed description of the ESP is contained in “Potential Payments Upon Termination or Change of Control” beginning on page 59.

VI.	Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (“SERP”) provides our Named Executive Officers (and certain other officers) with retirement benefits in the form of lifetime annuity payments. The benefit amount is based on the executive’s years of service, age and earnings.

Our SERP has been in place since 1984. It is similar to the types of defined benefit retirement plans that other large companies maintain for their senior executives, especially among our hospital company peers. Additional information regarding benefit calculations and other terms of the SERP is provided in the narrative discussion following the Pension Benefits Table on page 56.

In 2011, the Committee adopted a policy precluding new participants in the SERP from receiving age and service credits for periods not worked, including for severance periods. To incentivize Mr. Pitts to join the company following the October 2013 acquisition of Vanguard and to encourage retention, the Committee approved a limited exception to its policy to grant Mr. Pitts credit for his 14 year employment with Vanguard, which is now a wholly-owned subsidiary of the company, subject to his completion of five years of service with Tenet. If Mr. Pitts does not satisfy the five-year employment condition, he will forfeit his entitlement to all SERP benefits. In approving the conditional credit for Vanguard service, the Committee took into account:

•	the fact that the other company for which we would count Mr. Pitts’ service time (Vanguard) now comprises a substantial portion of Tenet’s business;

Tenet 2014 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•	Mr. Pitts’ unique ability to help complete the integration of Vanguard into our operations, which we believe is critical for our long-term success; and

•	Mr. Pitts’ extensive background and experience in the acquisition and development area.

VII.	Deferred Compensation Plans

Our Named Executive Officers and other eligible management employees may defer under our 2006 DCP all or a portion of their compensation that would otherwise be paid during a given calendar year. We make employer matching contributions to the 2006 DCP for employee participants in an amount equal to 50% of participant supplemental deferrals not to exceed 3% of compensation. The purpose of our deferred compensation plans is to enable highly paid employees to defer the taxable receipt of a portion of their income until such time as the employee is more likely to be in a lower tax bracket, usually at retirement, and to provide these employees with the matching contribution they would have received under our 401(k) Plan if Internal Revenue Code limits did not apply.

Each of the Named Executive Officers is eligible to participate in the 2006 DCP. Additional details regarding the deferred compensation plans are set out under “Deferred Compensation Plans” beginning on page 58.

VIII.	Employee Benefits

Our Named Executive Officers participate in the company’s broad-based programs generally available to all employees, including our 401(k) retirement plan, health and dental and various other insurance plans, including disability and life insurance. Also, in connection with the SERP we provide additional life insurance and accidental death and dismemberment insurance as described under “Potential Payments Upon Termination or Change of Control – Death, Disability and Retirement” beginning on page 59. These benefits are consistent with providing a total pay program that is sufficiently competitive with our peer companies so as to attract and retain highly qualified personnel.

Tax Matters

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to any Named Executive Officer (other than the chief financial officer employed at the end of the year), but exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee generally seeks to structure performance-based compensation in a manner intended to satisfy these requirements. For tax years beginning in 2014, we will become subject to the provisions of Section 162(m)(6), which imposes a deductibility limit of $500,000 for compensation paid to all of our employees, including our Named Executive Officers. Furthermore, the exception for “performance-based compensation” will not be applicable to the $500,000 deductibility limitation under Section 162(m)(6).

The Board and the Committee reserve the authority to award nondeductible compensation as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, no assurance can be given that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

48	Tenet 2014 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation in the years ended December 31, 2013, 2012 and 2011 for our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated other executive officers during 2013 (collectively, the “Named Executive Officers”). Additional information concerning our Named Executive Officers’ compensation can be found in the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 29.

2013 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Trevor Fetter Chief Executive Officer and President	2013 2012 2011	1,207,983 1,103,447 1,081,000	-0- -0- -0-		17,500,077 2,599,000 4,875,002	2,499,193 2,613,260 -0-	1,313,996 1,615,627 2,671,061	-0- 3,107,174 1,926,414	212,878 201,895 186,864	22,734,127 11,240,403 10,740,341
Daniel J. Cancelmi Chief Financial Officer(7)	2013 2012	484,865 391,758	-0- -0-		1,700,000 1,685,500	249,914 492,000	277,494 245,274	366,203 453,204	29,405 7,148	3,107,881 3,274,884
Keith B. Pitts Vice Chairman(7)	2013	145,379	-0-		2,500,030	-0-	-0-	-0-	8,956	2,654,365
Britt T. Reynolds President of Hospital Operations(7)	2013 2012	663,500 650,000	-0- 462,000	(8)	2,100,019 1,868,250	-0- 675,740	445,357 630,812	184,693 282,625	24,254 179,275	3,417,823 4,748,702
Audrey T. Andrews SVP and General Counsel(7)	2013	411,702	-0-		800,037	-0-	167,280	102,350	6,884	1,488,253

(1)

Includes amounts deferred by the Named Executive Officers under the 2006 DCP. For further information, see the table and related discussion under “Nonqualified Deferred Compensation” beginning on page 57.

Tenet 2014 Proxy Statement	49

EXECUTIVE COMPENSATION (CONTINUED)

(2)

Values in this column represent the grant date fair value of performance-based restricted stock unit awards and time-vested restricted stock unit awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in Note 8 to our consolidated financial statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K. For performance-based restricted stock unit awards, the value shown is based on the probable outcome of the conditions at grant date. Amounts payable under these awards can range from 0% to 200% of the target awards. Assuming the highest level of performance is achieved, the grant date fair values of the performance-based restricted stock units granted in 2013 would have been:

Name	Grant Date	Stock Award at Grant Date Value ($)	Stock Award at Highest Level of Performance Conditions ($)
Trevor Fetter	2/28/13 6/13/13	3,750,017 5,000,022	7,500,034 10,000,044
Daniel Cancelmi	2/28/13	850,000	1,700,000
Keith Pitts	—	—	—
Britt Reynolds	2/28/13	1,050,009	2,100,018
Audrey Andrews	2/28/13	400,019	800,038

(3)

Values in this column represent the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in Note 8 to our consolidated financial statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K.

(4)

This column reflects cash awards under our AIP in the amounts set forth below. Pursuant to applicable regulations, this column also reflects the amounts set forth below which are deemed earned in 2013 with respect to performance cash awarded to the Named Executive Officers in 2011 and 2012 under our 2008 Stock Incentive Plan (in the form of cash-settled “Performance Awards”). Amounts actually realized under these awards range from 0% to 200% of the total target award values and are based upon the company’s achievement of annual free cash flow and return on invested capital (“ROIC”) goals over a three-year measurement period. The annual free cash flow and ROIC metrics are each weighted at 50%. In 2013, our actual free cash flow was $155 million and our actual ROIC was 13.1%, which resulted in the following:

•

Performance Cash Awarded in 2011. In 2013, our actual results were less than the free cash flow and ROIC threshold goal levels of $275 million and 13.4%, respectively. Since the threshold performance goals were not met, there were no amounts earned for the 2013 measurement year. 2013 is the third and final measurement year of the 2011 performance cash program and is weighted at 50% of the total target award values.

•

Performance Cash Awarded in 2012. In 2013, our actual free cash flow results were less than the threshold goal level of $281 million. In the case of ROIC, our actual results exceeded the threshold goal level of 12.6% but were less than the target goal level of 13.6%. 2013 is the second measurement year of the 2012 performance cash program and is weighted at 25% of the total target award values. We will not pay amounts under 2012 awards until after vesting occurs on December 31, 2014, subject to certain exceptions relating to retirement, a qualifying termination, death, disability or change of control.

Components of 2013 Non-Equity Incentive Plan Compensation
Name	Annual Incentive Plan ($)	Performance Cash Awarded in 2011 ($)	Performance Cash Awarded in 2012 ($)	Total Non- Equity Incentive Plan Compensation ($)
Trevor Fetter	1,204,621	-0-	109,375	1,313,996
Daniel Cancelmi	272,806	-0-	4,688	277,494
Keith Pitts	-0-	—	—	-0-
Britt Reynolds	417,232	—	28,125	445,357
Audrey Andrews	167,280	—	—	167,280

(5)

The amounts shown for each Named Executive Officer represent the change in the actuarial present value of accumulated benefits under our SERP. In 2013, the changes in value were $(593,719) and $-0- for Mr. Fetter and Mr. Pitts, respectively, due to an increase in the discount rate. No Named Executive Officer received preferential or above-market earnings on deferred compensation.

50	Tenet 2014 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

(6)	Amounts shown in this column for 2013 include the following:

	Fetter	Cancelmi	Pitts	Reynolds	Andrews
Premiums for long-term disability and survivor benefit life insurance under our SERP	$3,747	$3,590	$956	$3,595	$3,069
Matching contributions under our 401(k) Retirement Savings Plan	3,750	3,750	-0-	3,750	3,750
Matching contributions under our 2006 DCP	38,150	-0-	-0-	16,909	-0-
Personal use of company aircraft*	167,232	22,065	-0-	-0-	65
Relocation expenses	-0-	-0-	8,000	-0-	-0-
Tax gross-up on reimbursement of relocation expenses	-0-	-0-	-0-	-0-	-0-
Total	$212,878	$29,405	$8,956	$24,254	$6,884

*	Amounts shown in this row represent the incremental costs associated with the personal use of our aircraft. Incremental costs include fuel costs, landing and parking fees, customs and handling charges, per hour accruals for maintenance service plans, passenger catering and ground transportation, crew travel expenses and other trip-related variable costs (including fees for contract crew members and the use of our fractional jet interest). Because our aircraft are used primarily for business travel, incremental costs exclude fixed costs that do not change based on usage, such as pilots’ salaries, aircraft purchase or lease costs, fractional jet interest management fees, home-base hangar costs and certain maintenance fees.

(7)

Mr. Cancelmi and Mr. Reynolds were not Named Executive Officers during 2011 and Mr. Pitts and Ms. Andrews were not Named Executive Officers during 2011 or 2012. Therefore, no compensation information for these years appears in the Summary Compensation Table for these individuals.

(8)	Reflects one-time cash signing bonus paid as an incentive for Mr. Reynolds to join the company and to compensate him for compensation forfeited at his prior employer.

Tenet 2014 Proxy Statement	51

EXECUTIVE COMPENSATION (CONTINUED)

Grants of Plan-Based Awards During 2013

The following table sets forth information concerning grants of equity made in 2013 under our stock incentive plans and grants of cash that potentially could have been earned in 2013 under our AIP.

Name	Award Type(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Trevor Fetter	AIP		468,750	1,875,000	3,750,000
	RSU	2/28/13							95,396			3,750,017
	PRSU	2/28/13				-0-	95,396	190,792				3,750,017
	SO	2/28/13								171,844	39.31	2,499,193
	RSU	6/13/13							106,090			5,000,022
	PRSU	6/13/13				-0-	106,090	212,180				5,000,022
Dan Cancelmi	AIP		103,966	415,863	831,725
	RSU	2/28/13							21,623			850,000
	PRSU	2/28/13				-0-	21,623	43,246				850,000
	SO	2/28/13								17,188	39.31	249,914
Keith Pitts	VMIP		36,345	145,379	290,758
	RSU	10/1/13							60,431			2,500,030
Britt Reynolds	AIP		159,006	636,025	1,272,050
	RSU	2/28/13							26,711			1,050,009
	PRSU	2/28/13				-0-	26,711	53,422				1,050,009
Audrey Andrews	AIP		63,750	255,000	510,000
	RSU	2/28/13							10,176			400,019
	PRSU	2/28/13				-0-	10,176	20,352				400,019
(1)

AIP Awards. Awards designated “AIP” are awards that our Named Executive Officers might have earned during 2013 under our AIP, dependent upon our 2013 performance. Awards actually earned are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

VMIP Awards. The award designated “VMIP” is an award that Mr. Pitts might have earned during 2013 under Vanguard’s management incentive plan as maintained by the company through December 31, 2013. As shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, no amounts were earned under the plan.

Restricted Stock Unit Awards. Awards designated “RSU” reflect time-vested restricted stock unit awards under our 2008 Stock Incentive Plan. These awards vest ratably on each of the first three anniversaries of the grant date.

Stock Option Awards. Awards designated “SO” reflect stock option awards under our 2008 Stock Incentive Plan. These stock options vest on the third anniversary of the grant date.

52	Tenet 2014 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

Performance-Based Restricted Stock Unit Awards. Awards designated “PRSU” reflect performance-based restricted stock unit awards under our 2008 Stock Incentive Plan. The following table summarizes the terms of the 2013 awards.

Name	Grant Date	NYSE Closing Price on Grant Date	Potential Share Amount	Vesting Period
Trevor Fetter Dan Cancelmi Britt Reynolds Audrey Andrews	2/28/13	$39.31	Actual shares to be received range from 0% to 200% of the target share level shown, depending on the degree to which specified performance goals are met.	Three years (1/3 in each year depending on attainment of adjusted EBITDA-based performance goals in year one). In February 2014, the Compensation Committee certified that based on the company’s 2013 adjusted EBITDA, for each recipient the number of shares eligible for vesting would be 100% of the target share level. These shares vested and will continue to vest based on continued employment over the three-year vesting period.

Trevor Fetter	6/13/13	$47.13	Actual shares to be received range from 0% to 200% of the target share level shown, depending on the degree to which specified performance goals are met.

50% of the PRSUs – three years, depending on attainment of adjusted EBITDA-based performance criteria with respect to the year ending December 31, 2015.

50% of the PRSUs – six years, depending on attainment of performance criteria based on company’s compound annual growth rates of adjusted EBITDA (“CAGR”) over the three-year period ending December 31, 2018 as compared to the company’s CAGR for the year ending December 31, 2015.

(2)

A fair value of $14.54 per option was computed for options granted on February 28, 2013 in accordance with FASB ASC Topic 718 (formerly referred to as “SFAS 123(R)”). We calculate the grant date fair value of restricted stock units based on the NYSE closing price per share of our common stock on the date of grant (February 28, 2013: $39.31; June 13, 2013: $47.13; October 1, 2013: $41.37). For performance-based restricted stock units, the value shown is based on the probable outcome of the performance conditions at grant date. Assumptions used in the calculation of the amounts shown are discussed in Note 8 to the consolidated financial statements for the year ended December 31, 2013 included in our Annual Report on 10-K.

Tenet 2014 Proxy Statement	53

EXECUTIVE COMPENSATION (CONTINUED)

Outstanding Equity Awards

The following table sets forth information as of December 31, 2013 with respect to outstanding equity awards granted to each of the Named Executive Officers. The number of securities and values in this table and throughout this Proxy Statement have been adjusted for the reverse stock split effective October 11, 2012.

2013 Outstanding Equity Awards at Fiscal Year-End Table

		Option Awards(1)						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Trevor Fetter	3/4/04	117,333				48.08	3/4/14
	2/17/05	117,333				42.52	2/17/15
	2/22/06	182,924				31.72	2/22/16
	3/1/07	182,000				26.40	3/1/17
	3/6/08	416,750				19.76	3/6/18
	2/25/10	52,532				20.12	2/25/20
	2/25/10	52,532	(4)			20.12	2/25/20
	2/23/11							29,438		1,239,929
	2/23/11							29,438	(4)	1,239,929
	2/29/12	36,416		72,834		22.60	3/1/22
	2/29/12	36,416	(4)	72,834	(4)	22.60	3/1/22
	2/29/12							38,333		1,614,586
	2/29/12							38,333	(4)	1,614,586
	2/28/13			171,884	(5)	39.31	2/28/18
	2/28/13							95,396		4,018,080
	2/28/13										95,396	4,018,080
	6/13/13							106,090		4,468,511
	6/13/13										106,090	4,468,511
Total values										$14,195,621		$8,486,591
Dan Cancelmi	3/3/04	4,166				48.04	3/3/14
	2/16/05	7,291				42.08	2/16/15
	2/22/06	5,000				31.72	2/22/16
	2/23/11							2,083		87,736
	2/29/12							6,666		280,772
	4/30/12							25,000	(6)	1,053,000
	9/28/12	12,500		25,000		25.08	9/28/22
	9/28/12							25,000		1,053,000
	2/28/13			17,188	(5)	39.31	2/28/18
	2/28/13							21,623		910,761
	2/28/13										21,623	910,761
Total values										$3,385,269		$910,761
Keith Pitts	10/1/13							60,431		2,545,354
Total values										$2,545,354		$—
Britt Reynolds	2/29/12	9,416		18,834		22.60	3/1/22
	2/29/12	9,416	(4)	18,834	(4)	22.60	3/1/22
	2/29/12							10,000		421,200
	2/29/12							10,000	(4)	421,200
	2/28/13							26,711		1,125,067
	2/28/13										26,711	1,125,067
Total values										$1,967,467		$1,125,067
Audrey Andrews	3/3/04	2,375				48.04	3/3/14
	2/16/05	2,208				42.08	2/16/15
	2/23/11							2,500		105,300
	2/29/12							8,333		350,986
	2/28/13							10,176		428,613
	2/28/13										10,176	428,613
Total values										$884,899		$428,613

54	Tenet 2014 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

(1)	Except as otherwise noted in the table, all awards vest ratably on each of the first three anniversaries of the grant date and, in the case of options, have a term of ten years.

(2)	Based on the NYSE closing price of $42.12 per share of our common stock on December 31, 2013.

(3)

The awards shown in this column are performance-based restricted stock units. A description of the performance-based restricted stock units appears in footnote 1 to the Grants of Plan-Based Awards During 2013 Table and under “Long-Term Incentive Compensation” beginning on page 41. Pursuant to applicable regulations, the numbers shown are based on achievement at the goal levels shown below:

Name	Grant Date	Performance Level Assumed
Trevor Fetter	2/28/13 6/13/13	Target Target
Daniel Cancelmi	2/28/13	Target
Keith Pitts	—	—
Britt Reynolds	2/28/13	Target
Audrey Andrews	2/28/13	Target

In the case of the awards on February 28, 2013 to Messrs. Fetter, Cancelmi and Reynolds and Ms. Andrews, in February 2014, the Compensation Committee certified that the performance metric was achieved at the target level, which corresponds to the numbers of shares shown for these awards. These awards vested and will continue to vest based on continued employment over the three-year vesting period.

(4)

The award shown represents performance-based stock options or restricted stock units, as applicable, that are no longer subject to performance-based conditions because the conditions have been satisfied. These awards now vest ratably on each of the first three anniversaries of the grant date.

(5)	These stock options vest on the third anniversary of the date of grant and have a term of five years.

(6)	These restricted stock units vest on the fifth anniversary of the date of grant.

Option Exercises and Stock Vested

The following table sets forth certain information regarding options and restricted stock unit awards exercised and vested, respectively, during 2013 for the Named Executive Officers.

2013 Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)(3)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(3)(4)
Trevor Fetter	-0-	-0-	157,666	6,096,288
Dan Cancelmi	-0-	-0-	20,418	811,182
Keith Pitts	-0-	-0-	-0-	-0-
Britt Reynolds	-0-	-0-	10,000	393,100
Audrey Andrews	12,157	229,702	9,584	371,846

(1)	The number of shares in this table and throughout this Proxy Statement have been adjusted for the reverse stock split effective October 11, 2012.

(2)	Calculated by multiplying the number of shares exercised by the difference between the exercise price and the market price of common stock on the date of exercise.

(3)	These amounts represent gain realized on prior-year equity compensation and are not considered 2013 compensation.

(4)

Calculated by multiplying the number of shares vested by the market price of common stock on the vesting date. The values shown do not represent proceeds actually received by the Named Executive Officers, as shares were withheld to cover applicable taxes.

Tenet 2014 Proxy Statement	55

EXECUTIVE COMPENSATION (CONTINUED)

Pension Benefits

The following table sets forth information as of December 31, 2013 with respect to our SERP, which provides for payments or other benefits in connection with the retirement of the Named Executive Officers.

2013 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(3)	Payments During Last Fiscal Year ($)
Trevor Fetter	SERP	18	11,512,865	-0-
Dan Cancelmi	SERP	15	1,529,430	-0-
Keith Pitts	SERP	-0-	-0-	-0-
Britt Reynolds	SERP	2	467,318	-0-
Audrey Andrews	SERP	15	1,036,720	-0-

(1)

None of the Named Executive Officers has been credited with years of service in excess of his or her actual years of service with the company. However, to incentivize Mr. Pitts to join the company following the October 2013 acquisition of Vanguard and to encourage retention we agreed that, following his completion of five years of service with Tenet, Mr. Pitts would be credited with his service at Vanguard for the purpose of determining benefits under our SERP.

(2)

Computed as of December 31, 2013, the same pension plan measurement date used for financial statement reporting purposes with respect to our consolidated financial statements for the year ended December 31, 2013, which are included in our Annual Report on Form 10-K filed with the SEC on February 24, 2014.

(3)

Determined using the benefit formula, age and service credits, and final average earnings as of December 31, 2013, using: (i) the assumption that retirement age is age 62, which is the earliest age at which a participant under the SERP may retire or terminate employment without a reduction in benefits; (ii) actuarial tables used in calculating life expectancies; and (iii) a discount rate of 5.0%.

Supplemental Executive Retirement Plan

The SERP provides our Named Executive Officers (and certain other executives) with supplemental retirement benefits in the form of retirement payments for life, generally commencing on the first day of the month following the attainment of age 65, subject to the six-month delay applicable to key employees under Section 409A. At retirement, the monthly benefit paid to a participant will be a product of four factors:

highest average monthly earnings (base salary and annual cash bonus under our AIP) for any consecutive 60- month period during the 10 years preceding retirement	x	years of service with the company (max of 20 years)[1]	x	vesting factor	x	percentage factor (max of 2.7%) offset for other retirement benefits

1.	For first five years of participation in the SERP a participant is given partial credit for years of service performed prior to the participant’s enrollment in the SERP.

The monthly SERP benefit is reduced in the event of a participant’s early retirement (age 55 with 10 years of service, or age 62, as elected by the participant upon enrollment) or termination of employment prior to age 62, by 3.0% for each year early retirement or termination occurs before age 62 (max reduction of 21%). Monthly SERP benefits are further reduced by an additional 3% each year if benefits begin to be paid prior to age 62 as a result of early retirement. Unreduced retirement benefits under the SERP are available for participants who terminate on or after age 62. None of our Named Executive Officers are presently eligible for early retirement under the SERP.

56	Tenet 2014 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

In the event of a change of control, participants will be deemed fully vested in their SERP benefits without regard to their actual years of service, and their SERP benefits will be calculated based on all of their years of service with the company (i.e., the partial credit for service prior to enrollment in the SERP will not apply) and no early retirement or payment reduction will apply. SERP benefits payable in the event of a termination of employment within two years of a change of control event described in Section 409A will commence on the first day of the month following the participant’s termination of employment, subject to the six-month delay applicable to key employees under Section 409A. Otherwise any SERP benefits payable following a change of control will be paid at normal retirement or early retirement as described above.

None of our Named Executive Officers has received credited service under the SERP for years not worked, and the Committee has adopted a policy that no newly hired employees may receive any such extra years of credited service. However,

•

the ESP, which was adopted during 2006, would provide each Named Executive Officer with the accrual of age and service credit under the SERP during his or her “severance period.” The SERP and ESP have been amended to eliminate these accruals during the severance period for employees that became SERP participants after August 3, 2011, including Messrs. Pitts and Reynolds.

•

To incentivize Mr. Pitts to join the company following the October 2013 acquisition of Vanguard and to encourage retention, the Committee approved a limited exception to its policy to grant Mr. Pitts credit for his 14 year employment with Vanguard, which is now a wholly-owned subsidiary of the company, subject to his completion of five years of service with Tenet. If Mr. Pitts does not satisfy the five-year employment condition, he will forfeit his entitlement to all SERP benefits. In approving the conditional credit for Vanguard service, the Committee took into account:

•	the fact that the other company for which we would count Mr. Pitts’ service time (Vanguard) now comprises a substantial portion of Tenet’s business;

•	Mr. Pitts’ unique ability to help complete the integration of Vanguard into our operations, which we believe is critical for our long-term success; and

•	Mr. Pitts’ extensive background and experience in the acquisition and development area.

During their employment, SERP participants are provided a life insurance and accidental death benefit for the designated beneficiary of each participant and a disability insurance policy for the benefit of each participant.

Nonqualified Deferred Compensation

The following table sets forth information as of December 31, 2013 with respect to our deferred compensation plans.

2013 Nonqualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(3)	Registrant Contributions in Last Fiscal Year ($)(4)	Aggregate Earnings in Last Fiscal Year ($)(5)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(6)
Trevor Fetter	2006 DCP(1) 2001 DCP(2)	159,022 -0-	38,150 -0-	45,358 47,440	-0- -0-	1,416,033 260,231
Dan Cancelmi	2006 DCP(1)	-0-	-0-	24,718	-0-	109,635
Keith Pitts	2006 DCP(1)	-0-	-0-	-0-	-0-	-0-
Britt Reynolds	2006 DCP(1)	33,819	16,909	8,378	-0-	71,557
Audrey Andrews	2006 DCP(1)	-0-	-0-	-0-	-0-	-0-

(1)	Represents amounts with respect to our 2006 DCP.

Tenet 2014 Proxy Statement	57

EXECUTIVE COMPENSATION (CONTINUED)

(2)	Represents amounts with respect to our 2001 DCP (as defined below).

(3)	Included in the amounts represented in the Summary Compensation Table as “Salary” and “Non-Equity Incentive Plan Compensation.”

(4)	Included in the amounts represented in the Summary Compensation Table as “All Other Compensation.”

(5)	These amounts are not included in the Summary Compensation Table because plan earnings were not preferential or above-market.

(6)

The fiscal year-end balance reported for the 2006 DCP includes the following amounts that were previously reported in the Summary Compensation Table as compensation for years 2006 through 2012: Mr. Fetter, $937,846; Mr. Cancelmi, $-0-; Mr. Pitts, $-0-; Mr. Reynolds, $-0-; and Ms. Andrews, $-0-. The fiscal year-end balance reported for the 2001 DCP includes $842 for Mr. Fetter that was previously reported in the Summary Compensation Table as compensation for years 2006 through 2012. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

Deferred Compensation Plans

We maintain two deferred compensation plans: (i) the Second Amended and Restated Tenet 2006 Deferred Compensation Plan (“2006 DCP”), a Section 409A compliant plan for deferrals elected with respect to amounts otherwise payable in calendar years beginning on and after January 1, 2005; and (ii) the Ninth Amended and Restated Tenet 2001 Deferred Compensation Plan (“2001 DCP”), a grandfathered plan for deferrals elected with respect to amounts otherwise payable in calendar years beginning before January 1, 2005. No additional elective deferrals or employer contributions may be made to the 2001 DCP. All of our Named Executive Officers and non-employee directors are eligible to participate in the 2006 DCP.

Employee participants are permitted to elect up to six types of elective deferral contributions (“Deferral Contributions”) to the 2006 DCP:

(i) base compensation deferrals of up to 75% of eligible compensation (base salary and certain other cash compensation, but excluding bonuses);

(ii) bonus deferrals of up to 100% of bonus under the AIP (97% if a supplemental bonus deferral is made as described below);

(iii) supplemental base compensation deferrals of 3% of eligible compensation when the employee reaches certain statutory limits on contributions under our 401(k) Plan;

(iv) supplemental bonus deferrals of 3% of bonus under the AIP;

(v) if authorized, discretionary compensation deferrals; and

(vi) if authorized, restricted stock unit deferrals, of up to 100% of the restricted stock units awarded under our stock incentive plans.

We will make an employer matching contribution to the 2006 DCP equal to 50% of an employee’s supplemental compensation deferrals and/or supplemental bonus deferrals. In addition, we may elect to make a discretionary contribution to the 2006 DCP with respect to any participant. We did not elect to make any discretionary contributions to the 2006 DCP for 2013. All elective deferrals and employer contributions made to the 2006 DCP are fully vested when made and are credited to a separate bookkeeping account on behalf of each participant.

Amounts deferred under the 2006 DCP or 2001 DCP will generally be distributed, as directed by the participant, upon either termination of service or the occurrence of a specified date. Matching and discretionary contributions are distributed upon termination of service. Distributions may be made in cash or in shares of our common stock, and may be made in the form of a lump sum payment or annual installments over a one to 15 year period, as elected by the participant. Any amounts that are payable from the 2006 DCP upon a termination of employment are subject to the six-month delay applicable to key employees under Section 409A. Under certain circumstances, a participant may elect to receive an immediate lump sum distribution under the 2001 DCP subject to a 10% forfeiture, a 13-month delay or the occurrence of a change of control.

58	Tenet 2014 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

Participants may request, on a daily basis, that any of the following investment crediting rates be applied to amounts credited to their 2001 DCP and 2006 DCP accounts: (i) an annual rate of interest equal to 120% of the applicable federal long-term (10-year) interest rate (which generated an annual return for 2013 of 3.47%); (ii) a rate of return based on one or more benchmark mutual funds, which are the same funds as those offered under our 401(k) Plan; or (iii) a rate of return based on the performance of our common stock, designated as stock units that are payable in shares of our common stock. Amounts that are deemed to be invested in stock units may not be transferred out of stock units and will be paid in shares of our common stock.

Potential Payments Upon Termination or Change of Control

The information below describes and quantifies certain compensation that would be paid under existing plans and arrangements if a Named Executive Officer’s employment had terminated on December 31, 2013, given his or her compensation and service levels as of that date and, as applicable, based on the NYSE closing price of $42.12 per share of our common stock on that date. These benefits are in addition to benefits available generally to our salaried employees, such as distributions under our 401(k) Plan, disability benefits and accrued vacation pay. A Named Executive Officer’s benefits under our deferred compensation plans will generally be distributed in connection with his or her termination of employment or the occurrence of a specified date. Benefits under the SERP are generally paid on early or normal retirement.

Due to the number of factors that affect the nature and amount of any benefits paid upon the occurrence of any of the events discussed below, any actual amounts paid may be different. Factors that could affect these amounts include the timing of the event, the company’s stock price and the executive’s age.

Death, Disability and Retirement

Upon the death of a Named Executive Officer, his or her survivors would receive payments from our insurance carriers under life insurance and accidental death and dismemberment policies provided in connection with the SERP. We provide coverage under each policy in an amount up to two times a Named Executive Officer’s salary, not to exceed $550,000 per policy (i.e., we pay up to $1,100,000), with excess coverage elected by the executive at his or her expense. As of December 31, 2013, the survivors of the Named Executive Officers would receive the following lump sum cash payments: Mr. Fetter, $1,600,000; Mr. Cancelmi, $3,025,000; Mr. Pitts, $1,100,000; Mr. Reynolds, $3,550,000; and Ms. Andrews, $2,939,000. In addition, under the SERP, the surviving spouse of a deceased Named Executive Officer would receive monthly payments equal to 50% of the retirement benefits that would have been payable to the executive.

Upon total and permanent disability, a Named Executive Officer would receive a cash payment from our insurance carrier, payable on a monthly basis until the executive reaches age 65, not to exceed $25,000 per month.

Upon retirement, a Named Executive Officer would receive a pro-rata bonus earned under the AIP.

Pursuant to the terms of the award agreements under the 2008 Stock Incentive Plan, if a Named Executive Officer dies, becomes totally and permanently disabled or, in the case of stock options only, retires, unvested options and restricted stock units will vest in full. If the options or restricted stock units are subject to performance criteria, however, then vesting is subject to the satisfaction of such performance criteria, and, if termination occurs prior to the end of the performance period, the awards will be subject to pro-rata vesting if and when the performance criteria are satisfied, based on the period of time employed during the performance period.

With respect to performance cash awards, if a Named Executive Officer terminates employment due to disability or death, the Named Executive Officer will be entitled to receive any earned amounts for all years during the performance period that have been completed at the time of termination and a prorated portion of any earned amounts for any year that has not been completed at the time of termination.

Tenet 2014 Proxy Statement	59

EXECUTIVE COMPENSATION (CONTINUED)

The table set forth below reflects the estimated aggregate amount of payments and other benefits each Named Executive Officer would receive upon termination of employment due to death, disability or retirement assuming that terminations occurred as of December 31, 2013.

Name	Termination Scenario	SERP Benefit ($)(1)	Performance Cash Awards ($)	Accelerated Equity Awards ($)(2)	Total ($)
Trevor Fetter	Death	6,745,289	175,553	26,008,643	32,929,485
	Disability	9,323,810	175,553	26,008,643	35,508,006
	Retirement	-0-	-0-	3,326,433	3,326,433
Dan Cancelmi	Death	1,453,025	7,524	4,770,328	6,230,877
	Disability	1,569,971	7,524	4,770,328	6,347,823
	Retirement	-0-	-0-	474,298	474,298
Keith Pitts	Death	-0-	-0-	2,545,354	2,545,354
	Disability	-0-	-0-	2,545,354	2,545,354
	Retirement	-0-	-0-	-0-	-0-
Britt Reynolds	Death	-0-	45,142	3,827,814	3,872,956
	Disability	384,421	45,142	3,827,814	4,257,377
	Retirement	-0-	-0-	735,279	735,279
Audrey Andrews	Death	740,995	-0-	1,313,512	2,054,507
	Disability	842,705	-0-	1,313,512	2,156,217
	Retirement	-0-	-0-	-0-	-0-

(1)

Represents the present value of the benefit payable under the SERP in each of the named scenarios based on each Named Executive Officer’s years of service to the company as of the date of death, disability or retirement and using the executive’s highest average monthly earnings (base salary and annual cash bonus under our AIP) over a 60-month period. Further, in the case of death and disability, the prior service credit percentage described under “Supplemental Executive Retirement Plan” on page 56 is 100%, the reduction for early commencement of death benefits is limited to 21% and disability benefits continue to accrue vesting credit until the executive attains normal retirement age. These amounts differ from the SERP benefit amounts shown in the Pension Benefits Table on page 56 because they reflect the SERP payment provisions under each scenario rather than the unreduced commencement of benefits at age 62.

(2)

Unvested performance-based restricted stock unit awards are reported as vesting at target levels (as such levels are disclosed above in the Outstanding Equity Awards Table and footnote 3 thereto). Amounts reflected are based on the NYSE closing price of $42.12 per share of our common stock on December 31, 2013 with respect to restricted stock units.

Non-Cause Termination/No Change of Control

Subject to the terms of the ESP and applicable equity plans and award agreements, and with respect to the ESP, further subject to signing a severance agreement containing restrictive covenants as well as a release, each of the Named Executive Officers is entitled to the following severance payments and other benefits if his or her employment is terminated without cause, or by the executive for good reason (a “non-cause” termination), outside the context of a change of control of the company:

•

Severance pay (base salary plus target bonus) during the “severance period” which is three years for Mr. Fetter, 2 1/2 years for Mr. Cancelmi, Mr. Pitts and Mr. Reynolds, and 1 1/2 years for Ms. Andrews;

•	Pro-rata bonus earned under the Annual Incentive Plan;

60	Tenet 2014 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

•

Continued coverage during the severance period under medical, dental, vision, life and long-term care benefit programs; provided that the executive continues to pay his or her portion of the cost of such coverages as in effect upon termination; reduced to the extent that the Named Executive Officer receives comparable benefits through other employment during the severance period;

•	Outplacement services equal to $25,000;

•

Pursuant to the terms of the ESP, the Named Executive Officers will forfeit any non-vested outstanding equity awards at termination to the extent the underlying equity award agreements do not otherwise provide for acceleration of vesting. Time-vested restricted stock unit awards vest upon a non-cause termination. Likewise, subject to satisfaction of the performance criteria, performance-based restricted stock unit awards and performance-based stock options vest upon a non-cause termination (with proration for any performance period not completed as of termination with respect to performance-based restricted stock unit awards);

•

Performance cash awards are subject to the same treatment as performance-based restricted stock unit awards with respect to any performance period not completed as of termination (any previously “banked” amounts shall also be payable); and

•	Age and service credit under the SERP during the severance period, for employees who became participants in the SERP prior to August 3, 2011.

The table set forth below reflects the estimated aggregate amount of payments and other benefits (not including reimbursable legal fees, if any, to obtain benefits under the ESP and certain reimbursable excise taxes, if any, incurred by the participant under Section 409A) each Named Executive Officer would receive upon a non-cause termination unrelated to any change of control assuming that terminations occurred as of December 31, 2013.

Name	Cash Severance ($)(1)	Health and Welfare Benefits ($)(2)	Outplace- ment Services ($)	Additional SERP Benefit ($)(3)	Performance Cash Awards ($)(4)	Accelerated Equity Awards ($)(4)(5)	Excise Tax Reimburse- ments ($)	Total ($)
Trevor Fetter	9,375,000	41,079	25,000	7,555,110	175,553	26,008,643	Not a benefit.	43,180,385
Dan Cancelmi	2,262,781	33,483	25,000	290,405	7,524	4,770,328		7,389,520
Keith Pitts	3,500,000	42,993	25,000	-0-	-0-	2,545,354		6,113,347
Britt Reynolds	3,263,813	34,983	25,000	-0-	45,142	3,827,814		7,196,751
Audrey Andrews	1,020,000	20,090	25,000	107,486	-0-	1,313,512		2,486,088
(1)

Severance is paid on a bi-weekly basis at termination, subject to certain amounts being delayed for a six-month period, in compliance with Section 409A. Severance pay will be reduced for any SERP benefits that become payable during the severance period. For employees who became participants in the SERP prior to August 3, 2011, at the end of the severance period, the Named Executive Officer’s SERP benefits will be adjusted to reflect the additional age and service credit provided under the ESP during the severance period. The Named Executive Officer’s severance pay will not be considered in calculating his or her final average earnings under the SERP.

(2)

Represents the aggregate incremental cost of providing medical, dental, life insurance, and accidental death and dismemberment benefits to the executive at active employee rates. “Incremental cost” is comprised of our contributions to the premium cost for these benefits and our cost of paying benefits under our self-funded plans.

(3)

Represents the present value of the additional benefit payable under the SERP which is attributable to the additional age and service credits that the Named Executive Officers accrue during their applicable severance periods, for employees who became participants in the SERP prior to August 3, 2011; however, the additional SERP benefit attributable to such age and service credits does not begin to be paid until the end of the severance period. The additional SERP benefit amounts do not include an amount of SERP benefits equal to that which would be payable in the event of retirement as shown in the Death, Disability and Retirement table on page 60; however, those benefits would also be payable by reason of a non-cause termination unrelated to a change of control of the company.

(4)	Performance cash awards will be paid following the end of the entire scheduled performance period and performance-based restricted stock units will be settled at termination.

(5)

Unvested performance-based restricted stock unit awards are reported as vesting at target levels (as such levels are disclosed above in the Outstanding Equity Awards Table and footnote 3 thereto). Amounts reflected are based on the NYSE closing price of $42.12 per share of our common stock on December 31, 2013 with respect to restricted stock units.

Tenet 2014 Proxy Statement	61

EXECUTIVE COMPENSATION (CONTINUED)

Non-Cause Termination/Change of Control

Subject to the terms of the ESP and applicable equity plans and award agreements, each of the Named Executive Officers is entitled to the following severance payments and other benefits if his or her employment is terminated without cause, or by the executive for good reason (a “non-cause” termination), during the period beginning six months prior to a change of control and ending 24 months following the occurrence of a change in control (the “protection period”):

•

The same benefits to which the executive would be entitled with respect to a non-cause termination outside the context of a change of control, provided that the “severance period” is three years for Messrs. Fetter, Cancelmi, Pitts and Reynolds and two years for Ms. Andrews. If the termination occurs within the six months prior to a change of control that results from the liquidation or dissolution of the company, however, then the severance period applicable to non-cause terminations outside the context of a change of control will apply;

•

Equity awards under our stock incentive plans that have not vested and are not assumed or exchanged for substitute equity by the successor to the company will accelerate and become vested upon a change of control irrespective of whether the Named Executive Officer terminates employment. Equity awards under our stock incentive plans that have not vested and are assumed or substituted by the successor to the company will accelerate and become vested upon a non-cause termination in connection with a change of control; performance-based restricted stock units and performance-based stock options will vest subject to the satisfaction of performance criteria (with proration for any performance period not completed as of termination); and

•

Performance cash awards that are assumed by a successor upon a change of control will be paid out at prorated earned levels with respect to 2011 awards for the year in which termination occurs and at target levels with respect to 2012 awards with respect to the year in which termination occurs and future plan years if a non-cause termination occurs (any previously “banked” amounts shall also be payable). In the event of a change of control of the company without termination of employment, performance cash awards will be settled (i) in the case of awards not assumed by the successor, at target levels with respect to the year in which the change of control occurs and future plan years (any “banked” amounts shall also be payable) and (ii) in the case of awards assumed by the successor, in accordance with the regular settlement terms of the awards.

In 2012 the company amended the ESP to eliminate all reimbursements and gross-ups with respect to golden parachute excise taxes. Pursuant to the ESP, if any payment or other benefit to which an executive is entitled under the ESP or otherwise will become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive’s payments and benefits shall be either (i) provided to the executive in full, or (ii) provided to the executive as to such lesser extent which would result in no portion of such payments and benefits being subject to the excise tax, whichever of the amounts results in the receipt by the executive, on an after-tax basis, of the greatest amount of benefits.

62	Tenet 2014 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

The table set forth below reflects the estimated aggregate amount of payments and other benefits (not including reimbursable legal fees, if any, to obtain benefits under the ESP and certain reimbursable excise taxes, if any, incurred by the participant under Section 409A) each Named Executive Officer would receive upon a non-cause termination related to any change of control assuming that terminations occurred as of December 31, 2013.

Name	Cash Severance ($)(1)	Health and Welfare Benefits ($)(2)	Outplace- ment Services ($)	Additional SERP Benefit ($)(3)	Performance Cash Awards ($)(4)	Accelerated Equity Awards ($)(5)	ESP Cutback for Excise Tax Avoidance ($)(6)	Excise Tax Reimburse- ments ($)	Total ($)
Trevor Fetter	9,375,000	41,079	25,000	8,836,399	1,750,000	26,008,643	-0-	Not a benefit.	46,036,121
Dan Cancelmi	2,715,338	40,179	25,000	3,993,787	75,000	4,770,328	-0-		11,619,631
Keith Pitts	4,200,000	51,592	25,000	-0-	-0-	2,545,354	(278,175)		6,543,771
Britt Reynolds	3,916,575	41,979	25,000	1,183,474	450,000	3,827,814	-0-		9,444,842
Audrey Andrews	1,360,000	26,786	25,000	3,467,816	-0-	1,313,512	-0-		6,193,114

(1)

In the case of a non-cause termination that occurs during the six months preceding either a change of control described in Section 409A or a change of control that is not described in Section 409A, severance pay will be paid in the same manner as a termination that is not related to a change in control. In the case of a non-cause termination that occurs within two years following a change of control described in Section 409A, payment of severance pay under the ESP will be made to the Named Executive Officer in a lump sum at termination, subject to any six-month delay required by Section 409A. In the case of a non-cause termination that occurs during the two years following a change of control that is not described in Section 409A, payment of severance pay under the ESP will be made to the Named Executive Officer in a lump sum at termination, to the extent permitted under Section 409A without penalty, and the remainder of such severance pay will be paid in the same manner as a termination that is not related to a change in control.

(2)

Represents the aggregate incremental cost of providing medical, dental, life insurance, and accidental death and dismemberment benefits to the executive at active employee rates. “Incremental cost” is comprised of our contributions to the premium cost for these benefits and our cost of paying benefits under our self-funded plans.

(3)

Represents the present value of the additional benefit payable under the SERP in the event of a non-cause termination related to a change of control of the company. The additional SERP benefit amounts do not include an amount of SERP benefits equal to that which would be payable in the event of retirement as shown in the Death, Disability and Retirement table on page 60; however, those benefits would also be payable by reason of a termination related to a change of control of the company. The additional SERP benefit amounts would include age and service credits for the Named Executive Officers that would accrue during their applicable severance periods, for employees who became participants in the SERP prior to August 3, 2011, and would be based on: (i) the deemed full vesting of the Named Executive Officers in their SERP benefits without regard to their actual years of service; (ii) all of their years of service to the company and using the executive’s highest average monthly earnings (base salary and annual cash bonus under our AIP) over a 60-month period; and (iii) the immediate commencement of SERP benefits without any reduction in benefits for early commencement.

In the event of a change of control of the company without termination of employment, the additional retirement benefits payable under the SERP to the Named Executive Officers would be as follows: Mr. Fetter, $19,633,344; Mr. Cancelmi, 3,876,875; Mr. Pitts; $-0-; Mr. Reynolds, $740,588, and Ms. Andrews, $2,253,197. These amounts have been calculated as described above in this footnote, but without the accrual of additional age and service credits during the severance period. These amounts differ from the additional SERP benefits payable by reason of a termination following a change of control because in a non-termination scenario (i) the benefit cutback provisions of the ESP for the avoidance of golden parachute excise taxes are not applicable and (ii) benefits under the SERP do not commence until retirement. These amounts do not include those benefits shown in the Pension Benefits table on page 56 and those benefits would also be payable upon retirement.

Present value calculations use the assumptions discussed in footnote 3 to the Pension Benefits Table.

(4)

Performance cash awards are reported at target levels; however, as described above, if a non-cause termination occurs, performance cash awarded in 2011 will be paid out at earned levels and performance cash awarded in 2012 will be paid out at earned levels for completed periods. Performance cash awards that are assumed by a successor upon a change of control will be paid following the end of the entire scheduled performance period if a non-cause termination occurs. In the event of a change of control of the company without termination of employment, performance cash awards will be paid out (a) in the case of awards not assumed by the successor, following the end of the entire scheduled performance period and (b) in the case of awards assumed by the successor, in accordance with the regular settlement terms of the awards.

(5)

Performance-based restricted stock unit awards are reported at target levels (as such levels are disclosed above in the Outstanding Equity Awards Table and footnote 3 thereto). Amounts reflected have been calculated using the NYSE closing price of $42.12 per share of our common stock on December 31, 2013 with respect to restricted stock units.

Tenet 2014 Proxy Statement	63

EXECUTIVE COMPENSATION (CONTINUED)

(6)	Represents a reduction in otherwise payable ESP benefits in an amount sufficient to avoid an application of the golden parachute excise tax.

Definitions:

“Cause” under our deferred compensation plans, ESP, SERP, AIP and stock incentive plans is defined as (a) when used in connection with a qualifying termination triggering benefits outside the context of a change of control, an executive’s: (i) dishonesty, (ii) fraud, (iii) willful misconduct, (iv) breach of fiduciary duty, (v) conflict of interest, (vi) commission of a felony, (vii) material failure or refusal to perform his job duties in accordance with company policies, (viii) a material violation of company policy that causes harm to the company or an affiliate, or (ix) other wrongful conduct of a similar nature and degree; (b) when used in connection with a qualifying termination triggering benefits in the context of a change of control: (i) any intentional act or misconduct materially injurious to the company or any affiliate, financial or otherwise, including, but not limited to, misappropriation or fraud, embezzlement or conversion by the executive of the company’s or any affiliate’s property in connection with the executive’s employment with the company or an affiliate, (ii) any willful act or omission constituting a material breach by the executive of a fiduciary duty, (iii) a final, non-appealable order in a proceeding before a court of competent jurisdiction or a final order in an administrative proceeding finding that the executive committed any willful misconduct or criminal activity (excluding minor traffic violations or other minor offenses), which commission is materially inimical to the interests of the company or any affiliate, whether for his personal benefit or in connection with his duties for the company or an affiliate, (iv) the conviction (or plea of no contest) of the executive for any felony, (v) material failure or refusal to perform his job duties in accordance with company policies (other than resulting from the executive’s disability as defined by company policies), or (vi) a material violation of company policy that causes material harm to the company or an affiliate.

A “change of control” under our deferred compensation plans, ESP, SERP, AIP and stock incentive plans will have occurred if: (i) any one person, or more than one person acting as a group, acquires, directly or indirectly, whether in a single transaction or a series of related transactions, more than 50% of the total fair market value or voting power of our stock (including stock held prior to such acquisition); (ii) any one person, or more than one person acting as a group, acquires, directly or indirectly, during a 12-month period ending on the date of the most recent acquisition by such person or persons, 35% or more of the total voting power of our stock (not considering stock owned by such person or group prior to such 12-month period); (iii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our Board prior to such election; (iv) a sale, exchange, lease, disposition or other transfer of all or substantially all of the assets of the company; or (v) there occurs a liquidation or dissolution of the company that is approved by a majority of the company’s shareholders. This definition of change of control complies with Section 409A except for item (v) (i.e., items (i), (ii), (iii) and (iv) are described in Section 409A).

“Good Reason” under our ESP, SERP, AIP and stock incentive plans is defined as: (a) in the case of a voluntary termination of employment by an executive preceding or more than two years following a change of control: (i) a material diminution in the executive’s job authority, responsibilities or duties; (ii) a material diminution of the executive’s base salary; (iii) an involuntary and material change in the geographic location of the workplace at which the executive must perform services; or (iv) any other action or inaction that constitutes a material breach by the employer or a successor of the agreement under which the executive provides services; (b) in the case of a voluntary termination of employment by an executive upon or within two years following a change of control: (i) a material downward change in job functions, duties, or responsibilities which reduces the rank or position of the executive; (ii) a reduction in the executive’s annual base salary; (iii) a reduction in the aggregate value of the executive’s annual base salary and AIP target bonus opportunity; (iv) a material reduction in the executive’s retirement or supplemental retirement benefits; (v) an involuntary and material change in the geographic location of the workplace at which the executive must perform services; or (vi) any other action or inaction that constitutes a material breach by the employer or a successor of the agreement under which the executive provides services.

64	Tenet 2014 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We currently grant stock options, as well as restricted stock units, under our 2008 Stock Incentive Plan. All options were granted with an exercise price equal to the NYSE closing price per share of our common stock on the date of grant. Options normally are exercisable at the rate of one-third per year beginning one year from the date of grant and generally expire within a period of no more than 10 years from the date of grant. Most of our restricted stock unit grants vest over a three-year period.

The following table summarizes certain information with respect to our equity compensation plans pursuant to which rights remain outstanding as of December 31, 2013.

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,308,111	$30.79		6,631,114	(1)
Equity compensation plans not approved by security holders(2)	74,834	—	(3)	-0-
Total	3,382,945			6,631,114
(1)

Includes 405,381 shares remaining for issuance pursuant to the Tenth Amended and Restated 1995 Employee Stock Purchase Plan and 6,225,733 shares remaining for issuance under the 2008 Stock Incentive Plan. In connection with our acquisition of Vanguard on October 1, 2013, we added 4,514,403 shares (the “Vanguard Shares”) to the shares remaining for issuance under the 2008 Stock Incentive Plan based on the equivalent value of shares (using the acquisition price) which were previously approved by Vanguard’s shareholders under Vanguard’s 2011 Stock Incentive Plan and available for issuance by Vanguard at the time of our acquisition. The Vanguard Shares are available for issuance to our employees who were employed by Vanguard prior to the acquisition but are not available for issuance to our employees who were employed by Tenet prior to the acquisition. Because of this limitation, we will relinquish the Vanguard Shares effective upon shareholder approval of the proposal to amend the 2008 Stock Incentive Plan (Proposal 3). All shares available under the 2008 Stock Incentive Plan may be used for option-based and all other awards authorized under the 2008 Stock Incentive Plan. As approved by our shareholders, option-based awards and stock appreciation rights continue to reduce the number of shares available for issuance on a one-to-one basis. However, grants of all other awards, such as restricted stock units, reduce the number of shares available by 1.2 shares for each share subject to such awards. On February 26, 2014, 1,479,478 of the 6,631,114 shares were awarded through our annual equity compensation grant process, leaving 5,513,406 shares available for grant under the 2008 Stock Incentive Plan, which will be reduced to 1,753,908 shares after we relinquish the remaining Vanguard Shares. The 1,479,478 shares awarded consisted of 1,232,898 restricted stock units which reduced the available shares by 1.2 shares for each unit awarded.

(2)

Consists of deferred compensation invested in 74,834 stock units under our deferred compensation plans payable in common stock. The potential future dilutive effect of our deferred compensation plans due to future investment of deferrals into stock units cannot be estimated. A description of the material features of our deferred compensation plans is contained in “Deferred Compensation Plans” beginning on page 58.

(3)	No exercise price is applicable to the stock units under our deferred compensation plans.

Tenet 2014 Proxy Statement	65

SECURITIES OWNERSHIP

Securities Ownership of Management

The table below indicates the shares, options and other securities beneficially owned by our directors, each of our Named Executive Officers and our directors and executive officers as a group, as of March 12, 2014. No director or current executive officer has pledged any shares of our common stock.

	Shares Beneficially Owned(1)
Name	Shares of Common Stock(2)		Options Exercisable on or Before May 11, 2014	Percent of Class as of March 12, 2014
Audrey Andrews	13,624		2,208	*
John Ellis Bush	59,403	(3)	-0-	*
Daniel J. Cancelmi	74,849		24,791	*
Trevor Fetter	1,064,168	(4)	1,149,737	2.2%
Brenda J. Gaines	71,437	(5)	-0-	*
Karen M. Garrison	63,321	(6)	-0-	*
Edward A. Kangas	66,796	(7)	-0-	*
J. Robert Kerrey	9,591	(8)	-0-	*
Richard R. Pettingill	99,062	(9)	12,476	*
Keith B. Pitts	25,000		-0-	*
Britt T. Reynolds	60,225		37,666	*
Ronald A. Rittenmeyer	22,978	(10)	-0-	*
James A. Unruh	60,482	(11)	10,284	*
Executive officers and directors as a group (13 persons)	1,690,936		1,237,162	3.0%
*	Less than 1%.

(1)

Except as indicated, each individual named has sole control as to investment and voting power with respect to the securities owned. The number of shares in this table and throughout this Proxy Statement have been adjusted for the reverse stock split effective October 11, 2012.

(2)

As noted in the footnotes below, some amounts in this column include stock units representing the value of the owner’s deferred compensation invested in stock units at his or her election under the terms of one or both of our deferred compensation plans. These units are settled in shares of our common stock upon termination of service. In addition, as noted below, the totals in this column for each non-employee director include restricted stock units granted under the terms of our stock incentive plans. These restricted stock units are settled in shares of our common stock upon termination of service in the case of restricted stock units awarded prior to May 2007 and within 60 days of the earlier of the third anniversary of the date of grant and termination of service, in the case of awards beginning in May 2007 (unless deferred under the Special RSU Deferral Plan).

(3)

Includes 10,945 stock units representing the value of Mr. Bush’s deferred compensation invested in stock units at his election under the terms of our deferred compensation plans and 28,127 restricted stock units granted under our stock incentive plans.

(4)

Includes 2,550 shares held by Mr. Fetter’s spouse and 4,699 stock units representing the value of Mr. Fetter’s deferred compensation invested in stock units at his election under the terms of our deferred compensation plans.

(5)	Includes 2,500 shares held in trust and 32,123 restricted stock units granted under our stock incentive plans.

(6)	Includes 32,123 restricted stock units granted under our stock incentive plans.

(7)	Includes 30,598 restricted stock units granted under our stock incentive plans.

66	Tenet 2014 Proxy Statement

SECURITIES OWNERSHIP (CONTINUED)

(8)	Includes 6,233 restricted stock units granted under our stock incentive plans.

(9)

Includes 22,730 stock units representing the value of Mr. Pettingill’s deferred compensation invested in stock units at his election under the terms of our deferred compensation plans and 49,868 restricted stock units granted under our stock incentive plans.

(10)	Includes 22,978 restricted stock units granted under our stock incentive plans.

(11)

Includes 314 stock units representing the value of Mr. Unruh’s deferred compensation invested in stock units at his election under the terms of our deferred compensation plans and 29,534 restricted stock units granted under our stock incentive plans.

Securities Ownership of Certain Shareholders

Based on reports filed with the SEC, each of the following entities owns more than 5% of our outstanding common stock. We know of no other entity or person that beneficially owns more than 5% of our outstanding common stock.

Name and Address	Number of Shares Beneficially Owned		Percent of Class as of March 12, 2014
Glenview Capital Management, LLC 767 Fifth Avenue, 44th Floor New York, NY 10153	13,812,831	(1)	13.92%
Harris Associates L.P. Two North LaSalle Street, Suite 500 Chicago, IL 60602-3790	7,724,422	(2)	7.80%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,666,942	(3)	6.71%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	6,237,775	(4)	6.30%
The London Company 1801 Bayberry Court, Suite 301 Richmond, VA 23226	5,215,129	(5)	5.26%
(1)

Based on a Schedule 13G/A filed with the SEC on February 14, 2014 by Glenview Capital Management, LLC, and its named subsidiaries and affiliates, and Lawrence M. Robbins, as of December 31, 2013. The group reported shared voting and investment power with respect to all of the shares indicated above.

(2)

Based on a Schedule 13G/A filed with the SEC by Harris Associates L.P. (“Harris”) on February 12, 2014, along with its general partner Harris Associates, Inc. (“HAI”), as of December 31, 2013. Harris and HAI reported sole voting and investment power with respect to 6,044,722 of the shares indicated above.

(3)

Based on a Schedule 13G/A filed with the SEC on February 12, 2014 by The Vanguard Group, Inc., on behalf of itself and its named subsidiaries and affiliates, as of December 31, 2013. The group reported sole voting power with respect to 135,234 of the shares indicated above, sole investment power with respect to 6,539,458 of the shares indicated above and shared investment power with respect to 127,484 of the shares indicated above.

(4)

Based on a Schedule 13G/A filed with the SEC on January 30, 2014 by BlackRock, Inc. on behalf of itself and its named subsidiaries and affiliates, as of December 31, 2013. The group reported sole voting power with respect to 5,538,241 of the shares indicated above and sole investment power with respect to all of the shares indicated above.

(5)

Based on a Schedule 13G/A filed with the SEC on February 12, 2014 by The London Company (“London”), as of December 31, 2013. London reported sole voting and investment power with respect to 4,808,135 of the shares indicated above and shared investment power with respect to 406,994 of the shares indicated above.

Tenet 2014 Proxy Statement	67

PROPOSAL 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are asking shareholders to vote on an advisory resolution to approve the company’s executive compensation as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 29, we have designed our executive compensation program to align the interests of our Named Executive Officers with shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term performance goals.

We urge you to read the “Compensation Discussion and Analysis,” which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 49 through 64, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving the goals of our executive compensation program and that the compensation of our Named Executive Officers reported in this Proxy Statement reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Securities Exchange Act of 1934, adopted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking shareholders to vote in favor of the following advisory resolution at the Annual Meeting:

“RESOLVED, that the company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the company’s 2014 Annual Meeting of Shareholders.”

This resolution, commonly referred to as a “say-on-pay” resolution, will be considered to have been approved by shareholders on an advisory basis if the votes cast for approval exceed the votes cast against approval. This advisory resolution is not binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless marked to the contrary, proxies will be voted FOR the approval of the advisory resolution on the company’s executive compensation.

The Board recommends that shareholders vote “FOR” the approval of the advisory resolution to approve executive compensation.

68	Tenet 2014 Proxy Statement

PROPOSAL 3—AMENDMENT OF 2008 STOCK INCENTIVE PLAN

The Tenet Healthcare 2008 Stock Incentive Plan (the “Plan”) provides for the issuance of long-term incentive compensation, including equity-based awards, to our employees and directors. As of March 12, 2014, there were 1,753,908 shares remaining for issuance under the plan, excluding the Vanguard Shares (discussed below). We are seeking shareholder approval of a proposal to amend the Plan to increase the number of shares available for issuance by 4,200,000 shares. The Plan is the only compensation plan under which we grant equity-based compensation awards to our employees.

Background and History of Plan. The Company’s shareholders initially approved the Plan in May 2008 and approved an amendment of the Plan (the primary purpose of which was to add additional shares for issuance) in May 2010. The Plan initially provided for the issuance of 8,750,000 shares of our common stock. The subsequent amendment of the Plan added an additional 5,325,000 shares for issuance under the Plan.

Impact of Vanguard Acquisition on Plan. As a result of our acquisition of Vanguard on October 1, 2013, and in accordance with the rules of the New York Stock Exchange, we succeeded to the right to issue 4,514,403 shares of common stock (the “Vanguard Shares”) to certain employees previously employed by Vanguard and retained by us following the acquisition. These shares were authorized for issuance under Vanguard’s pre-existing plans. If the shareholders approve our proposal to amend the Plan, we will relinquish our right to issue the Vanguard Shares and rely solely upon the shares authorized under the Plan.

Proposed Amendment. On February 26, 2014, the Compensation Committee of our Board of Directors approved, subject to shareholder approval, an amendment to the Plan which would have the following effects:

Amendment	Purpose
Add 4,200,000 shares (the “Additional Shares”) to the Plan

•  The Plan is intended to enable us to deliver a portion of our employee and director compensation in the form of grants of stock and cash-based incentive awards, which awards in the discretion of the Committee may be designed to satisfy the performance-based compensation exception to the $1 million limit on deductible compensation under Section 162(m) of the Code.

•  We are proposing to add the Additional Shares to give the company increased flexibility to continue to attract, motivate and retain qualified employees and directors, and provide them with the incentive to maximize long-term shareholder returns and achieve long-term objectives that will inure to the benefit of our shareholders.

•  The number of participants in the Plan is approximately 850, of which only 13 are directors and executive officers.

Adjust the ratio used for counting awards issued under the Plan, other than stock options and stock appreciation rights, from 1.2-to-1 to 1.65-to-1 (see Section 3.1 of the attached Plan, as amended and restated).

•  The increase in the ratio used to count shares is beneficial to shareholders because it reduces the potential dilution from full value awards (i.e., restricted stock units) because they would count against the Plan at a higher rate.

Share Usage Rate. Share usage rate is a metric that our Board of Directors monitors to ensure that the shares awarded under our equity compensation plans are not excessively dilutive to our shareholders. It is defined as the number of shares granted under our equity incentive plans divided by the basic weighted average common shares outstanding for each of the last three fiscal years. Over the past three fiscal years, our annual share usage rate has averaged 1.62%. The Board of Directors confirmed that this share usage

Tenet 2014 Proxy Statement	69

PROPOSAL 3—AMENDMENT OF 2008 STOCK INCENTIVE PLAN (CONTINUED)

rate has been consistent with the rates among our peer companies and is reasonable from a competitive standpoint. Based upon our historical share usage rate and our currently anticipated equity compensation requirements, we believe that the Additional Shares will be sufficient to fund our equity compensation program for approximately the next three years.

Outstanding Equity Compensation Awards. As of March 12, 2014, there were 2,554,337 options outstanding under all equity compensation plans, with a weighted average exercise price of $26.50 and a weighted average remaining term of 3.59 years. On such date, the aggregate number of unvested full value awards (i.e., restricted stock units) outstanding under all equity compensation plans was 3,096,658. The closing price of a share of our common stock on the New York Stock Exchange on March 12, 2014 was $41.31.

Deductibility for Federal Tax Purposes. The Board of Directors believes that it is in the best interests of the company and its shareholders to continue to provide for an equity incentive plan under which equity-based compensation awards made to our executive officers can qualify for deductibility by us for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that awards under it can satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) (“Section 162(m)”) of the Code, however, there can be no guarantee that amounts payable under the Plan will be treated as qualified “performance-based compensation” under Code Section 162(m).

In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1 million paid in any one year to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than the Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our shareholders at least once every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. With respect to awards under the Plan, each of these aspects is discussed below, and shareholder approval of the Plan will constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

Summary of Plan. We have summarized below the primary features of the Plan, as proposed to be amended, below. The summary is qualified by, and subject to, the actual provisions of the Plan, a copy of which is attached as Appendix A. The meaning of capitalized terms not defined in this summary can be found in the “Definitions” section of the Plan.

Shares Available Under the Plan

Upon approval of the proposed amendment by our shareholders (giving effect to our relinquishment of the Vanguard Shares), there will be an aggregate of 5,953,908 shares of our common stock (“Shares”), par value $0.05 per share, available for issuance pursuant to future Awards (as defined below) under the Plan, reduced by any shares subject to awards granted between March 12, 2014 and the date of the Annual Meeting. Each share of Common Stock issued pursuant to settlement of Options and Appreciation Rights will reduce the number of shares on a 1-for-1 basis. Each share of Common Stock issued pursuant to settlement of Restricted Stock, Performance Units or Restricted Units granted on or prior to March 12, 2014 reduced or will reduce the number of shares by 1.2 shares. Each share of Common Stock issued pursuant to settlement of Restricted Stock, Performance Units or Restricted Units granted after March 12, 2014 will reduce the number of shares by 1.65 shares. The aggregate number of Shares that may be issued to settle Awards that are intended to satisfy the performance-based compensation exception of Section 162(m) of the Code will not exceed certain amounts as described below under “Section 162(m) Provisions.” Upon approval of the proposed amendment by our shareholders, the Additional Shares will be registered with the Securities and Exchange Commission on a Form S-8.

Administration of the Plan; Eligibility and Awards

The Plan is administered by the Compensation Committee (the “Committee”), which is composed entirely of independent directors. The Committee selects the individuals eligible to participate in the Plan, the types of

70	Tenet 2014 Proxy Statement

PROPOSAL 3—AMENDMENT OF 2008 STOCK INCENTIVE PLAN (CONTINUED)

Awards granted, the time(s) at which Awards may be granted and the number of Shares to be covered by each Award granted. The Committee also has the authority to interpret and administer the Plan, to determine the terms and conditions of Awards and to make all other determinations relating to the Plan that it deems necessary or desirable for the administration of the Plan. The Plan will terminate on February 26, 2024, except with respect to Awards then outstanding.

Eligible participants under the Plan include all of our directors and employees as selected by the Committee. Approximately 850 persons currently participate in the Plan. The approximate number of employees and non-employee directors eligible to be granted awards under the Plan as of March 12, 2014 were 842 and eight, respectively. Awards that may be granted under the Plan include Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards and Other Share-Based Awards and any other right, interest or option relating to shares of the company or cash granted pursuant to the Plan. Each Award granted under the Plan is evidenced by a written Award Agreement in a form, and containing such terms and conditions, as the Committee determines. While Awards typically are granted to selected eligible participants once a year, the Committee may grant Awards to any eligible participant at any time. The Committee may delegate to management the authority to grant Awards to employees who are not executive officers.

Terms and Conditions of Options

Options may be granted alone or in addition to other Awards. Options may be nonqualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code; provided, that incentive stock options may only be granted to employees and are subject to the requirements of Section 422 of the Internal Revenue Code as explained in the Plan.

The exercise price for Shares purchasable under an Option will not be less than 100% of the Fair Market Value of the Shares on the date of grant. Options may be exercised during a term not to exceed 10 years from the date of grant. The Committee will determine the period over when Options will vest and become exercisable, which (except for certain limited circumstances such as death, disability, retirement or a Change in Control) will not be less than one year from the date of grant; provided, however, that this minimum vesting period is not applicable to (i) grants to new hires to replace forfeited Awards from a prior employer, (ii) grants of Options in payment of Performance Awards and other earned cash-based incentive compensation or (iii) grants of Options to non-employee directors. The Committee may permit participants to use shares they own of our common stock to pay the exercise price and may provide that the Shares to be issued upon an Option’s exercise will be in the form of Restricted Stock or other similar securities.

Terms and Conditions of Stock Appreciation Rights

A Stock Appreciation Right may be granted in connection with, or without relationship to, all or part of any Award, either at the time of grant or at any time during the term of the Award. A Stock Appreciation Right will have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Internal Revenue Code with respect to Stock Appreciation Rights granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten years. The Committee may impose such other conditions or restrictions on the terms of the exercise and the grant price of any Stock Appreciation Right as it deems appropriate. Stock Appreciation Rights will be subject to the same minimum vesting period (and same exceptions thereto) as Options.

Upon the exercise of a Stock Appreciation Right, the holder will have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than the Fair Market Value as the Committee determines at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except as provided in the Plan with respect to substitute shares or share adjustments, will not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right. The Committee may determine, in its sole discretion, whether payment of a Stock Appreciation Right will be made in cash, in whole Shares, or any combination thereof.

Tenet 2014 Proxy Statement	71

PROPOSAL 3—AMENDMENT OF 2008 STOCK INCENTIVE PLAN (CONTINUED)

Terms and Conditions of Restricted Stock and Restricted Stock Units

The Committee may grant Restricted Stock and Restricted Stock Units either alone or in addition to other Awards and as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee will determine the Vesting Period, which (except for certain limited circumstances such as death, disability, retirement or a Change in Control) will not be less than three years from the date of grant (but which may provide for pro rata vesting over such time); provided, however, that this minimum Vesting Period is not applicable to (i) grants to new hires to replace forfeited Awards from a prior employer, or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. Restricted Stock Awards and Restricted Stock Unit Awards subject to the achievement of performance objectives will have a minimum Vesting Period of one year. The minimum Vesting Period requirements will not apply to Restricted Stock or Restricted Stock Units granted to non-employee directors.

Unless otherwise provided in the applicable Award Agreement, beginning on the date of the grant of Restricted Stock, the Participant will become a shareholder of the company with respect to all Shares subject to the Award Agreement and will have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving Restricted Stock Units will not possess voting rights with respect to such Award. Generally, Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any unvested Awards of Restricted Stock or Restricted Stock Units will be subject to the same restrictions as the Award itself. The certificates representing a grant of Restricted Stock will remain in the physical custody of the company until such Restricted Stock has vested and any other restrictions are removed or expire.

Terms and Conditions of Performance Awards

The Committee may grant Performance Awards in the form of Performance Cash or Performance Share Units. Performance Awards may be granted for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards. The amount of the Award to be distributed, the performance criteria to be achieved during any Performance Period and the length of the Performance Period will be conclusively determined by the Committee. However, a Performance Period will not be shorter than 12 months. Except as provided otherwise in an Award Agreement or in the event of a Change in Control, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, or any combination thereof, as determined in the sole discretion of the Committee. Performance Awards may also be paid in lump sum or in installments following the close of the Performance Period, or, in accordance with procedures established by the Committee, on a deferred basis subject to Section 409A of the Internal Revenue Code.

Terms and Conditions of Other Share-Based Awards

The Committee may grant Other Share-Based Awards to participants either alone or in addition to other Awards. Other Share-Based Awards are also available as a form of payment of other Awards and other earned cash-based compensation. Other Share-Based Awards are subject generally to the same vesting conditions noted for Restricted Stock and Restricted Stock Units above. Other Share-Based Awards may be paid in cash, Shares, or any combination thereof, as determined by the Committee in its sole discretion. Other Share-Based Awards may be paid in a lump sum or in installments or on a deferred basis subject to Section 409A of the Internal Revenue Code.

Effect of Termination of Employment

The Committee will determine and set forth in each Award Agreement whether any Awards will, as applicable, continue to be exercisable and the terms of such exercise, or cease to be subject to restrictions and the timing of when such restrictions will lapse, on and after the date that a participant ceases to be employed by or to provide services to us (including as a director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

72	Tenet 2014 Proxy Statement

PROPOSAL 3—AMENDMENT OF 2008 STOCK INCENTIVE PLAN (CONTINUED)

Section 162(m) Provisions

If the Committee determines that at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the provisions of the Plan relating to Section 162(m) of the Internal Revenue Code will be applicable to such Award (i.e., may grant such Award as a 162(m) Award). In such case, the vesting of the Award and the distribution of cash, Shares or other property pursuant thereto, as applicable, will be subject to the achievement of one or more objective performance criteria established by the Committee within the time required by Section 162(m). In addition, certain limitations apply to Section 162(m) Awards. Specifically, during any consecutive five year period, no participant may with respect to 162(m) Awards (1) be granted Options or Stock Appreciation Rights with respect to more than an average of 375,000 Shares per year, or (2) earn more than an average of (a) 375,000 Shares per year under other Awards or (b) an average of $7,500,000 per year with respect to Performance Awards. If a 162(m) Award is cancelled, the cancelled Award will continue to be counted toward the applicable Limitations. The rules and regulations promulgated under Section 162(m) of the Code are complicated, however, and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Plan will be deductible under all circumstances.

The performance criteria for 162(m) Awards are limited to the following performance measures, taken alone or in conjunction with each other, each of which may be adjusted by the Committee to exclude the before-tax or after-tax effects of any significant acquisitions or dispositions not included in the calculations made in connection with setting the performance criteria for the relevant 162(m) Award:

(1) Basic or diluted earnings per share of common stock, which may be calculated as income calculated in accordance with (4) below, divided by (x) the weighted average number of shares, in the case of basic earnings per share, and (y) the weighted average number of shares and share equivalents of common stock, in the case of diluted earnings per share;

(2) Cash flow, which may be calculated or measured in any manner specified by the Committee;

(3) Economic value added, which is after-tax operating profit less the annual total cost of capital;

(4) Income, which may include, without limitation, net income, operating income, volume measures (e.g., admissions or visits) and expense control measures, and which may be calculated or measured before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes;

(5) Quality of service and/or patient care which may be measured by the extent to which the company achieves pre-set quality objectives including, without limitation, patient, physician and/or employee satisfaction objectives;

(6) Business performance or return measures (consisting of market share, debt reduction, return on assets, capital, equity, or sales), which may be calculated or measured in any manner specified by the Committee;

(7) The price of the company’s common stock or preferred stock (including, but not limited to, growth measures and total shareholder return), which may be calculated or measured in any manner specified by the Committee; or

(8) Any of the above performance criteria, determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies deemed by the Committee to be comparable to the company.

All determinations regarding the achievement of performance goals are made by the Committee. The Committee may adjust downwards, but not upwards, the amount payable pursuant to a 162(m) Award;

Tenet 2014 Proxy Statement	73

PROPOSAL 3—AMENDMENT OF 2008 STOCK INCENTIVE PLAN (CONTINUED)

provided, however, that no such adjustment shall be made if it would cause the Plan or an Award to fail to comply with or be exempt from the requirements of Section 409A of the Code. The Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances, subject to the requirements of Section 162(m) of the Code.

Adjustment Provisions

Awards may be adjusted in the event of unusual events such as distributions in connection with a merger or reorganization or stock splits. In addition, in the event of a Change in Control, the treatment of outstanding Awards granted to employees generally depends on whether: (i) the successor company assumes or substitutes the applicable Award, in which case such Awards will continue pursuant to their terms; and/or (ii) the participant incurs a Qualifying Termination, in which case such outstanding Awards will become immediately vested and exercisable or transferable, depending on the type of Award. If the successor company does not assume or substitute the applicable Award, such Award will become immediately vested and exercisable, depending on the type of Award, as of the date of the Change in Control irrespective of whether the participant incurs a Qualifying Termination.

In addition, the Committee may make other determinations, as described in the Plan, regarding the effect of a Change in Control on Awards.

Transferability of Awards

Generally, Awards granted under the Plan are not transferable other than (i) by will or the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order. The Committee in its discretion may permit other transfers of Awards pursuant to the terms of the Plan.

Amendment and Termination of the Plan

The Committee has the authority to amend, suspend or terminate the Plan at any time. The Committee may not amend the Plan in any respect that materially increases the benefits available under the Plan without the approval of our shareholders, including, (a) increasing the number of Shares that may be the subject of Awards under the Plan (b) expanding the types of Awards available under the Plan, (c) materially expanding the class of persons eligible to participate in the Plan, (d) amending any provision of the Plan regarding changes in the exercise price of Options and Stock Appreciation Rights, (e) increasing the maximum permissible term of any Option or the maximum permissible term of a Stock Appreciation Right, or (f) increasing the Limitations set forth above.

Certain Federal Income Tax Consequences

The following is a general description of the U.S. federal income tax consequences to participants and the company relating to Awards. This discussion does not purport to cover all tax consequences relating to the Awards, and assumes, with respect to deductibility of compensation by the company, that to the extent applicable, the requirements of Section 162(m) of the Internal Revenue Code have been satisfied. Also, our ability to obtain a deduction for future payments under the Plan could be limited by the “golden parachute rules” of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change of control of the employer corporation. The tax treatment may also vary depending on the participant’s particular situation and may, therefore, be subject to special rules not discussed below.

A participant who receives Options or Stock Appreciation Rights generally will not recognize any income, nor will the company be entitled to any tax deduction, in the year of the grant. At the time that a nonqualified stock option or Stock Appreciation Right is exercised, the participant will recognize ordinary income in an amount equal to the excess of (a) the Fair Market Value of the Shares purchased (or subject to a Stock Appreciation Right) over (b) the exercise price of the Option for such Shares (or the price stated in a Stock Appreciation Right). We generally will be entitled to a tax deduction in an amount equal to the amount includible in the income of the participant in the taxable year in which the participant is required to recognize

74	Tenet 2014 Proxy Statement

PROPOSAL 3—AMENDMENT OF 2008 STOCK INCENTIVE PLAN (CONTINUED)

the income. A participant who disposes of Shares received upon the exercise of a nonqualified stock option will recognize capital gain (or loss) in an amount equal to the difference between (a) the amount realized on the disposition of the Shares, and (b) the Fair Market Value of the Shares on the date on which the Option was exercised. The capital gain (or loss) will be considered long-term if the Shares received upon exercise of the nonqualified stock option are held for more than one year after the Option was exercised. We are not entitled to any deduction for federal income tax purposes upon a participant’s disposition of stock received upon the exercise of an Option (other than, in the circumstances described below, an incentive stock option).

A participant will recognize no income for federal income tax purposes upon the grant or the exercise of an incentive stock option, provided that the exercise occurs during employment or within three months after termination, other than in the case of disability. If the Shares acquired upon the exercise are held for a minimum of both (a) two years from the date of grant and (b) one year from the date of exercise, then any gain or loss recognized by the participant on the sale of such Shares will be treated as a long-term capital gain or loss, and the company will not be entitled to any deduction for federal income tax purposes. If the Shares acquired are not held for these minimum periods, then the participant will be required to recognize ordinary income in the year of the disposition to the extent that the Fair Market Value of the Shares on the date of disposition exceeds the exercise price for the shares. We generally will be entitled to a deduction for federal income tax purposes equal to the amount the participant is required to recognize as ordinary income.

A participant who receives Awards payable in cash or Restricted Stock, Restricted Stock Units or Performance Awards payable in stock, will not recognize income for federal income tax purposes until the Awards are settled. At that time, the participant will recognize ordinary income on the amount of cash received or, for Awards delivered in Shares, the excess of (a) the Fair Market Value of the Shares on the settlement date over (b) the amount, if any, paid for the Shares. We will be entitled to take a tax deduction in an amount equal to the ordinary income recognized by the participant.

The Plan allows the Committee to permit the transfer of Awards in limited circumstances. See “Transferability of Awards” above. For income and gift tax purposes, certain transfers of nonqualified stock options and Stock Appreciation Rights generally should be treated as completed gifts, subject to gift taxation.

An employee participant will be subject to withholding for federal and, if applicable, state and local, income taxes at the time the participant recognizes income under the rules described above with respect to Shares or cash received. As such, we will have the right to make all payments or distributions to a participant net of any taxes required to be paid at such time. We will have the right to withhold from wages or other amounts otherwise payable such withholding taxes as may be required by law, to otherwise require the participant to pay such withholding taxes or to take such other action as may be necessary to satisfy such withholding obligations. Non-employee directors are not subject to withholding by us and must make their own arrangements for satisfying any tax obligations they may have in connection with the grant or exercise of an Award under the Plan.

Internal Revenue Code Section 409A imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation, as defined in Section 409A, under a plan that fails to satisfy certain requirements. Awards made pursuant to the Plan are designed to comply with the requirements of Section 409A to the extent such Awards are not exempt from coverage. However, if the Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest and may, in certain cases, be required to file an amended tax return for prior tax years with respect to such taxes and interest.

New Plan Benefits

As described above, the selection of officers, employees and non-employee directors who will receive awards under the Plan and the size and types of awards will be determined by the Committee in its discretion. Therefore, the amount of any future awards under the Plan, if the proposed amendment is approved by the shareholders, is not yet determinable and it is not possible to predict the benefits or

Tenet 2014 Proxy Statement	75

PROPOSAL 3—AMENDMENT OF 2008 STOCK INCENTIVE PLAN (CONTINUED)

amounts that will be received by, or allocated to, particular individuals or groups of employees. Please see the Grants of Plan-Based Awards During 2013 table on page 52 for information on awards granted in 2013.

Shareholder Approval

This proposal will be approved under the Amended and Restated Bylaws and NYSE rules (which contain separate approval requirements with respect to this proposal) if a majority of the votes cast are in favor of the proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not change the number of votes cast for or against the proposal. However, for purposes of approval under NYSE rules, abstentions are treated as votes cast, and, therefore, will have the same effect as an “against” vote. Unless marked to the contrary, proxies will be voted FOR the approval of the Fifth Amended and Restated 2008 Stock Incentive Plan.

The Board recommends that shareholders vote FOR the approval of the Fifth Amended and Restated 2008 Stock Incentive Plan.

76	Tenet 2014 Proxy Statement

PROPOSAL 4—RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the company’s independent registered public accounting firm retained to audit the company’s financial statements. The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accountants for the year ending December 31, 2014. Deloitte has been retained as the company’s independent auditor since 2007. Deloitte is familiar with our operations, and the Audit Committee is satisfied with Deloitte’s reputation in the auditing field, its personnel, its professional qualifications and its independence. The Audit Committee is responsible for the audit fee negotiations associated with the retention of Deloitte. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent audit firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its Chair are involved in the selection of Deloitte’s new lead engagement partner. The members of the Audit Committee believe that the continued retention of Deloitte to serve as the company’s independent auditor is in the best interests of the company and its shareholders.

Deloitte representatives will attend the Annual Meeting and respond to questions where appropriate. Such representatives may make a statement at the Annual Meeting should they so desire.

Shareholder Approval

We are submitting the selection of the independent registered public accountants for shareholder ratification as a matter of good corporate governance. Ratification of the selection of the independent registered public accountants by the shareholders requires that the votes cast in favor of ratification exceed the votes cast opposing ratification. If a favorable vote is not obtained, the Audit Committee may reconsider the selection of Deloitte. Even if the selection is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the company and its shareholders. Unless marked to the contrary, proxies will be voted FOR the ratification of the selection of Deloitte as our independent registered public accountants.

The Board recommends that shareholders vote FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants.

Tenet 2014 Proxy Statement	77

OTHER INFORMATION

Date for Receipt of Shareholder Proposals

Shareholder Proposals Submitted Pursuant to SEC Rule 14a-8 for Inclusion in Next Year’s Proxy Statement. To be considered for inclusion in next year’s proxy statement, shareholder proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business (5:00 p.m. Central Time) on November 28, 2014. Proposals should be addressed to Paul A. Castanon, Corporate Secretary, Tenet Healthcare Corporation, 1445 Ross Avenue, Suite 1400, Dallas, Texas 75202. Our Nominating and Corporate Governance Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals. We will determine whether or not to include any proposals in the proxy statement in accordance with applicable law, including SEC regulations.

Other Shareholder Business for Presentation at Next Year’s Annual Meeting. Our bylaws require that any shareholder wishing to nominate a candidate for director or to propose other business at the next annual meeting (other than proposals submitted pursuant to the SEC’s Rule 14a-8) must give us written notice between January 8, 2015 and February 7, 2015, unless the 2015 annual meeting is called for a date that is not within 30 days before or after the anniversary of the 2014 annual meeting, in which case notice must be received not later than the close of business on the tenth day following the day on which we make a public announcement of the date of the annual meeting. The notice must comply with the requirements of our bylaws, which may be found on our corporate website at www.tenethealth.com (follow the Investors, Corporate Governance links), and any applicable law. Any such business should be addressed to Paul A. Castanon, Corporate Secretary, Tenet Healthcare Corporation, 1445 Ross Avenue, Suite 1400, Dallas, Texas 75202. Any proposal or nomination that is not timely received by our Corporate Secretary or otherwise does not meet the requirements set forth in our bylaws will not be considered at the next annual meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such proposal or nomination.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than ten percent of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. To our knowledge, during 2013 all persons subject to these reporting requirements have filed the required reports on a timely basis under Section 16. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representations of our directors and executive officers.

Annual Report on Form 10-K

We will provide to shareholders by mail, without charge, a copy of our Annual Report on Form 10-K. To request a copy of the Annual Report on Form 10-K, you should write to Tenet Healthcare Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

78	Tenet 2014 Proxy Statement

APPENDIX A

FIFTH AMENDED AND RESTATED TENET

HEALTHCARE CORPORATION

2008 STOCK INCENTIVE PLAN

(As Amended and Restated Effective February 26, 2014)

Tenet Healthcare Corporation (the “Company”), a Nevada corporation, hereby establishes and adopts the following Fifth Amended and Restated Tenet Healthcare 2008 Stock Incentive Plan (the “Plan”). The Plan was originally approved by the Company’s shareholders on May 8, 2008. The Company amended and restated the Plan effective December 31, 2008 to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended. Effective February 24, 2010, the Company amended and restated the Plan and authorized an additional 21,300,000 (pre reverse-split) shares of Company common stock to be available for equity grants under the Plan, subject to the approval of the Company’s shareholders. The Company’s shareholders approved such additional shares on May 5, 2010. Effective May 5, 2010, the Compensation Committee also amended the Plan to clarify the minimum vesting requirements applicable to Restricted Stock Awards, Restricted Stock Units Awards and Other Share-Based Awards made to new hires. Effective May 9, 2012, the Company further amended and restated the Plan to clarify certain Change in Control provisions and revise the treatment of Awards for certain termination events. The Compensation Committee further amended and restated the Plan effective October 10, 2012 to adjust the share limit and the individual annual award limits under the Plan to give effect to the 1-for-4 reverse stock split effective October 10, 2012. On October 1, 2013, 4,514,403 shares of Company common stock, which shares correspond to an equivalent number of shares previously available for issuance pursuant to the Vanguard Health Systems, Inc. 2011 Stock Incentive Plan, were assumed and made available for issuance under the Plan in accordance with Section 3.1(c) of the Plan in connection with the Company’s acquisition of Vanguard Health Systems, Inc. The Compensation Committee further amended and restated the Plan effective February 26, 2014 to adjust the ratio used for counting Awards issued under the Plan and the individual annual award limits under the Plan, renounce the availability for further Awards funded by the Vanguard Shares upon shareholder approval thereof, authorize an additional 4,200,000 shares of Company common stock to be available for Awards under the Plan to all employees and directors of the Company and its Subsidiaries, and extend the term of the Plan, subject to the approval of the Company’s shareholders.

1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees and directors of the Company and its Subsidiaries who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

2.1 “Affiliate” means a corporation that is a member of a controlled group of corporations (as defined in section 414(b) of the Code) that includes the Company, any trade or business (whether or not incorporated) that is in common control (as defined in section 414(c) of the Code) with the Company, or any entity that is a member of the same affiliated service group (as defined in section 414(m) of the Code) as the Company.

2.2 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or cash granted pursuant to the provisions of the Plan.

2.3 “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.

2.4 “Board” shall mean the board of directors of the Company.

Tenet 2014 Proxy Statement	A-1

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

2.5 “Cause” shall have the following meaning:

(a) When used in connection with a Qualifying Termination occurring during a Participant’s Protection Period, the same meaning as set forth in Section 2.1(f)(2) of the ESP.

(b) When used in connection with a Qualifying Termination not occurring during a Participant’s Protection Period:

(i) For any Participant who is a “Covered Executive” under the ESP, the same meaning as set forth in Section 2.1(f)(1) of the ESP.

(ii) For any Participant who is not a “Covered Executive” under the ESP, “Cause” shall mean a Participant’s:

(A) dishonesty;

(B) fraud;

(C) willful misconduct;

(D) breach of fiduciary duty;

(E) conflict of interest;

(F) commission of a felony;

(G)	material failure or refusal to perform his or her job duties in accordance with Company policies;

(H)	a material violation of Company policy that causes harm to the Company or an Affiliate;

(I)	other wrongful conduct of a similar nature and degree; or

(J)	sustained unsatisfactory performance which is not improved after Participant has been provided with a reasonable opportunity to improve his or her performance in accordance with the Company’s standard policies and procedures.

(c) A Participant will not be deemed to have been terminated for Cause pursuant to Section 2.5(a) or Section 2.5(b) above, as applicable, unless and until there has been delivered to the Participant written notice that the Participant has engaged in conduct constituting Cause. The determination of Cause will be made by the Committee with respect to any Participant who is employed as the Chief Executive Officer of the Company (“CEO”), by the CEO (or an individual acting in such capacity or possessing such authority on an interim basis) with respect to any Participant who is employed as the Chief Operating Officer of the Company (the “COO”), the Chief Financial Officer of the Company (the “CFO”), the General Counsel of the Company (“GC”), an Executive Vice President (“EVP”) of the Company, a Senior Vice President or the equivalent thereof of the Company (collectively “SVP”) or a Vice President of the Company (“VP”) and by the COO (or an individual acting in such capacity or possessing such authority on an interim basis) with respect to any Participant who is employed as a Hospital Chief Executive Officer (“Hospital CEO”) or any other Participants. A Participant who receives written notice that he has engaged in conduct constituting Cause, will be given the opportunity to be heard (either in person or in writing as mutually agreed to by the Participant and the Committee, CEO or COO, as applicable) for the purpose of considering whether Cause exists. If it is determined either at or following such hearing that Cause exists, the Participant will be notified in writing of such determination within five (5) business days.

2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Change in Control” shall have the same meaning as set forth in the definition of “Change of Control” in the ESP.

2.8 “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of

A-2	Tenet 2014 Proxy Statement

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded).

2.9 “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.10 “Director” shall mean a non-employee member of the Board.

2.11 “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.12 “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.13 “ESP” shall mean the Tenet Executive Severance Plan, as amended from time to time.

2.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15 “Executive Officer” shall mean an officer of the Company within the meaning of the rules under Section 16 of the Exchange Act.

2.16 “Fair Market Value” shall mean the per Share closing price of the Shares as reported on the New York Stock Exchange as of the relevant date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the New York Stock Exchange, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the New York Stock Exchange or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion.

2.17 “Good Reason” shall have the following meaning:

(a) When used in connection with a Qualifying Termination occurring during a Participant’s Protection Period, the same meaning as set forth in Section 2.1(x)(2) of the ESP.

(b) When used in connection with a Qualifying Termination not occurring during a Participant’s Protection Period, for any Participant who is a “Covered Executive” under the ESP, the same meaning as set forth in Section 2.1(x)(1) of the ESP.

(c) For purposes of this Section 2.17, references to “Employer” in the ESP with respect to any Participant means the Company or an Affiliate employing such Participant.

2.18 “Limitations” shall have the meaning set forth in Section 10.6.

2.19 “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.20 “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.21 “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.22 “Payee” shall have the meaning set forth in Section 13.3.

2.23 “Performance Award” shall mean any Award of Performance Cash or Performance Share Units granted pursuant to Article 9.

2.24 “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.25 “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

Tenet 2014 Proxy Statement	A-3

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

2.26 “Performance Share Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.27 “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.28 “Plan Administrator” shall mean the individual or committee appointed by the Committee to handle the day-to-day administration of the Plan. If the Committee does not appoint an individual or committee to serve as the Plan Administrator, the Committee will be the Plan Administrator.

2.29 “Protection Period” shall mean:

(a) with respect to a Participant who is not a “Covered Executive” under the ESP, the period beginning on the date of the Change in Control and ending twenty-four (24) months following the occurrence of a Change in Control; and

(b) with respect to a Participant who is a “Covered Executive” under the ESP, the same period as set forth in the ESP, and as it may be amended from time to time.

2.30 “Qualifying Termination” means a Participant’s “separation from service” (within the meaning of section 409A of the Code) by reason of:

(a) the involuntary termination of a Participant’s employment by the Company (or Subsidiary) without Cause, or

(b) the Participant’s resignation from the employment of the Company (or Subsidiary) for Good Reason;

provided, however, that a Qualifying Termination will not occur by reason of the divestiture of a Subsidiary or an Affiliate with respect to a Participant employed by such Subsidiary or an Affiliate who is offered a comparable position with the purchaser and either declines or accepts such position.

2.31 “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.32 “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.33 “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery, as the Committee shall determine, of cash, Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.34 “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.35 “Shares” shall mean the shares of common stock of the Company, par value $0.05 per share.

2.36 “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.37 “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.38 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future

A-4	Tenet 2014 Proxy Statement

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.39 “Vesting Period” shall have the meaning set forth in Section 7.1.

3. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to the adjustment provided for in Section 12.2, a total of 18,275,000 Shares shall be authorized for grant under the Plan (i.e., the sum of (i) 8,750,000 Shares originally authorized in 2008; (ii) an additional 5,325,000 Shares authorized in 2010, both as adjusted to reflect the 1-for-4 reverse stock split effective October 10, 2012; and (iii) an additional 4,200,000 Shares authorized in 2014). Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights granted on or prior to March 12, 2014 shall be counted against this limit as one and two-tenths (1.2) Shares for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights granted after March 12, 2014 shall be counted against this limit as one and sixty-five hundredths (1.65) Shares for every one (1) Share granted.

(b) If (i) any Shares subject to an Award are forfeited, cancelled or expire or (ii) an Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, cancellation, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (A) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (B) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right, and (C) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant under Section 10.6. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination. On October 1, 2013, in connection with the Company’s acquisition of Vanguard Health Systems, Inc. (“Vanguard”) pursuant to that certain Agreement and Plan of Merger dated as of June 24, 2013, 4,514,403 Shares (the “Vanguard Shares”), corresponding to an equivalent number of shares previously available for granted under Vanguard’s stock incentive plan, were made available for issuance pursuant to Awards under this Section 3.1(c). From and after March 12, 2014, no further Awards shall be made pursuant to this Section 3.1(c) with respect to the Vanguard Shares, which Vanguard Shares shall not be considered available for issuance pursuant to Awards granted under the Plan after March 12, 2014.

(d) Any Shares that again become available for grant pursuant to this Article shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights under the Plan, (ii) as one and two-tenths (1.2) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan on or prior to March 12, 2014 or (iii) as one and sixty-five hundredths (1.65) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan after March 12, 2014.

Tenet 2014 Proxy Statement	A-5

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

(e) No Award may be granted if the number of Shares to be delivered in connection with such Award exceeds the number of Shares remaining available under this Plan minus the number of Shares issuable in settlement of or related to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

3.2 Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1 Eligibility. Any Employee or Director shall be eligible to be selected by the Committee as a Participant.

4.2 Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances, Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents and the time and form of payment of such Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, the determination of the Directors to whom Awards may be granted, the time(s) at which Awards may be granted to Directors and the number of Shares subject to Awards to Directors shall be made by the Board.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Shares are traded), the Committee may delegate to one or more Executive Officers or a committee of Executive Officers the right to grant Awards to Employees who are not Directors or Executive Officers of the Company, the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or Executive Officers of the Company and the authority to take any of the other actions described in Section 4.2(a).

(d) The Committee may appoint the Plan Administrator, who will have the responsibility and duty to administer the Plan on a daily basis. The Committee may remove the Plan Administrator with or without cause at any time. The Plan Administrator will have all the day-to-day responsibilities of administering the Plan but for those duties retained by the Committee as set forth above in Section 4.2(c) and not otherwise delegated to such Plan Administrator.

A-6	Tenet 2014 Proxy Statement

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

5. OPTIONS

5.1 Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2 Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Such Award Agreement shall be exempt from the requirements of Code Section 409A. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3 Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4 Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability.

5.5 Minimum Vesting Period. Except for Substitute Awards and in certain limited situations determined by the Committee (including the death, disability or retirement of the Participant and a Change in Control), Options shall have a vesting period of not less than one (1) year from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer; or (ii) grants of Options in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum vesting period requirements, the Committee may, in its sole discretion, waive the vesting period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum vesting period requirements of this Section shall not apply to Options granted to Directors.

5.6 Exercise of Options.

(a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement or in this Plan) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b) If an Employee voluntarily resigns his employment with the Company or a Subsidiary, then any vested Options will remain exercisable for ninety (90) days thereafter unless by their terms they expire sooner. During said period, such Options may be exercised in accordance with their terms, but only to the extent exercisable on the date of termination of employment.

(c) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the

Tenet 2014 Proxy Statement	A-7

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker except by Executive Officers), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.7 Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.8 Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be the number of Shares set forth in the first sentence of Section 3.1(a), subject to adjustments provided for in Section 12.2. Incentive stock options shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. In addition, the Fair Market Value of Shares subject to an incentive stock option and the aggregate Fair Market Value of Shares of any parent corporation or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock option (within the meaning of Section 422 of the Code)) of the Company or a parent corporation or a subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the incentive stock options are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

6. STOCK APPRECIATION RIGHTS

6.1 Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares, or any combination thereof.

A-8	Tenet 2014 Proxy Statement

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

(c) The Award Agreement evidencing a grant of Stock Appreciation Rights shall be exempt from the requirements of Code Section 409A.

(d) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(e) The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years except in the event of death or disability.

(f) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

(g) Except for Substitute Awards and in certain limited situations determined by the Committee (including the death, disability or retirement of the Participant and a Change in Control), Stock Appreciation Rights shall have a vesting period of not less than one (1) year from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer; or (ii) grants of Stock Appreciation Rights in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum vesting period requirements, the Committee may, in its sole discretion, waive the vesting period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum vesting period requirements of this Section shall not apply to Stock Appreciation Rights granted to Directors.

(h) The Committee may impose such other terms and conditions on Stock Appreciation Rights granted in conjunction with any Award as the Committee shall determine in its sole discretion.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2 Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. Such Award Agreement shall either comply with, or be exempt from, the requirements of Code Section 409A. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant

7.3 Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving

Tenet 2014 Proxy Statement	A-9

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

7.4 Minimum Vesting Period. Except for Substitute Awards and in certain limited situations determined by the Committee (including the death, disability or retirement of the Participant and a Change in Control), Restricted Stock Awards and Restricted Stock Unit Awards subject solely to continued service with the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, provided that such grants together with grants under Section 8.3(i) shall not exceed 5% of the number of Shares authorized for Awards under Section 3.1; or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. Restricted Stock Awards and Restricted Stock Unit Awards subject to the achievement of performance objectives shall have a minimum Vesting Period of one (1) year. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Code Section 162(m), waive the Vesting Period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors.

7.5 Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8. OTHER SHARE-BASED AWARDS

8.1 Grants. Other Awards of Shares and other Awards that are valued by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2 Award Agreements. The terms of Other Share-Based Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. Such Award Agreement shall either comply with, or be exempt from, the requirements of Code Section 409A. The terms of such Awards need not be the same with respect to each Participant.

8.3 Minimum Vesting Period. Except for Substitute Awards and in certain limited situations determined by the Committee (including the death, disability or retirement of the Participant and a Change in Control), Other Share-Based Awards subject solely to continued service with the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, provided that such grants together with grants under Section 7.4(i) shall not exceed 5% of the number of Shares authorized for Awards under Section 3.1; or (ii) grants of Other Share-Based Awards in payment of Performance Awards and other earned cash-based incentive compensation. Other Share-Based Awards subject to the achievement of performance objectives shall have a minimum Vesting Period of one (1) year. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the Vesting Period and any other

A-10	Tenet 2014 Proxy Statement

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors.

8.4 Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, or any combination thereof in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS

9.1 Grants. Performance Awards in the form of Performance Cash or Performance Share Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2 Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. Such Award Agreement shall either comply with, or be exempt from, the requirements of Code Section 409A. The terms of Performance Awards need not be the same with respect to each Participant.

9.3 Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than twelve (12) months. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4 Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, or any combination thereof in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10. CODE SECTION 162(m) PROVISIONS

10.1 Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2 Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following:

(a) Basic or diluted earnings per share of common stock, which may be calculated as income calculated in accordance with Section 10.2(d), divided by (x) the weighted average number of shares, in the case of basic earnings per share, and (y) the weighted average number of shares and share equivalents of common stock, in the case of diluted earnings per share;

(b) Cash flow, which may be calculated or measured in any manner specified by the Committee;

Tenet 2014 Proxy Statement	A-11

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

(c) Economic value added, which is after-tax operating profit less the annual total cost of capital;

(d) Income, which may include, without limitation, net income, operating income, volume measures (e.g., admissions or visits) and expense control measures, and which and may be calculated or measured before or after income taxes, including or excluding interest, depreciation and amortization, minority interests, extraordinary items and other material non-recurring items, discontinued operations, the cumulative effect of changes in accounting policies and the effects of any tax law changes;

(e) Quality of service and/or patient care, which may be measured by the extent to which the Company achieves pre-set quality objectives including, without limitation, patient, physician and/or employee satisfaction objectives;

(f) Business performance or return measures (consisting of market share, debt reduction, return on assets, capital, equity, or sales), which may be calculated or measured in any manner specified by the Committee;

(g) The price of the Company’s common or preferred stock (including, but not limited to, growth measures and total shareholder return), which may be calculated or measured in any manner specified by the Committee; or

(h) Any of the above Performance Criteria, determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies deemed by the Committee to be comparable to the Company.

Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. As and to the extent permitted by Section 162(m) of the Code, in the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, (ii) a natural disaster or other significant unforeseen event that materially impacts the operation of the Company, (iii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (iv) any material change in accounting policies or practices affecting the Company and/or the performance goals, then, to the extent any of the foregoing events was not anticipated at the time the performance goals were established, the Committee may make adjustments to the performance goals, based solely on objective criteria, so as to neutralize the effect of the event on the applicable Award.

10.3 Timing for Establishing Performance Criteria. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Awards, or at such other earlier date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

10.4 Settlement and Adjustments. The Committee shall at the end of the applicable Performance Period, determine whether the applicable performance goals were satisfied and the amount payable with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award. Notwithstanding any provision of the Plan (other than Article 11), with respect to any such Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award; provided, however, that no such adjustment shall be made if it would cause the Plan or an Award to fail to comply with or be exempt from the requirements of Section 409A of the Code. The Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant, in the event of a Change in Control, or as otherwise determined by the Committee in special circumstances, subject to the requirements of Section 162(m) of the Code. All such determinations by the Committee shall be in writing and the Committee may not delegate any responsibility relating to Awards subject to this Section 10.

10.5 Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

A-12	Tenet 2014 Proxy Statement

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

10.6 Limitations on Grants to Individual Participants. Subject to adjustment as provided for in Section 12.2, no Participant may with respect to Awards that are intended to comply with the performance-based exception under Code Section 162(m) (i) be granted Options or Stock Appreciation Rights during any period of five consecutive fiscal years with respect to more than an average of 375,000 Shares per year over such five consecutive fiscal year period, and (ii) earn more than an average of 375,000 Shares per year under Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any period of five consecutive fiscal years and are denominated in Shares (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any period of five consecutive fiscal years with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is an annual average of $7,500,000 during such five consecutive fiscal year period. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11. CHANGE IN CONTROL PROVISIONS

11.1 Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company: (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (b) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

11.2 Assumption or Substitution of Certain Awards.

(a) Unless otherwise provided in an Award Agreement or the ESP, with respect to a Participant who is a “Covered Executive” under the ESP, or, to the extent applicable, prohibited by Section 162(m) of the Code, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, if a Participant incurs a Qualifying Termination with such successor company (or a subsidiary thereof) within the Protection Period (or such other period set forth in the Award Agreement, including a period prior thereto if applicable) and under the circumstances specified in the Award Agreement, then the following shall occur: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest (i.e., immediately vest on the termination date), become fully exercisable, and may thereafter be exercised for twenty-four (24) months (or the period of time set forth in the Award Agreement), but in any event no later than the date of the expiration of the term of such Award), (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested on the termination date, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable, to the full extent of the original grant, on the termination date. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received

Tenet 2014 Proxy Statement	A-13

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in an Award Agreement or the ESP, with respect to a Participant who is a “Covered Executive” under the ESP, or, to the extent applicable, prohibited by Section 162(m) of the Code, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable as of the date of the Change in Control, (ii) restrictions, limitations and other conditions on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested as of the date of the Change in Control, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable, to the full extent of the original grant, as of the date of the Change in Control.

(c) The Committee, in its discretion, and to the extent applicable, consistent with Section 162(m) of the Code, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

12. GENERALLY APPLICABLE PROVISIONS

12.1 Amendment and Termination of the Plan. The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Committee may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Committee may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, Section 6.2(e) or Section 6.2(f) (regarding changes in the exercise price of Options and Stock Appreciation Rights), (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(e), or (f) increase the limitations set forth in Section 10.6. The Committee may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall impair in any material respect the rights of a Participant under any Award previously granted without such Participant’s consent except as required to comply with applicable securities laws or Section 409A of the Code.

A-14	Tenet 2014 Proxy Statement

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

12.2 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that no such adjustment or other substitution shall be made if it would cause the Plan or an Award to fail to comply with or be exempt from the requirements of Section 409A of the Code and provided, further, that the number of Shares subject to any Award shall always be a whole number.

12.3 Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, (iv) for charitable donations or (v) pursuant to a domestic relations order entered or approved by a court of competent jurisdiction; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4 Termination of Employment. Subject to Article 11, the Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will (i) in the case of Options or Stock Appreciation Rights, continue to be or become exercisable and, if so, the terms of exercise, and (b) in the case of Restricted Stock, Restricted Stock Units, Performance Awards or Other Share-Based Awards, cease to be subject to any applicable restrictions, limitations and other conditions, and if so, the timing of the removal of such restrictions, limitations and conditions, after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5 Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Such procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of deferred payments denominated in Shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares

Tenet 2014 Proxy Statement	A-15

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such Dividend Equivalents (if any) shall be either (a) be paid with respect to such Award on the dividend payment date in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends or (b) be deferred and the amount or value thereof automatically reinvested in additional Shares, other Awards or otherwise reinvested and may provide that such Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award; provided, however, that in no event shall any Dividend Equivalents be paid with respect to an Award subject to performance-based vesting conditions until (and only to the extent) such conditions have been satisfied.

13. MISCELLANEOUS

13.1 Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2 Other Benefit Plans. In the event that a provision of any other plan or benefit program of the Employer is more favorable to a Participant with respect to the treatment of any Award upon termination of employment or in connection with a Change in Control than the provisions contained in this Plan or an applicable Award Agreement, the provisions of such other plan or benefit program will control.

13.3 Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

13.4 Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.5 Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

A-16	Tenet 2014 Proxy Statement

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

13.6 Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

13.7 Stop-Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.8 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.9 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.10 Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.11 Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.12 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.13 Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Nevada, without reference to principles of conflict of laws, and construed accordingly.

Tenet 2014 Proxy Statement	A-17

APPENDIX A FIFTH AMENDED AND RESTATED TENET HEALTHCARE CORPORATION 2008 STOCK INCENTIVE PLAN (CONTINUED)

13.14 Effective Date of Plan; Termination of Plan. The Plan was originally effective on May 8, 2008, the date of the first approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. This amendment and restatement of the Plan shall also be subject to the approval by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. This amendment and restatement of the Plan shall be null and void and of no effect if the foregoing condition is not fulfilled. Awards may be granted under the Plan at any time and from time to time on or prior to February 26, 2024, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.15 Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.16 Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.17 Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

A-18	Tenet 2014 Proxy Statement

APPENDIX B

RECONCILIATION OF ADJUSTED EBITDA

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, net of tax, (2) net loss (income) attributable to noncontrolling interests, (3) preferred stock dividends, (4) income (loss) from discontinued operations, net of tax, (5) income tax benefit (expense), (6) investment earnings (loss), (7) gain (loss) from early extinguishment of debt, (8) net gain (loss) on sales of investments, (9) interest expense, (10) litigation and investigation (costs) benefit, net of insurance recoveries, (11) hurricane insurance recoveries, net of costs, (12) impairment and restructuring charges and acquisition-related costs, and (13) depreciation and amortization. The company’s adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term to adjusted EBITDA, is set forth in the table below for the twelve months ended December 31, 2013 and 2012.

Tenet 2014 Proxy Statement	B-1

APPENDIX B RECONCILIATION OF ADJUSTED EBITDA (CONTINUED)

Reconciliation of Adjusted EBITDA to Net Income Attributable

to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

(Dollars in millions)	Year Ended December 31,
	2013	2012
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(134)	$141
Less: Net (income) loss attributable to noncontrolling interests	(30)	19
Preferred stock dividends	—	(11)
Loss from discontinued operations, net of tax	(11)	(76)
Income (loss) from continuing operations	(93)	209
Income tax (expense) benefit	65	(125)
Investment earnings	1	1
Loss from early extinguishment of debt	(348)	(4)
Interest expense	(474)	(412)
Operating income	663	749
Litigation and investigation costs	(31)	(5)
Impairment and restructuring charges, and acquisition-related costs	(103)	(19)
Depreciation and amortization	(545)	(430)

Adjusted EBITDA	$1,342	$1,203

B-2	Tenet 2014 Proxy Statement

1445 Ross Avenue

Dallas, Texas 75202

TENET HEALTHCARE CORPORATION
1445 ROSS AVENUE
SUITE 1400
DALLAS, TX 75202

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M71111-P50361 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TENET HEALTHCARE CORPORATION

The Board of Directors recommends a vote FOR the following nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. John Ellis "Jeb" Bush	☐	☐	☐
1b. Trevor Fetter	☐	☐	☐
1c. Brenda J. Gaines	☐	☐	☐
1d. Karen M. Garrison	☐	☐	☐
1e. Edward A. Kangas	☐	☐	☐
1f. J. Robert Kerrey	☐	☐	☐
1g. Richard R. Pettingill	☐	☐	☐
1h. Ronald A. Rittenmeyer	☐	☐	☐
1i. James A. Unruh	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

The Board of Directors recommends a vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Proposal to approve, on an advisory basis, the company's executive compensation.	☐	☐	☐
3. Proposal to approve the Fifth Amended and Restated Tenet Healthcare 2008 Stock Incentive Plan.	☐	☐	☐
4. Proposal to ratify the selection of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2014.	☐	☐	☐

Please sign as your name(s) appear(s) on this proxy card. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a company, please sign the full company name by a duly authorized officer. If shares are held jointly, each shareholder should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

M71112-P50361

TENET HEALTHCARE CORPORATION
This proxy is solicited by the Board of Directors
Annual Meeting of Shareholders
May 8, 2014 8:00 AM CDT

The undersigned hereby appoints Trevor Fetter, Audrey T. Andrews, and Paul A. Castanon, or any of them, proxies of the undersigned, with power of substitution, to represent the undersigned and to vote all shares of Tenet Healthcare Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 8, 2014, and any adjournments or postponements thereof, on the items set forth on the reverse hereof and on such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY AUTHORIZED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" THE LISTED NOMINEES IN ITEM 1 AND VOTED "FOR" ITEMS 2, 3 AND 4.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Address Change/Comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side